As filed with the Securities and Exchange Commission on December 18, 2015

Investment Company Act File No. 811-22358

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☐   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐                                           PRE-EFFECTIVE AMENDMENT NO.

☐                                           POST-EFFECTIVE AMENDMENT NO.

AND/OR

☒   REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒                                          AMENDMENT NO. 2

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

570 Lexington Avenue
New York, New York 10022-6837

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 702-3500

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

F. Michael Gozzillo
Chief Compliance Officer
City National Rochdale, LLC
570 Lexington Avenue
New York, New York 10022-6837

(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES OF COMMUNICATIONS TO:

Paul B. Raymond
Morgan, Lewis & Bockius, LLP
One Federal Street
Boston, Massachusetts 02110

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NO.		LOCATION IN OFFERING MEMORANDUM AND STATEMENT OF ADDITIONAL INFORMATION
1.	Outside Front Cover Page	Outside Front Cover Page
2.	Cover Page; Other Offering Information	Inside Front and Outside Back Cover Page; Table of Contents
3.	Fee Table and Synopsis	Summary of Fund Expenses; Summary; Fees and Expenses
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	Not Applicable
6.	Selling Shareholders	Not Applicable
7.	Use of Proceeds	Use of Proceeds
8.	General Description of the Registrant	Outside Front Cover Page; Summary; Investment Strategy
9.	Management	Management; Management of the Fund
10.	Capital Stock, Long-Term Debt, and Other Securities	Summary of Operating Agreement; Voting
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Legal Proceedings
13.	Table of Contents of the Statement of Additional Information	Table of Contents of SAI
14.	Cover Page of SAI	Cover Page (SAI)
15.	Table of Contents of SAI	Table of Contents (SAI)
16.	General Information and History	The Fund and the Offering; General (SAI)
17.	Investment Objective and Policies
Investment Strategy; About the Collateral, Receivables and the Underlying Settlements; Principal Risk Factors Relating to the Fund’s Structure; Principal Risk Factors Associated with Investing in the Portfolio Notes; Principal Risk Factors Relating to the Receivables; Information About the Portfolio Notes (SAI); Information About the Collateral (SAI); Additional Information Regarding Investment Practices (SAI); Additional Information on Investment Matters (SAI)

18.	Management	Management; Code of Ethics (SAI); Management of the Fund (SAI)
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities (SAI)
20.	Investment Advisory and Other Services	Management of the Fund (SAI); Investment Advisory and Other Services (SAI)
21.	Portfolio Managers	Management of the Fund; Portfolio Managers (SAI)
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices (SAI)
23.	Tax Status	Taxes; Tax Status (SAI)
24.	Financial Statements	Financial Statements (SAI)

Name:	Copy No.

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

570 Lexington Avenue
New York, New York 10022-6837

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Manager:

City National Rochdale, LLC

December 18, 2015

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

City National Rochdale Structured Claims Fixed Income Fund, LLC (formerly, Rochdale Structured Claims Fixed Income Fund, LLC) (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund’s investment objective is to seek a steady level of current income with low volatility through investment in promissory notes secured by certain interests related to structured legal settlements.  This Confidential Private Offering Memorandum (referred to herein as the “Offering Memorandum”) relates to this offering of units of interest (“Units”) in the Fund.1  The Units will be offered at net asset value plus a sales charge as described herein.  The Fund is not a complete investment program and is not currently intended to be offered to tax-exempt entities, retirement plans or similar accounts (including individual retirement accounts).

You should read this Offering Memorandum carefully before deciding to invest in Units.  In making an investment decision, an investor must rely on his, her or its own examination of the terms of the offering, including the merits and risks involved, of the Units described in this Offering Memorandum.

The Units will neither be listed on any securities exchange nor traded in a secondary market.  The Units are also subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Second Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “Operating Agreement”).  The Units are not redeemable at the option of its holders (“Unitholders”) nor will they be exchangeable for interests of any other fund.  As a result, an investor generally will not be able to sell or otherwise liquidate Units held.  Accordingly, the Units are appropriate only for those investors that can tolerate a significant degree of investment risk, including the risk that an investment in the Units will not be able to be sold or otherwise transferred until the Fund is liquidated.  The Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in accordance with an exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Accordingly, the Units will be available only to investors who are “accredited investors” within the meaning of such regulation.  No investor will be permitted to purchase Units unless a completed and executed subscription agreement is submitted to, and approved by, the Fund.  (See “Qualified Investors” in this Offering Memorandum.)  Additionally, investors that purchase Units of the Fund will be bound by the terms and conditions of the Operating Agreement, including limits on transferability of the Units.  A copy of a form of the Operating Agreement is attached as Appendix A to this Offering Memorandum; the material terms of that agreement are described in this Offering Memorandum.

An investment in the Fund should be considered speculative and entails substantial risk.

This Offering Memorandum provides information that an investor should know about the Fund before investing.  You are advised to read this Offering Memorandum carefully and to retain it for future reference.  Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated as of the same date as this Offering Memorandum, has been filed with the U.S. Securities and Exchange Commission (the “SEC”).  Copies of the Fund’s annual report and semi-annual report to Unitholders will be distributed to Unitholders within sixty (60) days of the end of each such fiscal period.  Prospective investors may request a copy of the SAI, the annual report to shareholders and the semi-annual report to shareholders without charge by writing to the Fund’s Distributor:  RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837; or by calling the Distributor at 1-212-702-3500.  The SAI is incorporated by reference into this Offering Memorandum in its entirety; the table of contents of the SAI appears at the end of this Offering Memorandum.  You can obtain the Offering Memorandum, the SAI, and other information about the Fund, on the SEC’s website (http://www.sec.gov).  The Fund does not make its Offering Memorandum, SAI, annual report or semi-annual report available over its own internet site because it is a private offering not available to the general public.

Neither the SEC nor any state securities commission has determined whether this Offering Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy the securities to which this Offering Memorandum relates.  Any representation to the contrary is a criminal offense.

1           “Unit” or “Units” refers to an investor’s limited liability company interest in the Fund.

i

The Units are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

Prospective investors should not construe the contents of this Offering Memorandum as legal, tax or financial advice.  Each prospective investor should consult with his, her or its own professional advisers as to the legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

This Offering Memorandum will not constitute an offer to sell or the solicitation of an offer to buy, and no sales of Units will be made, in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale.  No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Offering Memorandum.  This prospectus is qualified in its entirety by reference to the Operating Agreement.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement.

THE FUND’S DISTRIBUTOR IS RIM SECURITIES LLC AT 1-212-702-3500.

The date of this Offering Memorandum is December 18, 2015

ii

Offering Memorandum

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iii

SUMMARY OF FUND EXPENSES

The following fee table and hypothetical example summarize the aggregate expenses of the Fund and are intended to assist investors and prospective investors in understanding the various costs and expenses associated with investing in the Fund.  Each figure below relates to a percentage of the Fund’s average net asset value at month-end over the course of a year.

Member Transaction Expenses

Maximum Sales Charge (Load)1	2.00%
Maximum Sales Charge on Reinvested Dividends	None

Estimated Annual Expenses (as a percentage of net assets attributable to Units)

Investment Management Fee2	0.25%
Service Fee2	0.25%
Other Expenses3	0.71%
Total Annual Expenses4	1.21%

1	The sales charge is subject to waivers for certain types of investors. See “Purchase of Units.”

2	See “Management” and “Fees and Expenses” for additional information.

3	See “Fees and Expenses” for more information.

4
The Advisor has agreed to reimburse expenses to the extent necessary so that the Fund’s annualized expenses do not exceed 1.40% (the “Reimbursement Agreement”).  The Advisor is contractually obligated to reimburse expenses in accordance with the Reimbursement Agreement until May 12, 2016.  Thereafter, the Reimbursement Agreement will automatically renew for one-year terms and may be terminated by the Fund upon sixty (60) days prior written notice to the Advisor.  Subject to the Reimbursement Agreement, the Advisor will be entitled to recover expenses incurred by it on the Fund’s behalf during each of the Fund’s three fiscal years following the fiscal year in which such expenses were incurred.  The expense reimbursement arrangement will not apply to any taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, extraordinary expenses, including litigation of any kind, non-performance of the assets underlying the Portfolio Notes (as defined below), or costs associated with investment losses and/or impairment of collateral underlying the Portfolio Notes.  Such exclusions have no effect on the expenses table above.

The following hypothetical example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds.  The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown.  The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units.  See “Fees and Expenses” for a more complete description of the Fund’s costs and expenses.

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Based on the operating expenses listed above, you would pay the following expenses on a $1,000 investment (note, however, that this amount is solely for illustrative purposes, and Unitholders must generally maintain a minimum investment of $25,000), assuming a 5% annual return:5

1 Year	3 Years	5 Years	10 Years

$320	$573	$846	$1,625

5
Actual expenses may be higher or lower than the amounts shown in the fee table and, consequently, the actual expenses incurred by an investor may be greater or less than the amounts shown in the Example.  Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example.

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iv

SUMMARY

The following is a summary of the information included in this Offering Memorandum.  The summary does not contain all of the information that a prospective investor should consider before investing in the Fund and is qualified in its entirety by information included in the full Offering Memorandum.  Before investing, a prospective investor in the Fund should carefully read the more detailed information, including the merits and risks, appearing elsewhere in this Offering Memorandum and the Fund’s SAI and the terms and conditions of the Operating Agreement.  Investors who subscribe to this Offering should retain this Offering Memorandum.

THE FUND
The Fund is a Delaware limited liability company that is registered under the 1940 Act as a closed-end, non-diversified, management investment company.  The Fund is an appropriate investment only for those investors who can tolerate a significant degree of investment risk, including the risk that an investment will not be able to be sold or otherwise transferred until the Fund is liquidated.

No representation is made in this Offering Memorandum as to the suitability of purchasing any Units for any prospective investor.  Any prospective investor considering an investment in the Units should seek independent advice as to whether such investment is appropriate and suitable for such investor in view of the financial, liquidity, regulatory, tax, accounting or other considerations relevant to such investor.  The Fund is not intended to be a complete investment program.

THE OFFERING
This Offering Memorandum applies to the offering of Units of the Fund.  All such Units, when issued and paid in full, will be validly issued and fully paid and no holders of any such Units (“Unitholders”) are subject to any obligation to make any  additional contribution to the capital of the Fund.  Unitholders will have no preemptive or other rights to subscribe to any additional units or other securities.  The Units will be offered at net asset value plus a sales charge as described herein.  No Unitholder will have the right to require the Fund to redeem any Units.  Unitholders (sometimes referred to herein as “Members”) will be bound by the terms and conditions of the Fund’s Operating Agreement.

The Fund currently invests substantially all of its investable assets in the 8.10% Fixed Rate Note, Series 2009-A, which is represented by one certificate (herein, referred to as the “Portfolio Notes”), issued by a special purpose entity, Crescit Eundo Finance I, LLC (the “SPE”).  The sole member of the SPE is Peach Holdings, LLC.  (See “The Fund and the Offering” and “Investment Strategy” in this Offering Memorandum). Payment of principal and interest under the Portfolio Notes are secured by the right of certain companies affiliated with the SPE to receive certain cash payments (“Receivables”) from insurance companies (“Annuity Providers”) under the terms of a designated portfolio of structured legal settlements and certain other similar arrangements known as “owned annuities”.  Cash payments required to be made under the terms of the Underlying Settlements (as defined below under “Investment Objective and Strategy”) and related instruments to companies affiliated with the SPE or Peach Holdings, LLC are referred to in this Offering Memorandum as the “Receivables”.  (See “About the Collateral, Receivables and the Underlying Settlements” in this Offering Memorandum.)

Distributions paid to the Unitholders are expected to normally consist of both interest and return of capital due to the fact that the Portfolio Notes are repaid on an amortized basis.  (See “Taxes” in this Offering Memorandum and “Tax Status” in the SAI.)  The Portfolio Notes shall be payable and due on February 15, 2040.  The Fund will self-liquidate as soon as reasonably practicable following the date on which the Portfolio Notes are fully paid.  There can, however, be no assurance regarding the exact life of the Fund.  In particular, the Fund may sell some or all of the Portfolio Notes if, in the judgment of the Fund’s investment adviser, such a sale would be in the interests of the Fund or the Unitholders.

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USE OF PROCEEDS
The Fund invests the proceeds of the offering in the Portfolio Notes issued by the SPE as indicated above.  (See “Use of Proceeds” in this Offering Memorandum.)  Pending the investment of the proceeds in the Portfolio Notes, a portion of the proceeds of the offering may be invested in short-term, high quality debt securities or money market funds (hereinafter sometimes collectively referred to as “money market instruments”) or cash to meet operational needs.  Additionally, payments received by the Fund under the terms of the Portfolio Notes may also be held in such money market instruments, including money market funds.  The objective may not be achieved during any time in which investable assets are not substantially invested in accordance with the primary investment strategy.   (See “Investment Strategy - Other Investment Policies” in this Offering Memorandum.)

THE PORTFOLIO NOTES
The Portfolio Notes are direct obligations of the SPE.  The SPE’s only assets consist of certain interests in a Delaware statutory trust, which is in turn the owner of a pool of receivables assembled by Peachtree Settlement Funding, LLC (an affiliate of the SPE and Peach Holdings, LLC).  The SPE relies entirely on payments received from this pool of Receivables (referred to in this Offering Memorandum as the “Collateral Pool”) to meet its payment obligations to the Fund.  If an event of default occurs, the Fund will be entitled to take possession of the SPE’s interest in the Delaware statutory trust and the Collateral Pool.  This right is established under the terms of a pledge agreement between the SPE and the Fund.  The Fund’s interest in the Collateral Pool is recorded in accordance with applicable provisions of the Uniform Commercial Code and the Fund has been provided with an opinion of Richards, Layton & Finger, PA, special Delaware counsel to the SPE, to the effect that the Fund’s interest have been properly recorded.  (See “About the Collateral, Receivables and the Underlying Settlements,” in this Offering Memorandum.)  It should be noted, however that the Portfolio Notes are non-recourse with respect to Peach Holdings, LLC, which is the sole member of the SPE.  (See “Principal Risk Factors Associated with Investment in the Portfolio Notes – Conflict of Interest of Peach Holdings, LLC and/or Its Affiliates” in this Summary.)

MANAGEMENT OF THE FUND; FEES PAYABLE TO THE ADVISOR
City National Rochdale, LLC (formerly, Rochdale Investment Management LLC), a Delaware limited liability company, serves as investment adviser (the “Advisor”) of the Fund.  The Advisor is registered as an investment adviser with the SEC.  Under the terms of separate agreements with the Fund, the Advisor is responsible for providing investment advisory, management and certain administrative services to the Fund, and conducts relations with the service providers to the Fund.  The Fund’s Board of Managers (the “Board”) is responsible for general oversight of the business affairs of the Fund.  Any vacancy on the Board may be filled by the remaining members of the Board unless the requirements of the 1940 Act provide otherwise.  (See “Management” in this Offering Memorandum and “Management of the Fund” and Investment Advisory and Other Services” in the SAI.)

The Advisor provided the initial capital of $100,000 for the Fund and, as a result, holds 100 Units of the Fund.

Management Fee and Servicing Fee.  The Fund pays the Advisor an investment management fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, including assets attributable to the Advisor (or its affiliates).  The Fund also pays the Advisor a servicing fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, before giving effect to any repurchases of Units by the Fund, for providing certain oversight and other services.  The Fund pays the Advisor these management and servicing fees on a monthly basis, in arrears, on or before the tenth (10th) day of each calendar month, calculated on the total net asset value of the Fund as of the last business day of the preceding month.

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INVESTMENT OBJECTIVE AND STRATEGY
The Fund’s investment objective is to seek a steady level of current income with low volatility by purchasing the Portfolio Notes.  “Low volatility” in the objective means expected monthly net asset value fluctuations (after consideration for distributions of principal and interest) of Units are no greater than the annualized monthly ups and downs of the higher of:  (1) the return of the Barclays Capital Aggregate Bond Index plus 3%, or (2) 30% of the average annual return of the Standard & Poor’s 500-stock index over a three-year rolling period.  Under normal circumstances, the Fund will invest at least 80% of its net assets in fixed income securities.  This is a non-fundamental policy and may be changed by the Fund upon sixty (60) days’ prior written notice to Unitholders.

In the Advisor’s judgment, the risk of insolvency for insurance companies that serve as Annuity Providers in connection with structured legal settlements (as well as owned annuities) has, historically, been low.  The Fund’s recourse under the Portfolio Notes will be to Receivables related to a designated pool (previously defined as the “Collateral Pool”) of structured legal settlement agreements (the “Underlying Settlements”).  Prior to investing in the Portfolio Notes, the Fund received specific representations and warranties to the effect that each of the Receivables satisfied certain criteria (“Eligibility Criteria”) and that the pool as a whole also met certain overall criteria.  (See “Investment Strategy - Collateral Underlying the Portfolio Note” in this Offering Memorandum.)

There can be no assurance that the Fund’s investment objective will be achieved or that substantial losses will be avoided.  The investment objective of the Fund is not fundamental and may be changed by the Board of the Fund without the approval of the Unitholders. (See “Additional Information On Investment Matters” in the SAI.)

OTHER INVESTMENT POLICIES
The Fund may hold money market instruments or money market funds to ensure funds for operations (e.g., payment of fees and expenses and pending distribution of interest received on the Portfolio Notes to Unitholders).  Additionally, and although it is not currently expected to do so, the Fund may seek to reduce the interest rate risk by entering into swap or cap transactions if, in the judgment of the Advisor, such action would be in the interests of the Fund and consistent with applicable law.  Similarly, the Fund may borrow from banks or use other leverage techniques, although it does not currently intend to do so.  The use of swap and leverage techniques is a highly specialized activity that involves investment techniques and risks different from those associated with the Portfolio Notes themselves.  (See “Investment Strategy - Other Investment Policies” in this Offering Memorandum.)

ABOUT STRUCTURED LEGAL SETTLEMENTS
The following is a summary of structured settlements.  For more detailed information, please refer to “About the Collateral, Receivables and the Underlying Settlements”, in this Offering Memorandum.  As previously noted, the obligations of the SPE, as issuer of the Portfolio Notes, are secured by Receivables arising under the terms of the Underlying Settlements, each of which is a “structured legal settlement.”  A structured legal settlement is an arrangement in which a personal injury claimant (“Claimant”) is entitled to receive periodic payments over a period of years from a person or organization (“Tortfeasor”) against whom a claim was brought. Generally, these arrangements are based on a court approved agreement among the litigants (“Settlement Agreement”).

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A Tortfeasor (or its indemnity insurance provider) – referred to in this context as a “Settlement Counterparty” – may seek to satisfy its obligations under a Settlement Agreement by assigning its obligation to a third party “Assignment Company” (usually an affiliate of its insurance provider) for a sum that is at least sufficient to purchase an annuity contract that covers the periodic payments owed to the Claimant.  The Assignment Company then purchases an annuity from an insurance company (“Annuity Provider”) which names the Claimant as the recipient to whom the Annuity Provider makes periodic payments.  Provided the assignment satisfies certain sections of the Internal Revenue Code and is approved by a court, these transactions effectively release the Tortfeasor from its obligations under the Settlement Agreement and the Assignment Company becomes the new Settlement Counterparty.  The Assignment Company, as the substitute Settlement Counterparty, is typically the legal owner of the annuity contract so obtained (“Annuity Contract”) and usually retains all incidents of ownership other than the right to receive payments from the Annuity Provider, which remain with the Claimant.  In some cases, the settlement and assignment process results in the Claimant both owning the Annuity Contract and being entitled to the right to payment thereunder (sometimes referred to as “Owned Annuities”).

A Claimant may, however, seek to convert his or her rights to periodic payments to a lump-sum distribution.  A Claimant may do so by entering into a purchase agreement with a factoring agent or other financing entity (“Factor”).  Under such purchase agreements, the Factor will pay to the Claimant the agreed upon sum in exchange for the right to receive all or a portion of the future installment payments to which the Claimant is entitled.  The Annuity Provider will then be directed typically by court order to direct all payments to the Factor, which becomes, in effect, a designated payee under the terms of Annuity Contracts owned by the Settlement Counterparty; the Factor, in turn, assumes a servicing responsibility for ensuring that any sums to which the Claimant continues to be entitled are paid to the Claimant.

During recent years, investor interest in the cash flows represented by structured settlements has developed.  This has permitted Factors to sell or assign interests in these cash flows directly to investors while retaining the obligation to service payment flows.  Typical investors include insurance companies, financial institutions and other institutional investors, or special purpose investment entities, such as the SPE.

ABOUT THE FUND’S SECURITY INTEREST IN THE RECEIVABLES	The following is a general summary of the arrangements pursuant to which the Fund will, in the event of a default under the Portfolio Notes, have recourse to certain cash flows (such cash flows previously defined in this Offering Memorandum as the “Receivables”) generated by the Underlying Settlements. For further information, please refer to “Investment Strategy - Collateral Underlying the Portfolio Note” in this Offering Memorandum. Peach Holdings, LLC, through Peachtree Settlement Funding, LLC and other affiliates, is a Factor and the designated payee under the terms of the structured settlement arrangements. Both the SPE and Peachtree Settlement Funding, LLC are wholly-owned by Peach Holdings, LLC. To secure the obligations of the SPE under the Portfolio Note, Peach Holdings, LLC has caused the Receivables to be transferred by Peachtree Settlement Funding, LLC to a subaccount of a Delaware statutory trust. As of the date of this Offering Memorandum: (i) all of the assets of the subaccount are owned by the SPE; and (ii) all of the assets of the SPE have been pledged to the Fund. (See “About the Collateral, Receivables and the Underlying Settlements – Ownership and Servicing of the Collateral and Transaction Related Contracts” in this Offering Memorandum.)

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Relying on the Receivables to secure payments on the Portfolio Notes involves certain risks.  These include the risk that the SPE will fail to meet its obligations under the Portfolio Notes; the risk that affiliates of the SPE (upon which the SPE must rely for timely payment under the terms of the various assignment and pledge agreements) will fail to meet their respective obligations, or fail to do so in a timely manner; the risk that some or all of the Annuity Providers fail to meet their obligations under the Underlying Settlements or become insolvent; risks associated with changes in interest rates, inflation risk and other risks common to fixed-income instruments.  Except for certain rights against Peach Holdings, LLC and/or its affiliates contained in various agreements (“Transaction Related Contracts”) relating to the pledge of the Receivables for the benefit of the Fund, the Fund’s ability to hedge or otherwise mitigate such risks is limited to its ability to sell the Portfolio Notes to other investors.  Although a market may develop for the Portfolio Notes in the future, these instruments, as well as the Receivables securing them, are generally considered illiquid.  Market quotations are not readily available for the Portfolio Notes.  The Portfolio Notes are valued using a fair value technology adopted by the Fund’s Board.  Many factors may influence the price at which the Fund could sell the Portfolio Notes and the sales price the Fund could receive for the Portfolio Notes may differ significantly from the Fund’s valuation of the Portfolio Notes.  Valuing assets using a fair value methodology involves greater reliance on judgment than valuing assets based on the market quotations.  Finally, the Receivables are based on the integrity of individual files evidencing the terms of the underlying settlement agreements.  The value of the security interest in the Receivables depends on the security of the records relating to settlement agreements associated with the Receivables (“Settlement Records”).  While Settlement Records are maintained by banks that specialize in maintaining physical custody of such records, it is impossible to insure that some or all of such records will not be compromised during the terms of the Portfolio Notes.  These and other risks are set forth later in this Summary; see also, “Principal Risk Factors Associated with Investing in the Portfolio Notes” and “Principal Risk Factors Relating to the Receivables” in this Offering Memorandum.

Pursuant to the Transaction Related Contracts, Peachtree Settlement Funding, LLC is obligated to replace any Underlying Settlement that is impaired in the event that the value of such contract is materially and adversely affected as a result of a breach of specified representations or warranties included in the Transaction Related Agreements, provided that such breach has not been cured within the applicable grace period.  (See “About the Collateral, Receivables and the Underlying Settlements – The Underlying Settlements” in this Offering Memorandum.)  This replacement obligation does not, however, extend to changes in the value or performance of any Receivable following the Closing in the absence of fraud or error in the origination process.

PRINCIPAL RISK FACTORS RELATING TO THE FUND’S STRUCTURE
Principal risk factors that relate to the operations and structure of the Fund include:

○    Closed-End Fund; Limited Liquidity:  Because the Fund is a closed-end investment company, its Units will not be redeemable at the option of Members and they will not be exchangeable for interests of any other fund.  It may be possible for Unitholders to find other Qualified Investors to purchase their Units but all such transfers are subject to strict limitation and there can be no assurance that such transfers will be approved by the Fund. (See “Tender Offers and Other Repurchases of Units” in this Offering Memorandum.)

○    Absence of Public Market; Units not Listed:  Although registered under the 1940 Act, the Units are not publicly offered and are not registered, and are not intended to be registered, under the Securities Act or the securities or “blue sky” laws of any state or other jurisdiction.  Reoffers, resales and other transfers of the Units, or any interest therein, may be made only: (i) pursuant to a valid registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and (ii) in compliance with all applicable securities and “blue sky” laws of any state or other jurisdiction.  The Fund does not intend to list its Units for trading on any national securities exchange.  Because the development of an active trading market in the Units is unlikely, prospective investors of the Units should be prepared to bear the financial risks of their investments for an indefinite period.  In addition, if the Units are traded after their initial issuance, they could trade at a discount from their initial offering price.

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○     Concentration of Investments; Non-Diversified Fund:  The Fund purchased the Portfolio Notes from a single SPE.  The Fund is concentrated in the factoring and structured settlement industry.  The Fund is a non-diversified company under the 1940 Act.  As a result, the Fund may be more susceptible than a more widely diversified investment company to any single economic, financial, political or regulatory occurrence affecting the factoring and structured settlement industry, annuities, insurance companies or the SPE structure.

○     No Expected Additional Purchases of Portfolio Notes:  It is expected that the Fund will hold the Portfolio Notes initially acquired until their maturity except that under certain market conditions, the Fund may sell some or all of the Portfolio Notes.  The Fund is authorized to purchase additional Portfolio Notes, but it is not currently expected to do so.

○     Potential Risk Associated with Interest Rate Transactions and Leverage:  Although it has no current intention to do so, from time to time and subject to the limitations of the 1940 Act and other restrictions, as applicable, the Fund may borrow money or issue preferred shares or debt securities for any purpose deemed appropriate by the Advisor and approved by the Board; such purposes may include but are not limited to the purchase of Portfolio Notes, in connection with tender offers or repurchases or operational or portfolio management purposes.  Similarly, and although it has no current intention of doing so, the Fund may enter into interest rate swap or cap transactions to attempt to protect itself from increasing dividend or interest expenses on its leverage resulting from increasing short-term interest rates.  A decline in interest rates may result in a decline in the value of the swap or cap, which may result in a decline in the net asset value of the Fund.  The use of such strategies may involve borrowing (e.g., use of line of credit).  As a result, the Fund will incur interest expense.  (See “Other Risk Factors” in this Summary and “Principal Risk Factors Relating to the Fund’s Structure” in this Offering Memorandum.)

○     Valuation Risk:  The Portfolio Notes are illiquid and market prices are unlikely to be readily available for them during the life of the Fund.  Accordingly, the Fund’s net asset value is determined based on a fair valuation methodology approved and overseen by the Fund’s Board, as contemplated by the 1940 Act. The Fund’s net asset value per share is a critical component in several operational matters including computation of advisory and service fees and, in the event that any tender offer, rights offering or follow-on offering of Units is approved by the Fund’s Board, determination of the price at which such offers are made.  The Portfolio Notes are valued using a fair value methodology adopted by the Fund’s Board.  The fair valuation methodology includes a variety of inputs, including estimated cash flows and a discount rate.  Valuing assets using a fair value methodology involves greater reliance on judgment than valuing assets based on market quotations.  There can be no assurance that the Fund could obtain the fair value assigned to the Portfolio Notes if it were to sell the Portfolio Notes at approximately the time at which the Fund determines its net asset value.  (See “Other Risk Factors” in this Summary and “Net Asset Valuation” in this Offering Memorandum.)

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○     Money Market and Other Liquid Investments:  The Fund may maintain some or all of its assets in money market instruments, money market funds or hold cash or cash equivalents in such amounts as the Advisor deems appropriate under the circumstances.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.  Money market instruments are subject to risks, including default risk, depreciation risk and liquidity risk and defaults in certain commercial paper issues have occurred in recent years, notwithstanding high credit ratings previously assigned to certain of the defaulted issues.  (See “Investment Strategy - Other Investment Policies” in this Offering Memorandum.)

○     Other Risk Factors:  Relying on the Receivables to secure payments on the Portfolio Notes involves certain risks.  These include the risk that the SPE will fail to meet its obligations under the Portfolio Notes or fail to do so in a timely manner; the risk that some or all of the Annuity Providers fail to meet their obligations under the Annuity Contracts or become insolvent; risks associated with change in interest rates, inflation risk and other risks common to fixed-income instruments.  Except for certain rights against Peach Holdings, LLC and/or its affiliates contained in the Transaction Related Contracts, the Fund’s ability to hedge or otherwise mitigate such risks is limited to its ability to sell the Portfolio Notes to other investors.  Although a market may develop for the Portfolio Notes in the future, these instruments, as well as the Receivables securing them, are generally considered illiquid.  Valuation of such instruments is difficult and requires that a good faith “fair value” be assigned to each instrument after careful examination of a range of tangible and intangible inputs and, even when appropriate valuation methodologies are fully carried out, there can be no assurance that such instruments can be sold at the values at which they may be carried.  Finally, the Receivables are based on the integrity of individual files evidencing the terms of the underlying settlement agreements.  The value of the security interest in the Receivables depends on the security of the Settlement Records.  While Settlement Records are maintained by banks that specialize in maintaining physical custody of such records, it is impossible to insure that some or all of such records will not be compromised during the terms of the Portfolio Notes.

○     Tax Risks: The Fund operates as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The Fund should not be subject to U.S. federal income tax, and each Member is required to report on the Member’s own annual U.S. federal income tax return, to the extent required, the Member’s distributive share of the Fund’s items of income, gain, deduction and loss for U.S. federal income tax purposes.  If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends to the extent of the current and accumulated earnings and profits of the Fund.  Distributions paid to the Unitholders are expected to normally consist of both interest and return of capital due to the fact that the Portfolio Notes are repaid on an amortized basis. (See “Taxes” in this Offering Memorandum and “Tax Status” in the SAI.)

○     Applicable Law and Regulatory Developments:  The Fund must comply with various legal requirements, including requirements imposed by the federal securities laws and tax laws.  Should any of those laws change over the life of the Fund, the legal requirements to which the Fund may be subject could differ materially from current requirements.  Future regulations, if any, could have a material adverse impact on the Fund’s ability to conduct its business as described herein or even to continue doing business at all.

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PRINCIPAL RISK FACTORS ASSOCIATED WITH INVESTMENT IN THE PORTFOLIO NOTES
In addition to the risks relating to the structure of the Fund, investment in the Portfolio Notes in the manner described in this Offering Memorandum involves additional risks.  Special risks of investments in the Portfolio Notes include:

○     Single Issuer Risk:  The Fund purchased the Portfolio Notes from the SPE and such Portfolio Notes are secured by Receivables originated by affiliates of the SPE.  With the exception of its interest in the Receivables and the cash flows that it receives from them, the SPE has no resources from which to satisfy its obligation under the Portfolio Notes.  The Portfolio Notes are not rated and have not been examined by any independent rating organization.

○     Counterparty Risk/Credit Risk; Limited Assets of the SPE:  Neither the SPE, Peachtree Settlement Funding, LLC, or Peach Holdings, LLC are rated or are public companies and/or there is limited public information about the financial condition of any of them.  The SPE does not have any significant assets or sources of funds other than the Receivables pledged to it and amounts on deposit in certain cash accounts relating thereto.  The Portfolio Notes represent substantially non-recourse obligations of the SPE secured by the Receivables and are not nsured or guaranteed by any affiliate of the SPE, including Peach Holdings, LLC, the SPE’s immediate parent entity, or Peachtree Settlement Funding, LLC, the designated payee under the terms of all of the Underlying Settlements.  Payment of principal and interest on the Portfolio Notes is dependent (with certain limited exceptions) on collections of the Receivables.  In addition, the negative impact of any event of the type noted above on the SPE is likely to have a correspondingly negative impact on the Fund, which impact may not be mitigated by protective covenants in Transaction Related Contracts by the SPE or any of its affiliates.

○     Interest Rate Risk: Just as the value of the Portfolio Notes may be affected by changes in the interest rate markets or in inflationary periods, the value of the Receivables securing the Portfolio Notes may be similarly affected.  Like any investment in a fixed-income investment, the relative value of the Receivables can be expected to decline in value when interest rates rise or during inflationary periods.  Conversely, when interest rates fall, the relative value of the Receivables can be expected to rise.  Such changes are likely to affect the value of the Receivables and this may, in turn, be a factor in the fair valuation process and/or  affect the Fund in the event the Advisor seeks to sell some or all of the Portfolio Notes.  (See “Valuation Risk” in this Summary and “Net Asset Valuation” in this Offering Memorandum.)  Interest rates in the U.S. have been at historically low levels, so the Fund faces a heightened risk that interest rates may rise.

○     Limited Liquidity; Absence of Public Market:  The Portfolio Notes are not registered under the Securities Act or the securities or “blue sky” laws of any state or other jurisdiction.  Reoffers, resales or other transfers of the Portfolio Notes by the Fund may be made only by a valid registration statement or pursuant to an exemption from the registration requirements of the Securities Act.  Currently, no trading market exists for the Portfolio Notes, and no assurance can be given as to the development or liquidity of any trading market for the Portfolio Notes in the future or that any such market would continue for the life of the Portfolio Notes.  In addition, if the Portfolio Notes are traded after their initial issuance to the Fund, they could trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and the then current creditworthiness and/or financial position of the SPE, its affiliates, and the perceived quality of the Underlying Settlements, as well as other factors beyond the control of the Fund, including general economic conditions.

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○     Potential Delays of Principal and/or Interest Payments:  Scheduled payments of principal and interest on the Portfolio Notes may be affected by delays or reductions in payments on the Receivables as a result of a breach of a representation or warranty by the SPE, the failure of those affiliates of the SPE (including Peachtree Settlement Funding, LLC and other entitles established by Peach Holdings, LLC) to meet their obligations or to do so in a timely manner, by similar failures on the part of one or more of the Annuity Providers, or in the event of the bankruptcy of any of these entities.  As described in more detail in this Offering Memorandum, under certain circumstances, the Fund has recourse to, and/or the right to specific remedies from, Peach Holdings, LLC or its affiliates.  Projected payments on the Portfolio Notes described herein should not be regarded as a representation by the Fund as to the payment results that will actually be achieved by the Fund.

○     Potential Sales of Portfolio Notes by the Fund; Common Collateral:  The Portfolio Notes purchased by the Fund represent an interest in the assets of the SPE, and to the extent that the Fund sells any portion of the Portfolio Notes, it shares the same collateral as security for the repayment of the Portfolio Notes.  Should principal and interest payments on the Portfolio Notes be delayed or terminate, the Fund may experience further delays or interference in foreclosing on its collateral due to the rights of the transferees of Portfolio Notes.  This could adversely affect the income of the Fund and its net asset value.

Special Risks of the Receivables include:

○     General:  The impact of a particular risk involved in a Receivable may have a corresponding impact on the Fund to the extent that the risk is not mitigated by a covenant included in the Transaction Related Contracts.

○     Potential Legal Risks of Transfers of Structured Settlements:  The various transactions and legal process involved in the origination, transfer and servicing of structured legal settlements, including the pledge of the Receivables to the Fund in connection with the Fund’s purchase of the Portfolio Notes, occurs in the context of a highly regulated legal environment.  State statutes in the majority of the states govern the transfer of payment rights under settlement agreements.  In addition, the vast majority of the structured settlement agreements contain some form of anti-assignment provision purporting to prevent the Claimants from transferring settlement payments to a third party.  Courts in various jurisdictions may differ with respect to the consequences of such transfers.  The Fund is subject to the risk that a Court could determine that the transferring Claimant owes damages for breach of contract to the Annuity Provider and seeking compensation from the Fund.  Federal tax legislation, bankruptcy considerations, various state Uniform Commercial Code provisions and case law involving contractual anti-assignment clauses, among other legal factors, also play a significant role in the purchase and/or pledge of settlement payments.  If any of the transfers fail to comply with state statutes governing settlements and transfers, the value of the resulting Receivables securing the Portfolio Notes could be materially impaired.  While the Receivables pledged to the Fund will include Owned Annuities, it is expected that most of the Underlying Settlements will not be Owned Annuities.  (See “About the Collateral, Receivables and the Underlying Settlements - Background” in this Offering Memorandum.)

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○     Possible Insolvency or Downgrade; Other Changes in Ratings of Annuity Providers:  Although the Annuity Providers are insurance companies regulated by state insurance commissions and subject to certain capital requirements, there remains a possibility that an Annuity Provider could become insolvent and seek protection under the federal bankruptcy or state insolvency laws.  Such action could delay or reduce the payments to which the SPE and certain of its affiliates are entitled which, in turn, could delay or reduce the principal and interest payments on the Portfolio Notes, thus negatively affecting the value of the Fund’s Units.  A bankruptcy proceeding with respect to a Claimant or the SPE affiliate responsible for servicing the Underlying Settlements could similarly delay or reduce the payment of Receivables.  The ratings assigned to one or more Annuity Provider that are payors under the Underlying Settlements may be downgraded, withdrawn or suspended, which could adversely affect the payment of principal and interest on the Portfolio Notes held by the Fund and/or impair the Fund’s security interest in Receivables of that Annuity Provider.

○     Allocation Risk:  The Advisor has the discretion to set criteria for the Receivables.  There is no assurance that the Advisor’s decisions in this regard will result in the desired effects.  In addition, the investment decisions of the Advisor are based on the information and documentation regarding the Receivables provided by Peach Holdings, LLC and/or its affiliates and an independent verification agent.  If such information is inaccurate or incomplete, it is possible that the Advisor’s investment plan for the Fund will be negatively affected.

○     Conflict of Interest of Peach Holdings, LLC and/or Its Affiliates:  Peach Holdings, LLC and/or its affiliates bought the rights from Claimants which entitles them to  the Receivables supporting the Portfolio Notes.  Peach Holdings, LLC has also caused the establishment of the SPE, as well as each of the other entities that are either named payees under the terms of the Underlying Settlements or are responsible for servicing the Underlying Settlements.

The Receivables that constitute the collateral for the Portfolio Notes are part of a larger Origination Pool owned by Peachtree Settlement Funding, LLC.  Ownership of the rights to Settlement Payments received by Peachtree Settlement Funding, LLC for a portion of the Origination Pool – rights that constitute the Receivables securing the Portfolio Notes – has been conveyed to a special undivided beneficial interest account established by Crescit Eundo Trust, a Delaware statutory trust, the grantor of which is Peach Holdings, LLC.  This special account, referred to in this Offering Memorandum as the “SUBI” or the “SUBI Portfolio” has the exclusive ownership of the Receivables.  The Trustee, on behalf of the SUBI, has conveyed to the SPE a certificate (“SUBI Certificate”) evidencing ownership of all of the assets of the SUBI.  The Fund, as the holder of the Portfolio Notes, is the beneficiary of a pledge by the SPE to the Fund of the SUBI Certificate, together with all other assets of the SPE, as collateral for the Portfolio Notes.

Consequently, the Fund is subject to the risk that one or more of these entities will fail to satisfy its obligations, become insolvent, or otherwise fail to comply with the terms of the various assignments and other agreements, all of which could impact the Fund’s assets.  The Fund’s rights and remedies under the terms of the Transaction Related Contracts may not completely mitigate the risks to the Fund or be sufficient to compensate the Fund for any losses (or delays) in the receipt of payments required to be made to the Fund directly, in the event that SUBI (on the Fund’s behalf) is forced to take possession of the Receivables following an default by the SPE.

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Peachtree Settlement Funding, LLC provides services for the structured settlements underlying the Receivables as well as settlements that do not generate any part of the cash flows pledged to the Fund.  This gives rise to a conflict of interest in that Peachtree Settlement Funding, LLC and/or its affiliated companies may allocate fewer resources to the servicing of the Underlying Settlements than to other responsibilities.  Additional conflicts may arise in connection with the identification of assets pledged as security for the Portfolio Notes and the decision as to which assets to retain.  Similar conflicts of interest may arise over time in connection with other transactions.

Peachtree Settlement Funding, LLC and Peach Holdings LLC are, directly or indirectly, controlled by The J.G. Wentworth Company, a diversified consumer financial services company focused on mortgage lending, personal and business lending, structured settlements, and prepaid cards.  Investors should be aware that J.G. Wentworth may become involved in multiple types of activities or have additional financial interests that could disadvantage the Fund or its investors.

○     Servicing the Underlying Settlements and Receivables:  Peachtree Settlement Funding, LLC is responsible for servicing and administering the Underlying Settlements using the same degree of skill and care exercised in performing similar obligations for itself or others.  It is possible, although not expected, that a change in service providers could occur without the approval of the Fund.  A decrease in the quality of the servicing provided to the Underlying Settlements could materially impair the value of the Receivables pledged to the Fund as security under the Portfolio Notes.

○     Credit Rating – Annuity Providers:  Credit ratings of insurance companies, such as the Annuity Providers, are not a guarantee of quality or a warranty, nor are they a recommendation by the rating agency to buy, sell or hold any financial obligations of such companies.  A credit rating represents only the applicable rating agency’s opinion regarding financial strength and ability of the insurance company to meet its ongoing insurance policy and contract obligations.  In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value.  As a result, a credit rating may not fully reflect the risks inherent in the relevant insurance company.  Rating agencies may fail to make timely changes to credit ratings in response to subsequent events.

○     Credit Risk – Annuity Providers:  Credit risk is the risk that an Annuity Provider will become unable to meet its obligation to make payments.  In general, payments from Annuity Providers that have been assigned lower ratings carry a greater degree of risk that the Annuity Provider will lose its ability to make payments, which could have a negative impact on the Fund’s net asset value or distributions.  Although ratings are not a guarantee or warranty of any kind, the Receivables securing the Portfolio Notes will be subject to certain eligibility criteria which include certain rating requirements.  (See “About Structured Settlements” in this Summary and “About the Collateral, Receivables and the Underlying Settlements” in this Offering Memorandum.)

○     Insurance Industry Risk:  Because the Receivables represent insurance company obligations, Fund investors may be exposed to additional risks.  The Fund may be more susceptible to adverse economic, political or regulatory occurrences affecting the insurance industry.  For example, health care and insurance-related issuers may become subject to new government or third party payor reimbursement policies and national and state legislation which may affect the financial position of certain Annuity Providers.

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○     Factoring Industry Risk:  Because the Receivables originate from and are serviced by a single entity in the receivables factoring industry, investors in Units may be exposed to additional risks that may make the Fund more susceptible to adverse economic, financial, political or regulatory occurrences affecting the receivables financing industry generally.  For example, receivables financing may become subject to new government policies or regulations, or additional national or state legislation which may affect adversely the financial position or operations of all receivables factors generally or that of Peach Holdings, LLC or its affiliates specifically.  In the event that Peachtree Settlement Funding, LLC’s operations are uniquely affected by such events, the Fund could be disadvantaged more than if it used a different factor and servicing company or a variety of factors and servicing companies.

○     Risks of Foreclosure on Collateral:  If an event of default occurs under the Portfolio Notes, the Fund’s ability to promptly take possession of the Collateral is subject to additional risks.  Because the cash from the Receivables is commingled with that from other receivables (in which the Fund does not have an interest), third parties may delay or frustrate the Fund’s efforts to collect such payments.  In addition, competing claims or defenses to payment may surface.  Foreclosure is governed by provisions of state laws, and where collateral is located in multiple states those laws may differ or conflict to some extent, causing delays in the Fund’s possession of the Collateral.  Although the Fund has taken steps to address these risks in the Transaction Related Contracts and other documents governing the relevant accounts and the related security interest documentation and filings, there can be no assurance that the Fund will gain prompt possession of its collateral.  (See “About the Collateral, Receivables and the Underlying Settlements” in this Offering Memorandum.)

○     Risks Associated with Unperfected or Subordinate Security Interests:  If the Factor’s original interest in the Receivables was not properly perfected, or subject to a prior lien, such interest could be successfully challenged in a bankruptcy or other legal proceeding.  A later transfer of an interest in the Receivables may therefore be similarly challenged or impaired.

○     Bankruptcy and Insolvency Risks: The Receivables represent the only collateral to which the Fund ultimately has recourse in the event that the SPE fails to meet its obligations under the Portfolio Notes, and because the SPE does not have significant assets to support repayment of the Portfolio Notes, the Fund bears the risk that bankruptcy petitions filed by the SPE or any of its affiliates may delay, reduce or halt payments of principal and/or interest on the Portfolio Notes, which would adversely affect the Fund.

The Fund also bears certain risks in the event that a Claimant becomes insolvent.   If a Claimant were to file for bankruptcy, the transfer of interests in the Receivables to the Fund may be subject to review and, in the event a court viewed the transfer as a loan from the Factor to the Claimant, the Fund’s right to the Receivables could be impaired and the value of the cash flows to the SPE may similarly be impaired.  In addition, in cases where a Claimant has retained an interest in a portion of Annuity Payments due under a structured settlement, the Fund bears increased risk that a court will find that the transfer was not absolute.

The Fund also bears certain risks associated with the potential insolvency of Annuity Providers. If an Annuity Provider were to seek protection under the federal bankruptcy or state insolvency laws, payments due to the SPE may be delayed or reduced, which, in turn, could delay or reduce the principal and interest payments to the Fund on the Portfolio Notes, affect the value of the Portfolio Notes and thus the Fund’s net asset value and/or impair the Fund’s security interest in the Receivables. Voluntary or involuntary application for relief under federal bankruptcy proceedings against or involving any other affiliate of the SPE or any organization charged with servicing the Underlying Settlements would also entail similar risks to the Fund.

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TAX STATUS OF PORTFOLIO NOTES
Arnall Golden Gregory LLP, special tax counsel to Peach Holdings, LLC, Peachtree Settlement Funding, LLC (f/k/a Settlement Funding, LLC), and their affiliates, has delivered an opinion to the effect that, for federal income tax purposes, the Portfolio Notes should be classified as debt.  The Fund, and any other future holder of Portfolio Notes, by the acceptance of a Portfolio Note, will agree to treat the Portfolio Notes as indebtedness for federal, state and local income and franchise tax purposes.

ADMINISTRATOR AND, TRANSFER AGENT
U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as administrator and accounting agent for the Fund including preparing, coordinating and/or supervising reports, filings, marketing materials and tax returns, among other services for the Fund.  The Administrator also monitors and oversees the activities of the service providers to the Fund (i.e., custodian, fund accountants, etc.); handles expense accruals; and performs such additional services as may be agreed upon by the Fund and the Administrator.  The Administrator also serves as transfer and dividend disbursing agent and maintains and preserves certain books and records of the Fund.  The Administrator has entered into an Administration Servicing Agreement with the Fund and is entitled to a fee for these services.  (See “Summary of Fund Expenses” and “Fees and Expenses” in this Offering Memorandum.)

CUSTODIAN FOR THE FUND
U.S. Bank, N.A. serves as custodian (sometimes referred to as the “Custodian”) for the Fund pursuant to a Custodian Agreement between the Custodian and the Fund.  The Fund will pay the Custodian an annual fee of $3,000 (plus out-of-pocket expenses).  The Custodian will hold such of the Transaction Related Contracts as is necessary to evidence the Fund’s ownership of the Portfolio Notes and the Fund’s security interest in the Receivables.

Documents relating to the Underlying Settlements, however, are not held by the Custodian but are held by Wells Fargo National Bank.

VOTING
Each Member has the right to cast votes equal to the percentage of Units held compared to the total number of Units outstanding at a meeting of Members called by the Board.  Members will be entitled to vote on any matter on which shareholders of a registered investment company would be entitled to vote, including certain elections of investment advisers and approval of the relevant advisory agreement, in each case to the extent voting by shareholders is required by the 1940 Act.  Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund and may not act for or bind the Fund.

The Fund’s investment in the Portfolio Notes has no associated voting rights.  Voting and other rights of Peach Holdings, LLC are limited by the Transaction Related Contracts to the extent the Fund deems necessary to protect its security interests in the Receivables.

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CONFLICTS OF INTEREST
In addition to the potential conflicts of interest described above, the investment and other business activities of the Advisor, and its affiliates, officers, Board members, partners and employees, with respect to their own accounts and the accounts they manage for others may give rise to conflicts of interest in relation to the Fund.  The Advisor has adopted written policies and procedures that address conflicts of interests in its business operations.  (See “Management of the Fund” in the SAI.)

PURCHASE OF UNITS TRANSFERS OF UNITS
The Units are being offered exclusively to investors who meet the Fund’s eligibility criteria.  (See “Qualified Investors” in this Offering Memorandum.)  The Fund may accept both initial and additional applications by investors to purchase Units at such times as the Fund may determine, subject to the receipt of cleared funds two business days prior to the acceptance date set by the Fund.  Pending investment in the Fund, the proceeds of the offering (less any applicable sales load) will be placed by the Distributor in an interest-bearing escrow account in U.S. Bank, N.A., pending the closing of such offering.  After the closing, the balance in the escrow account, including any interest earned, will be invested pursuant to the Fund’s investment policies.  The Fund reserves the right to reject in its complete and absolute discretion any application for Units. (See “Use of Proceeds” and “Purchase of Units” in this Offering Memorandum.)

The Fund also reserves the right to suspend purchases of Units at any time.  Brokers selling Units may establish higher minimum investment requirements than the Fund, and may independently charge transaction fees and additional amounts (which may vary) in return for their services in addition to receiving a portion of the sales charge.  (See also, “Net Asset Valuation” and “Qualified Investors.”)  RIM Securities LLC acts as the distributor (the “Distributor”) of the Fund’s Units on a best-efforts basis, subject to various conditions.  The Fund may also distribute Units through other brokers or dealers.  The minimum initial investment by an investor is $25,000, subject to waiver by the Distributor.  Pending investment in the Fund, the proceeds of the offering will be placed by the Distributor in an interest-bearing escrow account maintained by U.S. Bank, N.A. pending the closing of such offering.  After any closing, the balance in the escrow account will be invested pursuant to the Fund’s investment policies as soon as reasonably practicable.  If the minimum subscription amount is not achieved, all subscription payments held in escrow will be repaid to investors as promptly after the end of the offering period as is practicable.  (See “Qualified Investors” and “Use of Proceeds.”)

A Member may transfer his, her or its Units only with prior written consent of the Board, which consent may be withheld in the Board’s sole and absolute discretion.  Each transferring Member and each transferee agrees to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  If a Member transfers Units with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.  Notwithstanding the foregoing, with the consent of the Advisor and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.

Units are sold subject to 2% sales charge, which may be waived under certain circumstances.  (See “Purchase of Units.”)

UNITS AND CAPITAL ACCOUNTS
The net profits or net losses of the Fund (including, without limitation, the net realized gain or loss and the net change in unrealized appreciation or depreciation of the Portfolio Notes) are reflected in the net asset value of Units on an ongoing basis.  (See “Units and Capital Accounts” in this Offering Memorandum.)

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FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the period ending September 30. The Fund’s taxable year is the period ending December 31.
MANDATORY REDEMPTION
By purchasing Units of the Fund, each Member is bound by the Operating Agreement.  Under the Operating Agreement, the Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Advisor determines or has reason to believe, among other things, that a transfer has been made in contravention of the Operating Agreement.  Any such redemption may adversely affect the remaining Unitholders.  (See “Summary of Operating Agreement” in this Offering Memorandum.)

TAXES
The Fund intends to operate as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The Fund should not be subject to U.S. federal income tax, and each Member is required to report on the Member’s own annual U.S. federal income tax return, to the extent required, the Member’s distributive share of the Fund’s items of income, gain, deduction and loss as determined for U.S. federal income tax purposes.  If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends to the extent of the current and accumulated earnings and profits of the Fund.  There can be no assurance that the tax authorities will accept the position of the Fund relating to its status or to the consequences of its investment transactions.  (See “Taxes” in this Offering Memorandum and “Tax Status” in the SAI.)

DISTRIBUTIONS TO UNITHOLDERS
The Fund intends to make distributions to investors on a bi-monthly basis in aggregate amounts representing substantially all of its net investment income, if any, earned during the year.  Although the Fund does not expect to realize long-term capital gains except under extraordinary circumstances (such as the sale of all or a substantial portion of the Portfolio Notes), if it does earn such gains, they will be paid out once a year (unless otherwise permitted by the 1940 Act).  The Fund will make distributions only if authorized by the Board and declared by the Fund out of assets legally available for these distributions.

ERISA CONSIDERATIONS
The Fund is not designed for investment by Qualified Investors who are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRA”), and 401(k) and Keogh Plans.

QUALIFIED INVESTORS	A “Qualified Investor” must be an Accredited Investor. (See “Qualified Investors” in this Offering Memorandum.)
INVESTOR SUITABILITY
An investment in the Fund involves a considerable amount of risk.  It is possible that you may lose some or all of your money.  Before making an investment decision, you should, among other things: (i) consider the suitability of the investment with respect to your investment objectives and personal situation; and (ii) consider other factors including your personal net worth, income, age, risk tolerance, tax situation, and liquidity needs.  An investment in the Fund is unlikely to be suitable for charitable remainder trusts and may also be unsuitable for other tax-exempt entities and organizations.  You should invest in the Fund only money that you can afford to lose and you should not invest money to which you will need access in the short-term or on a frequent basis.  In addition, you should be aware of how the Fund’s investment strategies fit into your overall investment portfolio because an interest in Units of the Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

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No broker-dealer, salesperson or other person is authorized to give an investor any information or to represent anything not contained in this Offering Memorandum.  As an investor, you must not rely on any unauthorized information or representations that anyone provides to you.  This Offering Memorandum is an offer to sell or a solicitation of an offer to buy the securities it describes only under the circumstances and in jurisdictions where and to persons which it is lawful to do so.  The information contained in this Offering Memorandum is current only as of the date hereof.

THE FUND AND THE OFFERING

This section of the Offering Memorandum expands on the summary information set forth in the preceding Summary.  Capitalized Terms used in this section have the meanings given such terms in the Summary.

The Fund’s investment objective is to seek a steady level of current income with low volatility by purchasing the Portfolio Notes.  It is expected that the Fund will invest substantially all of its assets in the Portfolio Notes and thus that it will concentrate its investment in the factoring and structured settlement industry.  The investment objective of the Fund is not fundamental and may be changed by the Board of Managers of the Fund.  There can be no assurance that the investment objective will be achieved or that adherence to this objective will not result in substantial losses.

The Fund was organized in Delaware as a limited liability company on November 5, 2009.  The Operating Agreement acknowledges that the Fund is a closed-end management investment company registered under the 1940 Act and that it intends to be treated as a partnership for federal income tax purposes under the Internal Revenue Code.  Because the Fund is registered under the 1940 Act (and unlike the governing documents of most limited liability companies), the Fund’s Operating Agreement provides for a Board of Managers (the “Board”) in which responsibility for the management and control of the business of the Fund is vested and provides that a majority of the members of the Board not be “interested persons” of the Fund within the meaning of the 1940 Act.  The Operating Agreement provides that the Board, in carrying out its responsibilities with respect to the Fund, will be guided by: (i) the substantive provisions contained in the 1940 Act, which affects many aspects of the Fund’s business; (ii) the rights, privileges, and obligations of the Members, as set forth in the Operating Agreement; and (iii) audit and accounting standards applicable to registered closed-end investment companies.  Further, the Operating Agreement provides that its terms shall be interpreted in a manner consistent with the applicable provisions of the 1940 Act.

The Units are offered at net asset value plus a sales charge as described herein.  No Unitholder will have the right to require the Fund to redeem any Units.  All such Units, when issued and paid in full, will be validly issued and fully paid and no Unitholders are subject to any obligation to make any additional contribution to the capital of the Fund.  Unitholders will have no preemptive or other rights to subscribe to any additional units or other securities.  Upon purchasing one or more Units, an investor will be required to sign the Operating Agreement and will be bound by its terms.  A copy of the Operating Agreement appears as Appendix A to this Offering Memorandum and a brief summary of its provisions appears in this Offering Memorandum under the heading “Summary of Operating Agreement.”

This Offering Memorandum has been filed by the Fund pursuant to Section 8(b) of the 1940 Act.  Units have not, however, been registered under the 1933 Act, as Units will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Fund may be made only by persons that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  Neither the Fund, any member of the Board of Mangers or the Advisor in its capacity as such has made any representation as to the suitability of purchasing any Units for any prospective investor.  Any prospective investor considering an investment in the Units should seek independent advice as to whether such investment is appropriate and suitable for such investor in view of the financial, liquidity, regulatory, tax, accounting or other considerations relevant to such investor.  The Fund is not intended to be a complete investment program.

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USE OF PROCEEDS

The net proceeds received by the Fund as a result of the offering will be invested by the Advisor in Portfolio Notes issued by the SPE, in accordance with the Fund’s investment objective and strategies, as soon as practicable (taking into account the availability of investment opportunities, cash management and other administrative factors).  Pending the investment of the proceeds, a portion of the proceeds of the offering may be invested in short-term, high quality debt securities or money market funds (hereinafter sometimes collectively referred to as “money market instruments”).  In addition, the Advisor may maintain a portion of the Fund’s assets in money market instruments, money market funds or cash to meet operational needs, as may be deemed necessary or appropriate by the Advisor from time to time, including pending distribution of payments received on the Portfolio Notes to shareholders.  The portion of the Fund’s assets maintained in short-term instruments may affect the level of income received by the Fund and its ability to achieve its objective.

MANAGEMENT OF THE FUND

City National Rochdale, LLC (formerly, Rochdale Investment Management LLC), a Delaware limited liability company, serves as investment advisor (the “Advisor”) of the Fund.  The Advisor has been registered as an investment adviser with the SEC since 1986.  The address of the Advisor is 570 Lexington Avenue, New York, 10022.  The Advisor is wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.  As of September 30, 2015, the Advisor had approximately $27 billion under management.  Pursuant to separate agreements with the Fund, the Advisor is responsible for day-to-day investment advisory and management services to the Fund, including oversight of the Fund’s service providers, all under the general oversight of the Fund’s Board.  The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company.  The identity of the members of the Board and brief biographical information regarding each such individual during the past five years appears in the SAI.

The Fund pays the Advisor an investment management fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, including assets attributable to the Advisor (or its affiliates) and before giving effect to any repurchases of Units by the Fund.  A discussion of the factors that the Board considered in renewing the Fund’s investment management agreement is contained in the Fund’s annual report to shareholders for the fiscal period ended September 30, 2015.  The Fund also pays the Advisor a servicing fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, before giving effect to any repurchases of Units by the Fund, for providing certain oversight and other services.  The Fund pays the Advisor these management and servicing fees on a monthly basis, in arrears, on or before the tenth (10th) day of each calendar month, calculated on the total net asset value of the Fund as of the last business day of the preceding month.

On behalf of the Advisor, the following individuals will have primary responsibility for managing the Fund.  The SAI provides additional information about such individuals’ compensation, other accounts managed by such individuals and their ownership of securities of the Fund.

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PORTFOLIO MANAGER	LENGTH OF SERVICE	RECENT PROFESSIONAL EXPERIENCE

Garrett R. D’Alessandro, CFA	November 2009 (since inception)
Mr. D’Alessandro is Chief Executive Officer and President of City National Rochdale, LLC.

In addition to daily management of the firm, Mr. D’Alessandro directs the portfolio management strategies and investment research efforts and determines those companies that satisfy the firm’s investment criteria for inclusion in client portfolios. Prior to Rochdale, he was a Certified Public Accountant and an Audit Manager with KPMG Peat Marwick.

Mr. D’Alessandro received his M.B.A. in finance from the Stern School of Business at New York University. He holds the Chartered Financial Analyst designation and is a member of the New York Society of Security Analysts and the CFA Institute. Mr. D’Alessandro makes presentations on current investment issues to financial professionals throughout the country and has been featured in various media including CNBC, The Financial Network, Practical Accountant, and New Jersey CPA. Mr. D’Alessandro is an Ironman triathlete and supporter of numerous charitable and civic organizations.

William C. Miller, Jr., CFA	September 2013
Mr. Miller is the Senior Vice President and Director – Fixed Income Investments of City National Rochdale, LLC.

Mr. Miller heads the team of investment professionals and is intricately involved in the firm’s day to day fixed income investments research.

Mr. Miller has over 13 years of investment management experience and specializes in the research, analysis, and selection of fixed income securities. Prior to joining Rochdale in 2001, Mr. Miller was an Investment Officer with Fiduciary Trust International of California and from 1995 to 1998, was an Associate with Pacific Investment Management Company. Mr. Miller, a Chartered Financial Analyst, holds a bachelor’s degree with a concentration in Finance from California State University, Fullerton.

INVESTMENT STRATEGY

The Portfolio Notes.  As previously noted, the Fund’s investment objective is to seek a steady level of current income with low volatility by purchasing the Portfolio Notes.  Low volatility in the objective means the past monthly net asset value fluctuations of Units that are no greater than the annualized monthly ups and downs of the higher of:  (1) the return of the Barclays Capital Aggregate Bond Index plus 3%, or (2) 30% of the average annual return of the Standard & Poor’s 500-stock index over a three-year rolling period.  The Advisor expects that the Receivables will have low correlation to the global equity markets.  Under normal circumstances, the Fund will invest at least 80% of its net assets in fixed income securities.  This is a non-fundamental policy and may be changed by the Fund upon sixty (60) days’ prior written notice to shareholders.

The Fund currently invests substantially all of its investable assets in the 8.10% Fixed Rate Note, Series 2009-A (the “Portfolio Notes”) issued by a special purpose entity, Crescit Eundo Finance I, LLC (the “SPE”).  The SPE is wholly-owned by Peach Holdings, LLC.  (See “The Fund and the Offering” and “Investment Strategy” in this Offering Memorandum).  Payment of principal under the Portfolio Notes is secured by the right of certain companies affiliated with the SPE to receive certain cash payments (“Receivables”) from insurance companies (“Annuity Providers”) under the terms of a designated portfolio of structured legal settlements and certain other similar arrangements known as “owned annuities”.  (See “About the Collateral, Receivables and the Underlying Settlements” in this Offering Memorandum.)

Distributions paid to the Unitholders are expected to normally consist of both interest and return of capital due to the fact that the Portfolio Notes are repaid on an amortized basis.  (See “Taxes” in this Offering Memorandum and “Tax Status” in the SAI.)  The Portfolio Notes are due and payable on February 15, 2040.  The Fund will self-liquidate as soon as reasonably practicable following the date on which the terms of the Portfolio Notes are fully paid.  There can, however, be no assurance regarding the exact life of the Fund.  In particular, the Fund may sell some or all of the Portfolio Notes if, in the judgment of the Fund’s investment adviser, such a sale would be in the interests of the Fund or the Unitholders.

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The Portfolio Notes represent obligations of Crescit Eundo Finance I, LLC (referred to in this Offering Memorandum as the “SPE”), a limited liability company organized under Delaware law and wholly-owned by Peach Holdings, LLC.  The SPE has been organized for limited purposes, which include, without limitation, issuing debt secured by rights to Receivables (including the Portfolio Notes) conveyed to the SPE by its affiliated companies, entering into financing transactions with respect thereto, and any activities incidental to and necessary or convenient for the accomplishment of such purposes.  The address of the SPE and its parent, Peach Holdings, LLC, is 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087.  The telephone number of such office is 215-567-7660.

Although a market may develop for the Portfolio Notes in the future, these instruments, as well as the Receivables securing them, are considered illiquid.  Market quotations are not readily available for the Portfolio Notes.  The Portfolio Notes are valued using a fair value methodology adopted by the Fund’s Board.  Many factors may influence the price at which the Fund could sell the Portfolio Notes and the sales price the Fund could receive for the Portfolio Notes may differ significantly from the Fund’s valuation of the Portfolio Notes.  Valuing assets using a fair value methodology involves greater reliance on judgment than valuing assets based on the market quotations.

Collateral Underlying the Portfolio Notes.  Under the terms of the several Transaction Related Contracts, including the Note Purchase Agreement which evidences the Fund’s ownership of the Portfolio Notes, the Portfolio Notes are secured by the right of certain companies wholly-owned by Peach Holdings, LLC to receive certain cash payments (previously defined in this Offering Memorandum as the “Receivables”) related to a designated portfolio of structured legal settlements (previously defined in this Offering Memorandum as  the “Underlying Settlements”).  It is important to note that neither the Receivables nor the Underlying Settlements are being conveyed to the Fund.  Rather, the SUBI Certificate is pledged to the Fund under the terms of the Note Purchase Agreement and the SUBI Certificate Pledge Agreement.  The Portfolio Notes themselves are “sole recourse” obligations.  This means that the Fund, absent an event of default, is relying exclusively on the SPE to satisfy its obligations under Portfolio Notes; the Fund does not own the Underlying Settlements or have any direct right to the cash flows generated by them.  In the event of a default that remains uncured under the terms of the Note Purchase Agreement, the Fund will have the legal right to the Receivables (by taking possession of the SUBI Certificate).

The value of the collateral underlying the Portfolio Notes depends on a number of factors unique to the structured settlement industry.  These include, but are not limited to, the nature and quality of the Underlying Settlements; the ratings and creditworthiness of the Annuity Providers who are obligated under the terms of the Underlying Settlements, the terms which are, in turn, subject to court orders (or acknowledgment letters in the case of Owned Annuities) to remit payments to entities, including Peachtree Settlement Funding, LLC, that are wholly-owned by Peach Holdings, LLC; the physical security of the documents that evidence the Underlying Settlements; and the extent to which the Fund may be assured that the Fund’s security interest in the collateral is properly perfected in accordance with the protections afforded secured creditors under Article 9 of the Uniform Commercial Code (“UCC Article 9”).

Additionally, neither Peachtree Settlement Funding, LLC nor any of its affiliates are obligated to replace any Receivable included in the designated collateral pool (“Collateral Pool”) that experiences a default, the physical documentation for which is inadequate or otherwise becomes compromised, except under very limited circumstances.  Accordingly, it is possible that cash flows from the Receivables may, over time, be reduced.  (See “Principal Risk Factors Relating to the Receivables.”)

The Fund has purchased Portfolio Notes supported by Receivables that represent the obligations of highly rated insurance companies, in each case rated not lower than “BBB” by Standard & Poor’s Corporation or equivalent rating by Moody’s Investor Service or Fitch, Inc.  Such ratings are not, however, a guarantee or warranty of any kind.  Additionally, it is important to note that the Underlying Settlements that form the collateral for the Portfolio Notes represent a range of states and involve a number of insurance companies as Annuity Providers, as well as varying terms and payment schedules.  Over time, and as the obligations of the Annuity Providers are fully satisfied, the collateral will become more concentrated and, potentially, diminish the value of the collateral supporting the Portfolio Notes.

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Other Investment Policies.  Although substantially all of the Fund’s assets are invested in the Portfolio Notes, the Fund may maintain some or all of its assets in money market instruments, money market funds or hold cash or cash equivalents in such amounts as the Advisor deems appropriate under the circumstances.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.  Money market instruments are subject to risks, including default risk, depreciation risk and liquidity risk and defaults in certain commercial paper issues have occurred in recent years, notwithstanding high credit ratings previously assigned to certain of the defaulted issues.  An investment in a money market fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.  Although money market funds generally seek to maintain a stable net asset value of $1.00 per share, it is possible to lose money by investing in a money market fund.  Although it is not currently expected to do so, the Fund may use interest rate swap or cap transactions to reduce the interest rate risk if, in the judgment of the Advisor, such action would be in the interests of the Fund and consistent with applicable law.  Similarly, the Fund may borrow from banks or use other leverage techniques, although it does not currently intend to do so.  The use of swap and leverage techniques is a highly specialized activity that involves investment techniques and risks different from those associated with the Portfolio Notes themselves.  The 1940 Act imposes significant restrictions on the use of these leverage techniques.

ABOUT THE COLLATERAL, RECEIVABLES AND THE UNDERLYING SETTLEMENTS

Background.  The following information is designed to familiarize prospective investors with certain aspects of the structured settlement industry and the procedures that have been implemented, both under the terms of the Transaction Related Contracts and by the Advisor, in connection with the Fund’s investment in the Portfolio Notes.  As stated in the Summary, a structured legal settlement is an arrangement in which a Claimant is entitled, pursuant to the terms of a settlement agreement, to receive periodic payments over a period of years from a Tortfeasor against whom a claim was successfully brought by the Claimant.  Generally, the Tortfeasor (either an individual, or its liability insurer or a self-insured corporation) arranges to discharge its payment obligation to the Claimant by assigning such obligation to a third party, known as a “Settlement Counterparty,” in exchange for an agreed upon sum.  The Settlement Counterparty then typically funds the obligation to make the agreed-upon payments by purchasing an annuity contract from an Annuity Provider.  Under the terms of the annuity contract (of which the Settlement Counterparty and not the Claimant is the owner), the Claimant is named as the payee to whom the Annuity Provider agrees to make periodic payments in satisfaction of the Settlement Counterparty’s obligation to make payments under the Settlement Agreement.  At all times, the Settlement Counterparty is the legal owner of the annuity and usually retains all incidents of ownership.  The result of these arrangements, in substance, is that a Claimant receives payments over time from an institution that presents a low risk of default in consideration for releasing his or her claims against the Tortfeasor.  The terms of such structured legal settlement agreements are now routinely used around the country to settle personal injury lawsuits and in most cases, are subject to court orders (each referred to in this Offering Memorandum as a “Transfer Order”).

Under the laws of most states, Claimants are permitted to sell or to finance the right to periodic payments (“Settlement Payments”) under their structured legal settlement agreements.  Peach Holdings, LLC is, through its wholly-owned subsidiary Peachtree Settlement Funding, LLC and/or other affiliated companies, engaged in the business of purchasing such payments.  This business also extends to providing liquidity to other owners and holders of Settlement Payments stemming from structured settlements and insurance products, including Settlement Counterparties to which Settlement Payments have been assigned.  It should be noted that the assignment of Settlement Payments to a Settlement Counterparty is subject to various contractual, state and federal statutory or regulatory requirements, as are subsequent transfers of Settlement Payments by Settlement Counterparties to factoring companies like Peachtree Settlement Funding, LLC.  Failure to comply with such requirements may compromise the validity of the assignment and jeopardize the rights of the transferee.

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The Underlying Settlements.  The Underlying Settlements represent a portion of a pool (“Origination Pool”) of rights acquired by Peachtree Settlement Funding, LLC or an affiliated company to receive payments (a) that are direct obligations of Settlement Counterparties or funded or secured by annuity contracts, each arising in connection with structured settlements and subject to a Transfer Order; or (b) due under Owned Annuities purchased by Peachtree Settlement Funding, LLC directly from the owner thereof.  Peachtree Settlement Funding, LLC’s right to receive payments is evidenced by purchase agreements with Claimants (each a “Purchase Agreement”).  Peachtree Settlement Funding, LLC also ensures that supporting documentation (previously referred to in this Offering Memorandum as “Settlement Records”), including evidence that transfers of Settlement Payments are properly authorized under relevant Transfer Orders, if applicable, is maintained by appropriate banking institutions (each, a “Receivables Custodian”).  Wells Fargo Bank, N.A. serves as the primary Receivables Custodian, and may maintain custody of such assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies).  The Receivables Custodian’s principal business address is 625 Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.  Wells Fargo Bank, N.A. also serves as the verification agent with respect to the Settlement Records and, in such capacity, verifies certain aspects about the documentation.  The Advisor may rely on any certifications provided under the verification process.

Before entering into any Purchase Agreement that would transfer the right to Settlement Payments to Peachtree Settlement Funding, LLC, Peachtree Settlement Funding, LLC applies a detailed screening process to ensure that potential Claimants (and Settlement Counterparties) satisfy qualification criteria in three general areas:  Claimant eligibility; the size and characteristics of the structured settlement; and the creditworthiness of any Settlement Counterparty, Annuity Provider or other person obligated to make payments under the structured settlement arrangement under consideration.  Peachtree Settlement Funding, LLC’s basic screening process is outlined in the Fund’s SAI.

While the Underlying Settlements are drawn from the Origination Pool, the Advisor has imposed criteria in addition to the criteria applied by Peachtree Settlement Funding, LLC’s screening process.  Such additional criteria include:

1)
The average rating of all Annuity Providers obligated to make payments under the Underlying Settlements must be at least BBB by Standard & Poor’s, Baa by Moody’s Investor Services or BBB by Fitch, Inc.

2)	No one insurance company (including affiliates) may represent more than 25% of the Settlement Payments that comprise the Receivables.

3)	Peachtree Settlement Funding, LLC has represented:

(i)  that each Receivable was originated in the ordinary course of its business and in accordance with Peachtree Settlement Funding, LLC’s credit and collection policy;

(ii) each such Receivable is a “payment intangible” (and is not evidenced by any “chattel paper” and does not constitute a “commercial tort claim”, “an interest in or an assignment of a claim under a policy of insurance” or a “claim arising in tort”) within the meaning of the applicable Uniform Commercial Code section;

(iii) each such Receivable is payable in U.S. dollars;

(iv) each such Receivable is not in default and is not more than 30 days past due;

(v) the related payor or Claimant is not subject to a bankruptcy, insolvency or receivership proceeding without being expressly approved by a bankruptcy court in a written order or by a bankruptcy trustee with applicable authority;

(vi) each of the Claimant (solely on the date of origination) and the payor related to each such Receivable are U.S. residents;

(vii) the related payor is not a U.S. governmental entity or any department thereof;

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(viii) each such Receivable has been duly authorized and constitutes the legal, valid and binding obligation of the related Settlement Counterparty (or, in the case of an Owned Annuity, the related Annuity Provider), enforceable against such Settlement Counterparty (or such Annuity Provider) in accordance with its terms;

(ix) each such Receivable shall be funded by an annuity contract (and not by the Settlement Counterparty itself);

(x) such Receivable is not currently subject to any default, dispute, litigation or counterclaim and is not, and will not be, subject to any defense (including the defense of usury), rescission, reduction or offset;

(xi) such Receivable and the related contracts comply with applicable laws and the sale of such Receivable by the Claimant to Peachtree Settlement Funding, LLC and was not subject to the law of any state that prohibits assignment of such Receivable;

(xii) the Settlement Agreement relating to such Receivable is not subject to a court approval which has not already been received or on appeal and remains in full force and effect after giving effect to any assignment of the original liable parties’ obligations thereunder;

(xiii) such Receivable did not arise in connection with a class action lawsuit;

(xiv) the death of the Claimant of such Receivable does not result in a suspension of Settlement Payments with respect to such Receivable; and except in the case of Receivables relating to life contingent structured legal settlements, which shall have been hedged through the purchase of a life insurance policy that has been collaterally assigned for the benefit of the SUBI Portfolio; and

(xv) either (1) the sale and/or assignment of such Receivable by the Claimant has been directed by a Transfer Order and such order is not subject to appeal; or (2) such Receivable relates to an Owned Annuity.

Additionally, under the terms of the Transaction Related Contracts, the Settlement Records are subject to independent verification by, or under the auspices of, the Receivables Custodian.  Such contracts also obligate Peachtree Settlement Funding, LLC or an affiliated company to notify the Advisor and to replace any Receivable if, at anytime during the terms of the Portfolio Notes: (i) the physical integrity of the Settlement Records relating to that Receivable is materially impaired; (ii) Peachtree Settlement Funding, LLC becomes aware of any underlying misrepresentation or fraud relating to the origination of any Purchase Agreement (including, for this purpose, any misrepresentation by a Claimant, Annuity Provider, Settlement Counterparty or any Peachtree Settlement Funding, LLC affiliate); (iii) the security interest of any party to the Transaction Related Contracts, which interest is required under such contracts to be perfected in accordance with UCC Article 9 for the benefit of the Noteholders, is impaired or compromised in any material way; or (iv) the value of any Receivable is materially and adversely affected as a result of a breach by Peachtree Settlement Funding, LLC, or any person affiliated with Peachtree Settlement Funding, LLC, of any of the terms of any of the Transaction Related Contracts.  Replacement of a Receivable will not be required, however, if the impairment or breach is cured within the applicable grace period or if the impairment is solely a result of a change in applicable law or the financial position of any Settlement Counterparty, Annuity Provider or other person required to make Settlement Payments.

Ownership and Servicing of the Collateral and Transaction Related Contracts.  The Receivables that constitute the collateral for the Portfolio Notes are part of a larger Origination Pool owned by Peachtree Settlement Funding, LLC.  Ownership of the rights to Settlement Payments received by Peachtree Settlement Funding, LLC for a portion of the Origination Pool – rights that constitute the Receivables securing the Portfolio Notes -- were conveyed to a special undivided beneficial interest account established by Crescit Eundo Trust, a Delaware statutory trust, the grantor of which is Peach Holdings, LLC.  This special account, referred to in this Offering Memorandum as the “SUBI” or the “SUBI Portfolio” has the exclusive ownership of the Receivables.  The Trustee, on behalf of the SUBI, conveyed to the SPE a certificate (“SUBI Certificate”) evidencing ownership of all of the assets of the SUBI.  The Fund, as the holder of the Portfolio Notes, is the beneficiary of a pledge by the SPE to the Fund of the SUBI Certificate, together with all other assets of the SPE, as collateral for the Portfolio Notes.  The Receivables continue to be maintained and serviced by Peachtree Settlement Funding, LLC, and such services are expected to continue to be of the same nature and quality as those services provided by Peachtree Settlement Funding, LLC in maintaining the Origination Pool.

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The following is a summary of the Transaction Related Contracts.

(i)  The “Structured Settlement Sale and Purchase Agreement” evidences the sale to Crescit Eundo Trust, for and with respect to the SUBI Portfolio, of specific Receivables.   The Fund is not be a party to this agreement.

(ii)  The “Servicing Agreement” requires that Peachtree Settlement Funding, LLC (d/b/a Peachtree Settlement Funding) act as the servicer of Settlement Payments as they are received, including making payments to Claimants of that portion of Settlement Payments due to Claimants.

(iii)  The “Intercreditor Agreements” ensure that the rights of the several entities (including the SUBI) that have acquired interests in Settlement Payments from Peachtree Settlement Funding, LLC are perfected by an acknowledgment of control by collateral agents such as the Receivables Custodian of payments received and maintained by such agents.  The Fund is not be a party to the Intercreditor Agreements.

(iv) The “Custodian and Verification Agreement” documents the services that the Receivables Custodian provides with respect to the Settlement Records. The Fund is not be a party to this agreement.

(v)  In addition to the agreements referenced above, the SUBI’s ownership interest in the Receivables is protected under the terms of certain agreements related to the SUBI’s interest in certain lockbox and concentration accounts designed to receive Settlement Payments from Annuity Providers and other persons obligated to make such payments under the terms of the Underlying Settlements.  It should be noted, however, that the SUBI will have recourse only to assets expected to flow through the lockbox and concentration accounts and does not have direct recourse to the assets of Peach Holdings, LLC or Peachtree Settlement Funding, LLC, or to any Annuity Provider or other payor.

(vi)  The “Note Purchase Agreement” governs the manner in which the purchase of the 8.10% Fixed Rate Note, Series 2009-A (issued by the SPE to the Fund) are conducted.  The Fund is a party to this agreement.

(vii)  The “8.10% Fixed Rate Note, Series 2009-A” (previously defined as the “Portfolio Notes”) is issued by the SPE and secured by a pledge of the SUBI Certificate (with accompanying beneficial interest in the assets of the SUBI Portfolio).  The Fund is a party to this agreement.

(viii)  The “SUBI Certificate Pledge Agreement” evidences the pledge by the SPE of the SUBI Certificate (and accompanying beneficial interest in the assets of the SUBI Portfolio) to secure the 8.10% Fixed Rate Note, Series 2009-A (previously defined as the “Portfolio Notes”).  The Fund is a party to this agreement.

PRINCIPAL RISK FACTORS RELATING TO THE FUND’S STRUCTURE

The following are the principal risk factors that relate to the operations and structure of the Fund.  The investments of the Receivables which secure the Portfolio Notes in which the Fund invests are also subject to special risks.  (See “Principal Risk Factors Relating to the Receivables.”)

Closed-End Fund; Limited Liquidity.  Because the Fund is a closed-end investment company, its Units are not redeemable at the option of Members and they are not exchangeable for interests of any other fund.  Although the Board, in its complete and absolute discretion, may cause the Fund to offer to make repurchase offers for outstanding Units at their net asset value, the Units are illiquid when compared to Units of funds that trade on a stock exchange, or Units of open-end investment companies.  Members may be able to sell Units only if they are able to find a Qualified Investor willing to purchase the Units, and in conformity with any Board procedures regarding transfer.  The Fund’s tender offer policy may have the effect of decreasing the size of the Fund over time from what it otherwise would have been.  It may therefore force the Fund to sell assets it would not otherwise sell and increase the expenses of the Fund.

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The Fund is a closed-end, non-diversified, management investment company designed primarily for long-term investors and is not intended to be a trading vehicle.  You should not invest in the Fund if you need a liquid investment.  Although open-end funds (commonly known as mutual funds) are limited to investing no more than 15% of their assets in illiquid investments, closed-end funds do not have this limitation and it is expected that a substantial portion of the Fund’s investments will be illiquid.

Absence of Public Market: Units Not Listed. Although registered under the 1940 Act, the Units are not publicly offered and are not registered, and are not intended to be registered, under the Securities Act or the securities or “blue sky” laws of any state or other jurisdiction.  Reoffers, resales and other transfers of the Units, or any interest therein, may be made only: (i) pursuant to a valid registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and (ii) in compliance with all applicable securities and “blue sky” laws of any state or other jurisdiction.  The Fund does not intend to list its Units for trading on any national securities exchange.  Because the development of an active trading market in the Units is unlikely, prospective investors of the Units should be prepared to bear the financial risks of their investments for an indefinite period.  In addition, if the Units are traded after their initial issuance, they could trade at a discount from their initial offering price.

Concentration of Investments; Non-Diversified Fund.  Although the Fund invests in Portfolio Notes supported and secured by Receivables that originate from a variety of U.S. states and with a variety of insurance companies, the Fund purchased the Portfolio Notes from a single SPE.  The Fund is concentrated in the factoring and structured settlement industry.  The Fund is a non-diversified company under the 1940 Act.  As a result, the Fund may be more susceptible than a more widely diversified investment company to any single economic, financial, political or regulatory occurrence affecting the factoring and structured settlement industry, annuities, insurance companies or the SPE structure.

Leverage Risk.  Although it has no current intention to do so, the Fund is authorized to borrow money or issue preferred shares or debt securities to purchase Portfolio Notes, to meet repurchase requests pursuant to tender offers, and for operational or portfolio management purposes.  Although leverage will increase investment return if the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if the Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will therefore magnify the extent of the changes in the value of the Fund.  Because acquiring and maintaining positions on margin or by the use of other leverage allows the Fund to control positions worth significantly more than its investment in those positions, the amount that the Fund stands to lose in the event of adverse price movements is high in relation to the amount of its investment.  In the event of a sudden, precipitous drop in value of the Fund’s net assets, the Fund’s Advisor might not be able to liquidate assets quickly enough to pay off the Fund’s borrowing.  Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased.  The Fund also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit, increasing the expenses of the Fund and reducing any net investment income.

Valuation Risk.  The Advisor and the Board recognize that market prices are not readily available for the Portfolio Notes in which the Fund invests.  The Portfolio Notes are valued using a fair value methodology adopted by the Fund’s Board.  The fair valuation methodology includes a variety of inputs, including estimated cash flows and a discount rate.  Valuing assets using a fair value methodology involves greater reliance on judgment than valuing assets based on market quotations.  There can be no assurance that the Fund could obtain the fair value assigned to the Portfolio Notes if it were to sell the Portfolio Notes at approximately the time at which the Fund determines its net asset value.

Table of Contents - STRUCTURED CLAIMS FIXED INCOME FUND - Prospectus

Money Market and Other Liquid Investments.  The Fund may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Advisor deems appropriate under the circumstances.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.  Nonetheless, money market instruments are subject to risk, including default risk, depreciation risk and liquidity risk.  For example, commercial paper is not backed by collateral.  Issuers of commercial paper are required to have high credit ratings and defaults have been rare but they have nonetheless occurred, most recently with commercial paper issued by Lehman Brothers.

Other Risk Factors.  The Fund’s investment program is speculative and entails substantial risks.  The Fund’s ability to meet its objective depends on the ability of the SPE to meet its payment obligations, and also depends upon the performance of the Receivables, credit and interest rate markets; and whether the Annuity Providers meet their obligations under the Annuity Contracts.  The value of the Fund’s net assets will fluctuate primarily based on the fluctuation in the value of the Portfolio Notes in which the Fund invests and in the value of the Receivables supporting and securing the Portfolio Notes.

Tax Risks.  Special tax risks are associated with an investment in the Fund.  The Fund operates as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  The Fund should not be subject to U.S. federal income tax, and each Unitholder (referred to as a “Member” in the Operating Agreement) is required to report on the Member’s own annual tax return, to the extent required, the Member’s distributive share of the Fund’s items of income, gain, deduction and loss as determined for U.S. federal income tax purposes.  If the Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends to the extent of the current and accumulated earnings and profits of the Fund.  There can be no assurance that the tax authorities will accept the position of the Fund relating to the consequences of its investment transactions.  The “Taxes” section of the Offering Memorandum and the “Tax Status” section of the SAI describe in more detail the tax risks posed by an investment in the Fund.

Suitability for Purchase.  No representation is made in this Offering Memorandum as to the suitability of purchasing any Units for any prospective investor.  Any prospective investor considering an investment in the Units should seek independent advice as to whether such investment is appropriate and suitable for such investor in view of the financial, liquidity, regulatory, tax, accounting or other considerations relevant to such investor.  The Fund is not intended to be a complete investment program.

Applicable Law and Regulatory Developments.  The Fund must comply with various legal requirements, including requirements imposed by the federal securities laws and tax laws.  Should any of those laws change over the life of the Fund, the legal requirements to which the Fund may be subject could differ materially from current requirements.  Future regulations, if any, could have a material adverse impact on the Fund’s ability to conduct its business as described herein or even to continue doing business at all.

PRINCIPAL RISK FACTORS ASSOCIATED
WITH INVESTING IN THE PORTFOLIO NOTES

The Fund’s investments in Portfolio Notes secured by Receivables are also subject to special risks.  The impact of a particular risk involved in a Portfolio Note will, in turn, have a corresponding impact on the Fund.

Single Issuer Risk.  The Fund purchased the Portfolio Notes from a single SPE secured by Receivables originated by a single Factor.

Counterparty Risk/Credit Risk; Limited Assets of the SPE and the SUBI.  The SPE is unrated.  Its owner and affiliates are not public companies and/or there is limited public information about the financial condition of any of them.  The SPE does not have any significant assets or sources of funds other than the Receivables held by the SUBI and amounts on deposit in certain cash accounts relating thereto.  Payment of principal and interest on the Portfolio Notes is dependent (with certain limited exceptions) on collections of the Receivables.

Table of Contents - STRUCTURED CLAIMS FIXED INCOME FUND - Prospectus

Interest Rate Risk.  Interest rate risk is the risk that the Portfolio Notes, and the Receivables securing the Portfolio Notes, will decline in value because of changes in interest rates.  An investment in the Portfolio Notes, like any fixed-income security, can generally be expected to decline in value when interest rates rise.  Conversely, when interest rates fall, the value of fixed-income securities generally can be expected to rise.  This will impact the Fund’s net asset value, but may also affect the Fund in the event the Advisor seeks to sell some or all of the Portfolio Notes.  Interest rates in the U.S. have been at historically low levels, so the Fund faces a heightened risk that interest rates may rise.

Inflation Risk.  Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money.  Investment income from the Portfolio Notes will be fixed over a period of time set forth in such notes; as a result, the Portfolio Notes, like other fixed-income investments, will decrease in value in an inflationary market environment, as will the Receivables securing repayment of the Portfolio Notes.  The real value of the Units, the distributions on those Units and the Fund’s net asset value can decline.

Limited Liquidity; Absence of Public Market.  The Portfolio Notes are not registered under the Securities Act or the securities or “blue sky” laws of any state or other jurisdiction.  Reoffers, resales or other transfers of the Portfolio Notes by the Fund may be made only by a valid registration statement or pursuant to an exemption from the registration requirements of the Securities Act.  Currently, no trading market exists for the Portfolio Notes, and no assurance can be given as to the development or liquidity of any trading market for the Portfolio Notes in the future or that any such market would continue for the life of the Portfolio Notes.  In addition, if the Portfolio Notes are traded after their initial issuance to the Fund, they could trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the financial condition and prospects of the SPE or the SUBI and other factors beyond the control of the Fund, including general economic conditions.

Portfolio Notes are Unrated.  The Portfolio Notes have not been rated by any rating agency.  Consequently, no person has examined the Portfolio Notes or the Receivables to determine the likelihood that holders of the Portfolio Notes will receive the payments of principal and interest required to be made on the Notes.

Neither the SPE nor any of its affiliates are registered as investment companies.   Accordingly, the Fund has not been accorded the protections of the 1940 Act with respect to its position as holder of the Portfolio Notes.

Potential Delays of Principal and/or Interest Payments.  The anticipated payments of principal and interest on the Portfolio Notes may be affected by delays or reductions in payments on the Receivables, as a result of a breach of a representation or warranty by the SPE under the terms of the Transaction Related Contracts, the bankruptcy of an Annuity Provider or any affiliate of Peach Holdings, LLC.  As described in more detail in this Offering Memorandum, under certain circumstances, the Fund has recourse to and/or the right to specific remedies from, Peach Holdings, LLC or its affiliates.  Projected payments on the Portfolio Notes described herein should not be regarded as a representation by the Fund as to the payment results that will actually be achieved by the Fund.

Potential Sales of Portfolio Notes by the Fund; Common Collateral.  The Portfolio Notes purchased by the Fund represent an interest in the assets of the SPE, and to the extent that the Fund sells any portion of the Portfolio Notes, it shares the same collateral as security for the repayment of the Portfolio Notes.  Should principal and interest payments on the Portfolio Notes be delayed or terminate, the Fund may experience further delays or interference in foreclosing on its collateral due to the rights of the transferees of Portfolio Notes.  This could adversely affect the income of the Fund and its net asset value.

PRINCIPAL RISK FACTORS RELATING TO THE RECEIVABLES

Special Risks of the Receivables include:

General.  The impact of a particular risk involved in a Receivable may have a corresponding impact on the Fund to the extent that the risk is not mitigated by a covenant of the SPE, Peach Holdings, LLC or any other entity under the terms of the Transaction Related Contracts or otherwise.

Table of Contents - STRUCTURED CLAIMS FIXED INCOME FUND - Prospectus

Potential Legal Risks of Transfers of Structured Settlements.  Purchase of settlement payments by the Factor, the subsequent assignment of the Receivables to the SUBI and the SPE, and the pledge of Receivables as security for the Portfolio Notes occurs in the context of a highly regulated legal environment.  State statutes in the majority of the states govern the transfer of payment rights under settlement agreements.  In addition, the vast majority of the structured legal settlement agreements contain some form of anti-assignment provision purporting to prevent the Claimants from transferring settlement payments to a third party.  Courts in various jurisdictions may differ with respect to the consequences of such transfers.  The Fund is subject to the risk that a Court could determine that the transferring Claimant owes damages for breach of contract to the Annuity Provider and seeking compensation from the Fund.  Federal tax legislation, bankruptcy considerations, state Uniform Commercial Code provisions and case law involving contractual anti-assignment clauses, among other legal factors, also play a significant role in the purchase and/or pledge of settlement payments.  (In contrast, Owned Annuities generally involve annuities purchased directly by individuals.)  If any of the transfers fail to comply with state statutes governing settlements and transfers, the value of the resulting receivables held by the SUBI could be materially impaired.  (See “About the Collateral, Receivables and the Underlying Settlements.”)

Possible Insolvency or Downgrade; Other Changes in Ratings of Annuity Providers.  Although the Annuity Providers are insurance companies regulated by state insurance commissions and subject to certain capital requirements, there remains a possibility that an Annuity Provider could become insolvent and seek protection under the federal bankruptcy or state insolvency laws.  Such action could delay or reduce the payment of Receivables to the SUBI and, in turn, could delay or reduce the principal and interest payments on the Portfolio Notes and reduce the Fund’s net asset value.  A bankruptcy proceeding with respect to a Claimant or Peachtree Settlement Funding, LLC could also delay or reduce the payment of Receivables to the SUBI, and therefore to the Fund, reducing the Fund’s net asset value.  Additionally, an Annuity Provider may have its rating downgraded, withdrawn or suspended by one or more rating agencies which, with time, could adversely affect the payment of principal and interest on the Portfolio Notes held by the Fund and/or impair the Fund’s security interest in Receivables of that Annuity Provider.

Allocation Risk.  The Advisor has the discretion to set criteria for the Receivables.  There is no assurance that the Advisor’s decisions in this regard will result in the desired effects.  In addition, the investment decisions of the Advisor are based on the information and documentation regarding the Receivables provided by Peach Holdings, LLC, and/or its affiliates and an independent verification agent.  If such information is inaccurate or incomplete, it is possible that the Advisor’s investment plan for the Fund will be negatively affected.

Conflict of Interest of Peach Holdings, LLC and/or Affiliates .  Peach Holdings, LLC and/or affiliates originate the Receivables securing the Portfolio Notes, service (through Peachtree Settlement Funding, LLC) the Underlying Settlements and control the SPE.  Peachtree Settlement Funding, LLC is the “payee” of the Receivables on the records of the Annuity Providers.  Consequently, the Fund is subject to the risk that Peachtree Settlement Funding, LLC will fail to make the required payments to the Fund, that Peachtree Settlement Funding, LLC will become insolvent, or that Peachtree Settlement Funding, LLC will otherwise fail to comply with the terms of the various assignments and other agreements, all of which could impact the Fund’s assets.  The protections available to the Fund under the various security documents, such as the Note Purchase Agreement, the Pledge Agreement and the Intercreditor Agreements (described herein) in the event of a Servicer default, may not completely mitigate the risks to the Fund or be sufficient to compensate the Fund for any loss or may result in significant delay in the receipt of payments by the Fund.

Moreover, none of the entities controlled by Peach Holdings, LLC is a publicly traded corporation nor is any such entity (or Peach Holdings, LLC) an organization that is rated by any independent services.  Consequently, the Fund must rely on limited available public information regarding the financial condition and business of Peach Holdings, LLC, Peachtree Settlement Funding, LLC, or their affiliates.

Conflicts of Interest Exist for Peachtree Settlement Funding, LLC.  Peachtree Settlement Funding, LLC and its affiliates, and their officers and employees, carry on substantial origination, factoring and servicing activities relating to structured settlements which do not relate to the Fund and in which the Fund has no interest.  Peachtree Settlement Funding, LLC may have conflicts of interest in allocating the time and attention of its employees and in assembling the Collateral Pool.  Other pooled investment vehicles sponsored by Peachtree Settlement Funding, LLC may invest in similar types of receivables as the Fund.  In addition, Peachtree Settlement Funding, LLC may have conflicts of interest which arise over time.  Peach Holdings, LLC, the parent of Peachtree Settlement Funding, LLC, is majority-owned by DLJ Merchant Banking and Credit Suisse, two large banks with comprehensive banking and investment operations worldwide.  Investors should be aware that these entities may become involved in multiple types of activities or have additional financial interests that could disadvantage the Fund or its investors.

Table of Contents - STRUCTURED CLAIMS FIXED INCOME FUND - Prospectus

Potential Change in Servicer.  Peachtree Settlement Funding, LLC is responsible for servicing and administering the Receivables owned by the SUBI, using the same degree of skill and care that Peachtree Settlement Funding, LLC exercises in performing similar obligations for itself or others.  Under the terms of its Servicing Agreement, Peachtree Settlement Funding, LLC may resign or be removed, in which case a backup or substitute servicer must be appointed.  If a new servicer for the Receivables is not hired promptly, it may result in missed payments from Annuity Providers and, potentially, delay the receipt of principal and interest payments on the Portfolio Notes by the Fund.

Dependence on Investment Advisor and Peach Holdings, LLC Affiliates.  The success of the Fund depends primarily upon the ability of the Advisor to create selection criteria which results in an appropriate portfolio of Receivables securing the Portfolio Notes.  In addition, the Fund’s success depends on the ability of the Advisor to earn more on the Portfolio Notes than the Fund is paying out in borrowing and other costs.  The Advisor is dependent on key personnel.  To the extent that such key personnel were to depart, the Advisor’s ability to develop and implement the Fund’s investment program may be impacted adversely.  Similarly, the Fund also depends on the services provided to the SUBI by Peach Holdings, LLC and/or its affiliates to ensure that, ultimately, the Fund continues to receive on a timely basis the principal and interest payments on the Portfolio Notes.

Credit Ratings – Annuity Providers.  Credit ratings of insurance companies, such as the Annuity Providers, are not a guarantee of quality or a warranty, nor are they a recommendation by the rating agency to buy, sell or hold any financial obligations of such companies.  A credit rating represents only the applicable rating agency’s opinion regarding financial strength and ability of the insurance company to meet its ongoing insurance policy and contract obligations.  In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value.  As a result, a credit rating may not fully reflect the risks inherent in the relevant insurance company.  Rating agencies may fail to make timely changes to credit ratings in response to subsequent events.

Credit Risk – Annuity Providers.  Credit risk is the risk that an Annuity Provider of a Receivable will become unable to meet its obligation to make payments.  In general, lower rated Receivables carry a greater degree of risk that the Annuity Provider will lose its ability to make payments, which could have a negative impact on the Fund’s net asset value or distributions.  The Fund purchases Portfolio Notes supported by Receivables that represent the obligations of highly rated insurance companies, rated not less than BBB by Standard and Poor’s Corporation or rated at least Baa by Moody’s Investor Service or BBB by Fitch, Inc., although such ratings are not a guarantee or warranty of any kind.

Insurance Industry Risk.  Because the Receivables represent insurance company obligations, Fund investors may be exposed to additional risks.  To the extent that the Annuity Providers represented in the Collateral Pool are affected by adverse economic, political or regulatory occurrences affecting the insurance industry.  For example, health care and insurance-related issuers may become subject to new government or third party payor reimbursement policies and national and state legislation which may affect the financial position of certain Annuity Providers.

Receivables Factoring Industry Risk.  Because the Receivables originate from and are serviced by a single entity in the receivables factoring industry, investors in Units may be exposed to additional risks.  This may make the Fund more susceptible to adverse economic, financial, political or regulatory occurrences affecting the receivables financing industry generally or Peachtree Settlement Funding, LLC specifically.  For example, receivables financing may become subject to new government policies or regulations, or additional national or state legislation which may affect the financial position or operations of all receivables factors generally or that of Peachtree Settlement Funding, LLC specifically.  In the event that Peachtree Settlement Funding, LLC’s operations are uniquely affected by such events, the Fund could be disadvantaged more than if it used a different factor and servicing company or a variety of factors and servicing companies.

Table of Contents - STRUCTURED CLAIMS FIXED INCOME FUND - Prospectus

Risks of Foreclosure on Collateral. If an event of default occurs under the Portfolio Notes, the Fund’s ability to promptly take possession of the Collateral is subject to additional risks.  Because the cash from the Receivables is commingled with that from other receivables (in which the Fund does not have an interest), third parties may delay or frustrate the Fund’s efforts to collect such payments.  In addition, competing claims or defenses to payment may surface.  Foreclosure is governed by provisions of state laws, and where collateral is located in multiple states those laws may differ or conflict to some extent, causing delays in the Fund’s possession of the Collateral.  Although the Fund has taken steps to address these risks in the Transaction Related Contracts and other documents governing the relevant accounts and the related security interest documentation and filings, there can be no assurance that the Fund will gain prompt possession of its collateral.  (See also, “About the Collateral, Receivables and the Underlying Settlements.”)

Bankruptcy Risk – SPE and SUBI.  Because neither the SPE nor the SUBI have significant assets to support repayment of the Portfolio Notes, other than the Receivables, the Fund bears the risk that one or both of them may file a petition in bankruptcy should any payment on Receivables become impaired, delayed or delinquent.  Court processes may delay, reduce or halt payments of principal and/or interest on the Portfolio Notes, which would adversely affect the Fund.

Insolvency Risks with Respect to Claimants.  If a Claimant were to file for bankruptcy, the sale of the settlement payments to the Factor, and then in turn to the SUBI, would be subject to possible additional risks.  If the court were to view the transfer as a loan from the Factor to the Claimant, it may become part of the debtor’s estate and therefore subject to the automatic stay of the court, impairing the rights of the Factor and SUBI to receive payments on Receivables.  Although the SUBI will take steps to minimize this risk in the structure of its purchase of Receivables from the Factor, it may not be completely eliminated.

Insolvency Risks with Respect to Insurance Companies.  Although the Annuity Providers are insurance companies with high credit ratings as described in this Offering Memorandum, there remains a possibility that an Annuity Provider could become insolvent and seek protection under the federal bankruptcy or state insolvency laws.  Such action could delay or reduce the payment of Receivables and, in turn, could delay or reduce the principal and interest payments to the Fund on the Portfolio Notes, reduce the Fund’s net asset value and/or impair the Fund’s security interests.

Additionally, when a Settlement Counterparty obtains an annuity contract in connection with a Settlement Agreement, the Settlement Counterparty, rather than the Claimant, is generally the stated owner of the annuity contract.  It could be argued by an unpaid creditor or representative of the creditors (such as a trustee in bankruptcy) of a Settlement Counterparty that the payments due from the Annuity Provider are the property of the estate of such Settlement Counterparty, as the named owner thereof.  Under such circumstances, delays and/or reductions in payment of Receivables may result.

Risks Regarding Liquidity and Capital Resources of Peachtree Settlement Funding, LLC and Affiliates.  Peachtree Settlement Funding, LLC requires a substantial amount of cash to implement its business strategy, including, without limitation, cash to:  (i) finance its receivables that have not been securitized; (ii) pay the fees and expenses incurred in connection with its securitization transactions; (iii) pay operating expenses; and (iv) satisfy working capital needs.  These cash requirements, which have been satisfied with respect to the Receivables primarily through securitizations and warehouse borrowings, will increase as originations increase.  No assurance can be given that Peachtree Settlement Funding, LLC will have access to the capital markets in the future for equity or debt issuances or for securitizations or that financing through bank lines of credit or other means will be available on acceptable terms to satisfy their cash requirements.

Peachtree Settlement Funding, LLC has various obligations arising from representations and warranties, and certain other contractual obligations related to the sale or servicing of the Receivables under the Structured Settlements Sale and Purchase Agreement, including the obligation to repurchase Receivables in certain limited circumstances.  In the event of any financial or other inability of Peachtree Settlement Funding, LLC to fulfill its obligations in respect of the Receivables, or any inability to service the Receivables under the Servicing Agreement, payments on the Notes could be adversely affected.

MANAGEMENT

Board of Managers.  The Fund has a Board of Managers that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations.  At least a majority of the Board is composed of persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (“Independent Board Members”).  See “Management of the Fund” in the Fund’s SAI for identities of the Board Members and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding election of the Board and Board membership.  Any vacancy on the Board may be filled by the remaining Board Members, except to the extent the 1940 Act requires the election of the Board Members by the Members.

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The Advisor.  Under the supervision of the Board and pursuant to an investment management agreement, City National Rochdale, LLC (formerly, Rochdale Investment Management LLC) (“Rochdale” or the “Advisor”), a registered investment adviser with headquarters at 570 Lexington Avenue, New York, New York 10022-6837, provides investment supervisory services to the Fund.  The Advisor is wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of City National Corporation (SYM: CYN), a publicly traded financial holding company.

The Advisor’s code of ethics prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements.  Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Fund, the Advisor provides the Fund with ongoing investment guidance, policy direction, and monitoring of the Fund and all service providers to the Fund.  The investment management agreement may be terminated by the Board, by a majority vote of the Unitholders, or by the Advisor.

FEES AND EXPENSES

Advisory and Services Fees.  The Fund pays the Advisor an investment management fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, including assets attributable to the Advisor (or its affiliates) and before giving effect to any repurchases of Units by the Fund.  The Fund also pays the Advisor a servicing fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, before giving effect to any repurchases of Units by the Fund, for providing certain oversight and other services.

Under the investment management agreement, the Advisor acts as investment advisor to the Fund and supervises investments of the Fund on behalf of the Fund in accordance with the investment objectives, policies and restrictions of the Fund.  Under the servicing agreement, services provided include, but are not limited to: (i) coordinating the activities of the Fund and of all other service providers; (ii) making available appropriate individuals to serve as executive officers of the Fund, upon designation as such by the Board, including a Chief Executive Officer and Chief Financial Officer; (iii) subject to board approval and as contemplated under Rule 38a-1 of the 1940 Act, furnishing to the Fund the services of an individual qualified to serve as the Fund’s Chief Compliance Officer and provide to such individual with all such staff support and other resources as may be necessary to such Chief Compliance Officer in carrying out the duties of such office; and (iv) performing such other services for the Fund as may be mutually agreed upon by the parties from time to time.

The Fund pays the Advisor these management and servicing fees on a monthly basis, in arrears, on or before the tenth (10th) day of each calendar month, calculated on the total net asset value of the Fund as of the last business day of the preceding month.  Management and servicing fees are an expense out of the Fund’s assets, and are indirectly reflected in each Member’s capital account (including capital accounts of the Advisor and its affiliates, if any).  Net assets means the total value of all assets under management of the Fund, less all accrued debts, liabilities, and obligations of the Fund, calculated before giving effect to any repurchase of Units on the date of calculation.  (See “Units and Capital Accounts.”)

Administrative and Transfer Agency Fees. U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for the Fund.  The Administrator also serves as the Fund’s transfer and distribution disbursing agent, pursuant to the Administration Servicing Agreement and has agreed to provide the following services, among others:  maintain the register of Unitholder and enter on such register all issues, transfers, and repurchases of Units for active and closed accounts according to the 1940 Act; assist the Fund’s accountants in the preparation of, and mail, tax forms; handle telephone calls and correspondence of Unitholders; control and reconcile Units; mail and tabulate proxies for Unitholder meetings; mail prospectuses; process payments; and confirm account activity.

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The Administration Servicing Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Board and Unitholders; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Unitholder reports and other regulatory reports or filings required of the Fund; prepare all required filings necessary to maintain the Fund’s ability to sell Units in all states where it intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to Unitholders; coordinate the preparation and payment of Fund related expenses; monitor and oversee the activities of the Fund’s servicing agents (i.e., custodian, fund accountants, etc.); review and adjust as necessary the Fund’s expense accruals; maintain and preserve certain books and records; calculate the net asset value of the Fund; and perform such additional services as may be agreed upon by the Fund and the Administrator.

For its services, the Fund pays the Administrator a fee at the annual rate of:  0.08% on the first $150 million of the Fund’s month-end net asset value; 0.06% on the next $150 million of the Fund’s month-end net asset value; and 0.04% of the Fund’s month-end net asset value on assets above $300 million.  The Fund pays the Administrator these fees on a monthly basis, in arrears, calculated on the total net asset value of the Fund as of the last business day of the preceding month before giving effect to any repurchases of Units by the Fund.

Other Expenses.  The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the organization of the Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by the Fund; fees and expenses of outside legal counsel, including foreign legal counsel, if any; independent registered public accounting firm; fees and expenses in connection with repurchase offers and any repurchases of Units; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing prospectuses, SAIs, and any other material (and any supplements or amendments thereto), reports, notices, other communications to Members, and proxy material; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings; expenses of corporate data processing and related services; Member record keeping and Member account services, fees, and disbursements; fees and expenses of the Board Members that the Advisor, the Distributor, or their affiliates do not employ; insurance premiums; and extraordinary expenses such as litigation expenses.  The Fund may need to sell Portfolio Notes to pay fees and expenses, which could cause the Fund to realize taxable gains.  From time to time and subject to certain limitations, the Fund may borrow money from banks or use financial leverage through the issuance of preferred shares or debt securities for operational or portfolio management purposes.  (See “Investment Strategy – Other Investment Policies.”)

The Advisor has agreed to reimburse expenses to the extent necessary so that the Fund’s annualized expenses do not exceed 1.40% (the “Reimbursement Agreement”).  The expense reimbursement arrangement will not apply to any taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, extraordinary expenses, including litigation of any kind, non-performance of the assets underlying the Portfolio Notes (as defined below), or costs associated with investment losses and/or impairment of collateral underlying the Portfolio Notes.  The Advisor is contractually obligated to reimburse expenses in accordance with the Reimbursement Agreement until May 12, 2016.  Thereafter, the Reimbursement Agreement will automatically renew for one-year terms and may be terminated by the Fund upon sixty (60) days prior written notice to the Advisor.  Subject to the Reimbursement Agreement, the Advisor will be entitled to recover expenses incurred by it on the Fund’s behalf during each of the Fund’s three fiscal years following the fiscal year in which such expenses were incurred.

PORTFOLIO TRANSACTIONS

Although the Fund expects to hold the Portfolio Notes initially acquired until their maturity or expiration, it is not required to do so if the Advisor and the Board determine it is not in the interests of Members.  Likewise, although the Fund does not expect to purchase additional Portfolio Notes during the life of the Fund (after the initial start-up phase), it may do so if recommended by the Advisor and approved by the Board.  In the event that the Fund sells or purchases Portfolio Notes, the Fund may incur various transaction costs such as legal fees to effectuate transfer.

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VOTING

Each Member has the right to cast votes equal to the percentage of Units held compared to the total number of Units outstanding at a meeting of Members called by the Board.  Members will be entitled to vote on any matter on which shareholders of a registered investment company would be entitled to vote, including approval of the investment management agreement and approval of the Board to the extent voting by shareholders is required by the 1940 Act.  Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund and may not act for or bind the Fund.

CONFLICTS OF INTEREST

In addition to the potential conflicts of interest of Peachtree Settlement Funding, LLC described above, the investment and other business activities of the Advisor, and its affiliates, officers, Board members, partners and employees, with respect to their own accounts and the accounts they manage for others may give rise to conflicts of interest in relation to the Fund.  The Advisor has adopted written policies and procedures that address conflicts of interests in its business operations.

PURCHASE OF UNITS

Distribution Arrangements.   RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-212-702-3500 is the distributor of the Units pursuant to a Distribution Agreement between the Fund and the Distributor.  The Distributor is an affiliate of the Advisor.  Consummation of the offering is conditioned upon a minimum subscription amount.  The Fund will sell Units only to investors who certify that they are Qualified Investors.  The minimum initial investment by an investor is $25,000, subject to waiver by the Distributor.  Pending investment in the Fund, the proceeds of the offering (less any applicable sales load) will be placed by the Distributor in an interest-bearing escrow account maintained by U.S. Bank, N.A. pending the closing of such offering.  After any closing, the balance in the escrow account will be invested pursuant to the Fund’s investment policies as soon as reasonably practicable.  If the minimum subscription amount is not achieved, all subscription payments held in escrow will be repaid to investors as promptly after the end of the offering period as is practicable.  (See “Qualified Investors” and “Use of Proceeds.”)

Both initial and additional purchases of Units in the Fund may be accepted from investors at such times as the Board may determine on the terms set forth below.  The Board may, in its discretion, suspend the offering of Units at any time or permit purchases on a more frequent basis.  The Board reserves the right in its complete and absolute discretion to reject any purchase of Units in the Fund.  Units will be offered at their net asset value plus a sales charge.  (See “Net Asset Valuation.”)  Investors purchasing Units in the Fund may be charged a sales load, as described below.  All purchases are subject to the receipt of cleared funds two business days prior to the acceptance date.

The minimum initial purchase by each investor is $25,000; there is no minimum required amount for an additional investment, if any additional investment is permitted.  Please note that broker-dealers may establish higher minimum investment requirements than the Fund, and may independently charge you transaction fees and additional amounts (which may vary) in return for their services, which will reduce your return.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units must be by receipt of federal or other immediately available funds (“Cleared Funds”).  Each initial or subsequent purchase of Units will be payable in one installment and will be due at least two business days prior to the proposed acceptance of the purchase, although the Board may accept, in its discretion, purchases prior to its receipt of cleared funds.  During the offering, Units may be purchased only from the selected broker-dealers or through the Distributor. The Fund will have the sole right to accept orders to purchase Units and reserves the right to reject any order in whole or in part.

Methods for Purchasing Units.  To make an investment in the Fund, contact the Distributor:  RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, 1-212-702-3500.  Accounts may be opened only through the selected broker-dealers or through the Distributor.  Customers of the Distributor or of broker-dealers that have entered into selling group agreements with the Distributor or its delegate may open an account and buy Units by mailing a completed application, including complete wiring information, to:  CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC.  Cash, checks, traveler’s checks, third party checks, or money orders will not be accepted.  Units are not available in certificated form.

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Sales Charge and Minimum Investment Waivers.  The Distributor may, at its discretion, waive sales charges and minimum investment requirements for the purchase of Units of the Fund by or on behalf of:  (i) purchasers for whom the Distributor or the Advisor or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees, registered representatives, advisory representatives, counsel and other service providers (together, “Rochdale Associates”) and retired Rochdale Associates (including spouses, children, and parents of Rochdale Associates and retired Rochdale Associates) of the Distributor or the Advisor and any affiliates of the Distributor or the Advisor; (iii) Board Members and retired Board Members of the Fund (including spouses and children of Board Members and retired Board Members) and any affiliates thereof; and (iv) purchasers who use proceeds from an account for which the Distributor or the Advisor or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Units of the Fund.  To receive a sales charge or minimum investment waiver in conjunction with any of the above categories, investors must, at the time of purchase, give the Distributor sufficient information to permit confirmation of qualification.  Notwithstanding any waiver, investors remain subject to the eligibility requirements set forth in this Offering Memorandum.  The Fund and the Advisor have agreed to indemnify the Distributor against certain liabilities, including certain liabilities under the Federal securities laws.

TENDER OFFERS AND OTHER REPURCHASES OF UNITS

No Right of Redemption.  No Member will have the right to require the Fund to redeem its Units.  No public market exists for the Units, and none is expected to develop.  Consequently, Members will not be able to liquidate their investment.  The Board, in its complete and absolute discretion, may cause the Fund to offer to make repurchase offers for outstanding Units at their net asset value, but the Units are illiquid when compared to shares of funds that trade on a stock exchange, or shares of open-end investment companies.  Members may be able to sell Units only if they are able to find a Qualified Investor willing to purchase the Units, and in conformity with any Board procedures regarding transfer.  The Fund’s tender offer policy, if executed, may have the effect of decreasing the size of the Fund over time from what it otherwise would have been.  It may result in the Fund incurring indebtedness or otherwise increase the expenses of the Fund.  The Fund is designed primarily for long-term investors and is not intended to be a trading vehicle.  You should not invest in the Fund if you need a liquid investment.  Although open-end funds (commonly known as mutual funds) are limited to investing no more than 15% of their assets in illiquid investments, closed-end funds do not have this limitation and it is expected that substantially all of the Fund’s investments will be illiquid.

Repurchases of Units During a Tender Offer.  The Board, from time to time and in its complete and absolute discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Advisor, pursuant to written requests by Members.  In determining whether the Fund should offer to repurchase Units from Members pursuant to written requests, the Board will consider, among other things, the recommendation of the Advisor.  It is not expected that the Advisor will make such a recommendation.  The Board in its complete and absolute discretion determines the repurchase amount, and such repurchase amount may be a portion of the Fund’s outstanding Units.  (See “Summary of Operating Agreement.”)

TRANSFERS OF UNITS

A Member may transfer his, her or its Units only with prior written consent of the Board, which consent may be withheld in the Board’s sole and absolute discretion.  Each transferring Member and each transferee agrees to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.  If a Member transfers Units with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to the Fund as a Member.  Notwithstanding the foregoing, with the consent of the Advisor and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.

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The Board may not consent to and/or ratify a transfer of a Unit by a Member unless such transfer is to a single transferee or, after the transfer of the Unit; the balance of the account of each of the transferee and transferor is not less than $25,000.  By subscribing for a Unit, each Member agrees to indemnify and hold harmless the Fund, the Board, the Advisor, and each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

NET ASSET VALUATION

The Fund’s net asset value will be computed as of the last business day of each month.  The value of a Member’s capital account will equal the net asset value of the Fund, multiplied by such Member’s investment percentage.  The manner in which assets of the Fund other than the Portfolio Notes (if any) will be valued is set forth below under the sub-heading “Marketable Securities.”

Fair Valuation of Portfolio Notes.  The Fund’s Board has adopted written procedures (“Fair Value Procedures”) pursuant to which the Fund will value its investments in the Portfolio Notes.  The Fair Value Procedures, which may be changed by the Board as it deems appropriate and consistent with the Board’s responsibilities under the Operating Agreement and the 1940 Act, recognize that market quotations are not readily available for the Portfolio Notes.  The Portfolio Notes are valued using a fair value methodology and the related Fair Value Procedures.  The Board has delegated responsibility for making day-to-day fair value determinations to the Advisor.  The Advisor has formed an internal Fair Value Committee to monitor and implement the fair value process with respect to the Fund in accordance with the terms of the Fair Value Procedures.

The fair value methodology includes a variety of inputs, including estimated cash flows and a discount rate.  The cash flow to the Fund generated by the Portfolio Notes is estimated based on estimated cash flows as projected by the Annuity Providers on the date of purchase of the Portfolio Notes by the Fund.  The Fair Value Committee will adjust such estimated cash flows, if necessary, based on certain information obtained by the Advisor such as information relating to the financial position of the SPE, the Annuity Providers or the underlying receivables.  The discount rate that is applied is computed as the total of the current Barclays Capital U.S. Investment Grade Credit Insurance Index (yield-to-worst) plus a liquidity premium adjustment and a credit adjustment.  The Fair Value Committee regularly reviews the fair value methodology utilized by the Fund and proposes any updates to the methodology to the Board when deemed appropriate.

Valuing assets using a fair value methodology involves greater reliance on judgment than valuing assets based on market quotations.  Many factors influence the price at which the Fund could sell the Portfolio Notes and the sales price the Fund could receive for the Portfolio Notes may differ significantly from the Fund’s valuation of the Portfolio Notes.  There can be no assurance that the Fund could obtain the fair value assigned to the Portfolio Notes if it were to sell the Portfolio Notes at approximately the time at which the Fund determines its net asset value.

Marketable Securities.  To the extent the Advisor invests the assets of the Fund in securities or other instruments that are not Portfolio Notes, as set forth under “Use of Proceeds” and “Investment Strategy – Other Investment Policies”, the Fund will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges (including the NASDAQ Stock Market, or the OTC Bulletin Board) will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded.  If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service.  Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share.  Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service.  If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

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In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Advisor and/or the Board will reevaluate the fair value methodology to determine what, if any, adjustments should be made to the methodology.  See “Other Risk Factors” in the Summary to this Offering Memorandum, “Net Asset Valuation” and “Principal Risk Factors Relating to the Receivables” for more information on asset valuation when there is no public market or possibly no market at all for an asset.

The valuations for fixed income securities are typically the prices supplied by independent third party pricing services, which may use market prices or broker-dealer quotations or other techniques and methodologies.  If independent third party pricing services are unable to supply prices for a portfolio investment, or if prices supplied are deemed by the Advisor to be unreliable, a market price may be obtained by the Advisor using quotations from one or more broker-dealers.  The Advisor and/or the Board will monitor periodically the reasonableness of valuations provided by any pricing service.  Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined in good faith and in accordance with the Fair Value Procedures to represent fair value.

Expenses of the Fund, including the Advisor’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board or Advisor should prove incorrect.  Also, the Advisor will only provide determinations of the net asset value of the Fund on a monthly basis, in which event it will not be possible to determine the net asset value more frequently.

UNITS AND CAPITAL ACCOUNTS

General.  The Fund maintains a separate capital account for each Member.  Each capital account has an opening balance equal to the Member’s initial contribution to the capital of the Fund (i.e., the amount of the investment less any applicable sales load).  Each Member’s capital account will be increased by the amount of any additional contributions by the Member to the capital of the Fund, plus any amounts credited to the Member’s capital account as described below.  Similarly, each Member’s capital account will be reduced by the sum of the amount of any repurchase by the Fund of the Member’s Units, or portion thereof, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member’s capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period.  Such computation is expected to occur on a monthly basis and other times, in the Board’s discretion.  A fiscal period begins on (i) the day after the last day of the preceding fiscal period and ends at the close of business on the last day of each taxable year (December 31), (ii) the day preceding the date as of which any contribution to the capital of the Fund is made, (iii) any day as of which the Fund repurchases any Units of any Member, (iv) any day as of which any amount is credited to or debited from the capital  account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective ownership of Units, or (v) any other day as determined by the Board.

Allocation of Special Items; Reserves.  Withholding taxes or other tax obligations incurred by the Fund which are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Fund paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.

Appropriate reserves may be created, accrued, and charged against net assets for contingent liabilities as of the date the contingent liabilities become known to the Fund.  Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate.  The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, against net assets.

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SUMMARY OF OPERATING AGREEMENT

The following outline summarizes the material provisions of the Fund’s Second Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time (the “Operating Agreement”), that are not discussed elsewhere in this Offering Memorandum.  This outline is not definitive, and each prospective Member should carefully read the Operating Agreement, a copy of a form of which is attached as Appendix A in its entirety.  The description of the Operating Agreement in this Offering Memorandum is qualified in its entirety by reference to Appendix A.

Management.  The management of the Fund is vested exclusively in the Board of Managers.  Each “Manager” shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in the board of directors of a registered investment company.  The Board may determine all matters concerning valuation of securities, other assets and liabilities as well as allocations among the Members and accounting procedures, not expressly provided for in the Operating Agreement, whose determination is to be final and conclusive as to all Members.  The Board may delegate to any person, including officers of the Fund, any rights, power, and authority vested by the Operating Agreement in the Board to the extent permissible under applicable law.  The Managers may make contributions and own Units in the Fund, but are not required to do so; except that, the Manager who serves as the Tax Matters Member is required to be a Member and own Units in the Fund.  The Members will have no part in the management of the Fund and will have no authority or right to act on behalf of the Fund in connection with any matter; except that, Members shall have the right to vote on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Limited Liability Company Act.

Limited Liability. To the fullest extent permitted under applicable law, a Member shall not be liable for the Fund’s debts, obligations, or liabilities in any amount in excess of the Capital Account balance of such Member.  To the fullest extent permitted under applicable law, the Board of Managers shall not be liable for the Fund’s debts, obligations, and liabilities.

Term; Termination.  The term of the Fund is indefinite.  The Fund may be dissolved: (i) upon the affirmative vote to dissolve the Fund by (1) the Board; or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; (ii) upon the failure of Members to elect a successor Board at a meeting called by the Members, when no Board member remains to continue the business of the Fund; (iii) by the entry of a decree of judicial dissolution under § 18-802 of the Delaware Limited Liability Company Act; or (iv) as required by operation of law.

In the event of the termination of the Fund, the Board (or a liquidator) shall promptly liquidate the business and administrative affairs of the Fund, and the proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion, as applicable) shall be distributed in the following manner: (i) in satisfaction of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members; (ii) the debts, liabilities, or obligations that are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and (iii) to the Members on a pro rata basis according to the balances in their Capital Accounts.

Capital Accounts.  The Fund will maintain an individual Capital Account for each Member, to which will be credited such Member’s Capital Contributions, such Member’s distributive share of profits and any items in the nature of income or gain which are specially allocated to such Member, and the amount of any the Fund’s liabilities assumed by such Member or which are secured by any property distributed to such Member.  To each Member’s Capital Account there shall be debited the amount of cash and the gross asset value of any property distributed to such Member, such Member’s distributive share of losses and any items in the nature of expenses or losses which are specially allocated to such Member, and the amount of any liabilities of such Member assumed by the Fund or which are secured by any property contributed by such Member to the Fund.

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Capital Contributions. The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board, in its discretion, may determine from time to time.   Members may make additional contributions to the capital of the Fund effective as of such times as the Board, in its discretion, may permit, but no Member shall be obligated to make any additional contribution to the capital of the Fund.  The minimum additional capital contribution of a Member to the capital of the Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

Assignability of Member’s Units.  Units held by a Member may be transferred only: (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld for any reason in its sole and absolute discretion).  The Board generally will not consent to a transfer unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities); or (ii) to members of the transferring Member’s immediate family (e.g., siblings, spouse, parents, and children).  If a transfer of Units is permitted, the permitted transferees will not be allowed to become substituted Members without the consent of the Board, which consent may be withheld in its sole and absolute discretion.  Accordingly, an investment in the Fund should be viewed as an illiquid, long-term investment.

Mandatory Redemption.  By purchasing Units of the Fund, each Member will be bound by the Operating Agreement.  Under the Operating Agreement, the Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Advisor determines or has reason to believe, among other things,  Units have been transferred or vested in any person by operation of law, such as by death, dissolution, bankruptcy, or incompetence of a Member; a Member’s ownership of Units will cause the Fund to be in violation of, or subject the Fund or the Advisor to more registration or regulation; Continued ownership of Units may be harmful or injurious to the business or reputation of the Fund or the Advisor, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences.  Any representation or warranty made by a Member in connection with the purchase of Units was not true when made or has ceased to be true; or it would be in the best interests of the Fund to cause a mandatory redemption of Units.

Withdrawal of Capital.  No Member or other person holding Units shall have the right to require the Fund to redeem its Units. Accordingly, an investment in the Fund should be viewed as an illiquid, long-term investment.  The Board, from time to time, and in its sole and absolute discretion, may determine to cause the Fund to offer to repurchase Units from Members, on such terms and conditions as it sets forth.  However, (i) any repurchase shall not occur until at least 60 calendar days after the Member has notified the Fund, in writing of the Member’s desire to have the Fund redeem its Units, (ii) the Fund shall not offer to repurchase Units on more than four occasions during any Fiscal Year, and (iii) the percentage interests in capital or profits repurchased in any Fiscal Year shall not exceed 10% of the total interests in capital or profits.

Admission of New Members.  New Members may be admitted with the consent of the Board.  Each new Member will be required to execute an agreement pursuant to which it becomes bound by the terms of the Operating Agreement.  The Board, in its sole and absolute discretion, may reject applications or subscription agreements for Units in the Fund.  The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member.  Such record of Members shall also set forth the number of Units that each Member holds.

Amendments to the Operating Agreement.  The Operating Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of the Independent Managers, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act.  However, certain amendments to the Operating Agreement involving accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by the Fund.

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Reports to Members.  The books of account and records of the Fund shall be audited as of the end of each Fiscal Year (September 30) by independent registered public accountants designated from time-to-time by the Board.  Within sixty (60) days after the end of the Fund’s fiscal year, the Fund will prepare and mail to each Member, audited annual financial statements.  The Fund also will prepare and distribute semi-annual un-audited financial statements within sixty (60) days of the Fund’s semi-annual fiscal period (March 31).  The Fund may also furnish to each Member such other periodic reports, as it deems necessary or appropriate in its discretion.  Each Member will receive a federal Schedule K-1 to Form 1065 and applicable state filings to reflect Fund income attributable to it for the year.

Indemnification.  The Operating Agreement provides that the Board shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.  The Operating Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Board by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s account or for contributions by the Member to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its Members.  The rights of indemnification and exculpation provided under the Operating Agreement shall not be construed so as to limit liability or provide for indemnification of the Board for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Operating Agreement to the fullest extent permitted by law.

Under the Operating Agreement, unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of the Operating Agreement or any other agreement, whether entered into prior to, on, or subsequent to the date of the Operating Agreement, to final arbitration and to waive the Member’s rights to seek remedies in court.

The Fund and each Manager of the Fund have also entered into an indemnification agreement which generally provides that the Fund shall, with certain exceptions, indemnify each Manager against all liability and expenses reasonably incurred or paid by the Manager in connection with any proceeding in which the Manager is involved by virtue of being a Manager of the Fund.

TAXES

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund that prospective investors should consider.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any federal, state, local or foreign authority with respect to any of the tax issues affecting the Fund.  The Fund has not obtained an opinion of counsel with respect to any federal tax issues or characterization of the Fund as a partnership for federal income tax purposes or with respect to any other federal, state, local or foreign tax issues.

The following summary of certain aspects of the U.S. federal income tax treatment of the Fund is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, Treasury Regulations (the “Regulations”), and rulings in existence on the date hereof, all of which are subject to change including retroactively.  This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.  This summary also does not discuss all tax consequences that may be relevant to a particular investor or to investors that are subject to special treatment under the Federal Income Tax laws, such as insurance companies.  Prospective investors should consult with, and rely solely upon, their own tax advisors in order to fully understand the federal, state, local and foreign tax consequences of an investment in the Fund.  In addition to U.S. federal income tax consequences summarized here, prospective investors should consider the potential state and local tax consequences of an investment in the Fund.  Members could be subject to state and local taxes in jurisdictions in which the Fund operates and may be required to file tax returns in those jurisdictions.  In certain jurisdictions, the Fund may be required to withhold certain state and local taxes on behalf of Members.  State and local tax laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss or deduction.  Further information is set forth in the SAI.

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It is the intention of the Fund that the Fund be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly-traded partnership taxable as a corporation.  As an entity treated as a partnership for U.S. federal income tax purposes, the Fund is not subject to U.S. federal income tax.  The Fund will, however, file annual U.S. federal income tax partnership information returns with the Service that will report the results of its operations.  Each Member of the Fund will be required to report separately on his U.S. federal income tax return his distributive share of the Fund’s income, gain, loss and deductions as determined for U.S. federal income tax purposes.  The amount and time of distributions, if any, will be determined in the sole discretion of the Board.  Except to the extent a Unitholder (each of whom will be a “Member” within the meaning of the Operating Agreement and bound thereby) is exempt from tax, each will be taxed on his distributive share of the Fund’s taxable income, regardless of whether he has received distributions from the Fund.

A 3.8% Medicare contribution tax will generally apply to all or a portion of the net investment income of a Member that is an individual, that is not a nonresident alien for U.S. federal income tax purposes, and that has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases).  This 3.8% tax will also apply to all or a portion of the undistributed net investment income of certain Members that are estates and trusts.  For these purposes, a Member’s distributive share of income characterized as interest from the Fund will generally be taken into account in computing such Member’s net investment income.

For U.S. federal income tax purposes, taxable income of the Fund will generally be allocated to the Members pro rata in proportion to Units held.  It is possible that the Service will seek to reallocate certain items of income in a manner different than the manner in which such items are allocated by the Fund.  The Fund will invest virtually all of its assets in the Portfolio Notes and the Fund’s taxable income will consist almost entirely of interest on the Portfolio Notes.  A Member’s share of any loss will be allowed only to the extent of the adjusted basis of the Member’s interest in the Fund.  Code §163(d) limits a non-corporate taxpayer’s deduction for “investment interest” to the amount of “net investment income” as defined therein.  This limitation could apply to limit the deductibility of a non-corporate Member’s share of any interest deduction of the Fund, as well as the deductibility of interest paid by a non-corporate Member on indebtedness incurred to finance his investment in the Fund.  The Fund will file a U.S. federal information return on IRS Form 1065 and will provide a Schedule K-1 to each Member as promptly as practicable following the close of the Fund’s taxable year.  It is possible that in any taxable year the Members will need to file for an extension of time to file their tax returns due to a delay in receipt of the Schedule K-1.  The Advisor will be designated as the Fund’s tax matters partner.

Tax Character of Portfolio Notes as Debt in Hands of Fund.  It is expected that the Portfolio Notes will to be treated as debt for federal, state and local income tax purposes.  Except as described below under the heading “Possible Alternative Treatment of the Portfolio Notes” the following discussion assumes that the characterization of the Portfolio Notes as debt federal income tax purposes is correct.  Additionally, the Fund and the SPE, as the issuer of the Portfolio Notes, will take the position that the stated interest on the Portfolio Notes constitutes “qualified stated interest.”  This position is based on the view that reasonable remedies exist to compel payment on the Portfolio Notes and that non-payment thereof is a remote contingency.  Stated interest on the Portfolio Notes held by the Fund will be taxable as ordinary income when received or accrued by the Fund in accordance with the Fund’s method of accounting for U.S. federal income tax purposes.

If the Fund sells a Portfolio Note, the Fund will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Fund’s adjusted basis in the Portfolio Note.  The adjusted tax basis of a Portfolio Note to the Fund will generally equal the Fund’s cost of the Portfolio Note.  Any such gain or loss will be a capital gain or loss except for the portion of any gain representing accrued but unpaid interest.  Capital gain or loss will be long term if the Portfolio Note was held by the Fund for more than one year and otherwise would be short term.  In general, any capital losses realized may be used by a corporate taxpayer only to offset capital gain, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Investors.  Although U.S.-source interest income allocated to a foreign person would normally be subject to U.S. federal income tax at a flat 30% rate, there is an exemption for portfolio interest received by a non-resident individual or foreign corporation. The interest on the Notes is expected to qualify as portfolio interest.  A foreign Member is expected to be able to exclude his pro rata share of such interest from taxable income for U.S. federal income tax purposes.  A foreign person may be subject to U.S. federal income tax on other income of the Fund from sources within the U.S.  In the event the interest on the Portfolio Notes does not qualify as portfolio interest under the applicable U.S. federal income tax laws, the foreign Member would be required to pay U.S. federal income tax at a flat rate of 30%.  The Fund would be required to withhold U.S. federal income tax with respect to the income allocated to the foreign member.

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QUALIFIED INVESTORS

As indicated, the Units are not registered under the Securities Act and are being offered in accordance with an exemption from registration afforded under Section 4(2) of that Act and Regulation D promulgated thereunder.  Accordingly, the Units are not available to any investors that do not meet the Fund’s eligibility criteria.  Additionally, no investor will be permitted to purchase Units unless a completed and executed subscription agreement is submitted to, and approved by, the Fund.

Specifically, each investor will be required to certify that the Units purchased are being acquired directly or indirectly for a “Qualified Investor”.  A “Qualified Investor” must be an “accredited investor” under federal securities law.  The categories of Qualified Investors are set forth in the investor certification that each investor must sign in order to invest initially or additionally in the Fund.  The Securities Act of 1933 defines an accredited investor under Rule 501 of Regulation D (“Accredited Investor”) as:

(1)            any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other  institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the 1940 Act or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)            any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)            any organization described in section 501 (c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)            any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)            any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

(6)            any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

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(7)           any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; and

(8)           any entity in which all of the equity owners are accredited investors.

LEGAL PROCEEDINGS

There are no legal proceedings to which the Fund is subject or might reasonably be expected to be subject, as of the date of this Offering Memorandum.

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APPENDIX A

FORM OF
CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of City National Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”) is made effective as of December 3, 2013 by and between the Board of Managers of the Fund and such other Persons who are admitted as Members from time to time in accordance with the terms of this Agreement.

W I T N E S S E T H:
WHEREAS, the Fund has been formed as a limited liability company under the Delaware Act, pursuant to the Certificate executed and dated November 5, 2009, and filed by Kurt Hawkesworth as the Initial Manager with the Secretary of State of the State of Delaware on November 5, 2009;

WHEREAS, a Limited Liability Company Operating Agreement was entered into (the “Original Agreement”);

WHEREAS, the Board (as defined below) amended and restated the Original Agreement as of November 24, 2009 (the “Amended Agreement”);

WHEREAS, on November 24, 2009, the Board of Managers executed a Certificate of Amendment to the Certificate to change the name of the Fund from “Rochdale Structured Claims Income Fund, LLC” to “Rochdale Structured Claims Fixed Income Fund, LLC;”

WHEREAS, the name Rochdale Structured Claims Fixed Income Fund, LLC was changed to City National Rochdale Structured Claims Fixed Income Fund, LLC under the Delaware Act, pursuant to the Certificate of Amendment executed, dated as of September 10, 2013, and filed by the Manager with the Secretary of State of the State of Delaware on September 10, 2013;

WHEREAS, pursuant to Sections 9.1 and 9.2 of the Amended Agreement the Board had determined to amend and restate the Amended Agreement to reflect the new name of the Fund and such other amendments as set forth herein;

WHEREAS, the Fund has been formed to engage in certain investment activities as more fully described in its private offering memorandum, as may be amended from time to time.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1          DEFINED TERMS. Unless the context of their use requires a different interpretation or unless expressly provided otherwise in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to such terms in this Section 1.1., or the meanings assigned to such terms by parenthetic reference throughout this Agreement. Any capitalized term used but not defined in this Agreement shall have the meaning set forth in the Delaware Limited Liability Company Act. When used in this Agreement, the following terms shall have the meanings set forth below:

“ADVISERS ACT” means the Investment Advisers Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

“AFFILIATE” means affiliated person as such term is defined in the 1940 Act, as hereinafter defined.

“AGREEMENT” means this Limited Liability Company Operating Agreement, as amended and/or restated from time to time.

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“BOARD” means the Board of Managers of the Fund as established pursuant to Section 2.6, and each Manager on the Board shall be deemed a “Manager” of the Fund within the meaning of the Delaware Act.

“CAPITAL ACCOUNT” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a)            To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member pursuant to Section 6.2 or Section 6.3 hereof, and the amount of any the Fund’s liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b)            To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Section 6.2 or Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Fund or which are secured by any property contributed by such Member to the Fund.

(c)           In the event all or a portion of an Interest in the Fund is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(d)           In determining the amount of any liability for purposes of sub-paragraph (a) and (b) above, there shall be taken into account Code §752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation §1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

“CAPITAL CONTRIBUTIONS” means the initial Gross Asset Value of property plus money contributed by the Members to the Fund pursuant to this Agreement and, in the case of all the Members, the aggregate of all such Capital Contributions.

“CERTIFICATE” means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“CLASS” means any class of limited liability company interests established by the Board from time to time.

“CLOSING” means the closing of a subscription to purchase a Share.

“CODE” means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

“COMPANY MINIMUM GAIN” has the meaning set forth in §1.704-2(b)(2) and §1.704-2(d) of the Treasury Regulations.

“CONFIDENTIAL INFORMATION” shall have the meaning as set forth in Section 9.12(a).

“DEFICIT CAPITAL ACCOUNT” shall mean with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

Credit to such Capital Account any amount which such Member is obligated to restore under Treasury Regulation §1.704-1(b) (2) (ii) (c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations §§1.704-2(g)(1) and (i)(5); and

(e)           Debit to such Capital Account the items described in Treasury Regulations §§1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations §§1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

“DELAWARE ACT” means the Delaware Limited Liability Company Act (6 DEL. Sections 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

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“DEPRECIATION” means, for each Fiscal Year or other Fiscal Period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

“FISCAL PERIOD” means the period commencing on the initial Closing, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

the last day of a Fiscal Year;

(f)            the day preceding any day as of which a contribution to the Fund is made pursuant to this Agreement;

(g)           the day as of which the Fund repurchases all or a portion of the Units of any Member pursuant to this Agreement;

(h)           any day as of which there is any distribution to a Member pursuant to this Agreement other than pro rata distributions to all Members;

(i)            the day on which a substitute Member is admitted;

(j)            any day on which any amount is credited to, or debited against, the Capital Account of a Member, other than an amount to be credited to, or debited against, the Capital Account of all Members pro rata in proportion to Units held;

(k)           the date as of which the Fund terminates; or

(l)            any other date as established by the Board.

“FISCAL YEAR” means, for accounting purposes, the period commencing on the initial Closing and ending on December 31 and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 7.2 hereof), unless the Board shall designate another fiscal year for the Fund that is a permissible taxable year under the Code.

“FORM N-2” means the Fund’s Registration Statement on Form N-2 or any successor form filed with the U. S. Securities and Exchange Commission (the “SEC”), as amended from time to time.

“GROSS ASSET VALUE” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

The initial Gross Asset Value of any asset contributed by a Member to the Fund shall be the gross fair market value of such asset, as determined pursuant to procedures adopted by the Board.

(m)          The Gross Asset Value of all the Fund assets shall be adjusted to equal their respective gross fair market values, as determined pursuant to procedures adopted by the Board, as of the following times: (i) the acquisition of an additional Interest in the Fund by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Fund to a Member of more than a de minimis amount of property as consideration for an Interest in the Fund; and (iii) the liquidation of the Fund within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative Interests of the Members in the Fund.

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(n)           The Gross Asset Value of any asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined pursuant to procedures adopted by the Board.

(o)           The Gross Asset Values of the Fund’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code §734(b) or Code §743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(m) and sub-paragraph (f) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this sub-paragraph (d) to the extent the Board determines that an adjustment pursuant to sub-paragraph (b), hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this sub-paragraph (d).

(p)           If the Gross Asset Value of an asset has been determined or adjusted pursuant to sub-paragraph (a), (b), or (d) hereof, such Gross Asset Value shall thereafter be adjusted by Depreciation under Treasury Regulation § 1.704-1(b)(2)(iv)(g) taken into account with respect to such asset for purposes of computing Profits and Losses.

“INDEPENDENT MANAGERS” mean those Managers who are not “interested persons” of the Fund as such term is defined in the 1940 Act.

“INITIAL MANAGER” means Kurt Hawkesworth, the Person who directed the formation of the Fund and served as the initial Manager.

“INTEREST” means the entire limited liability company interest (as defined in the Delaware Act) in the Fund at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to this Agreement, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

“MANAGER” means an individual designated as a manager of the Fund pursuant to the provisions of Section 2.6, and who shall be deemed a “Manager” of the Fund within the meaning of the Delaware Act. A Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation.

“MEMBER” means any Person who shall have been admitted to the Fund as a Member, or a substitute Member who is admitted to the Fund pursuant to this Agreement, in such person’s capacity as a Member until the Fund repurchases the entire Interest of such person as a Member pursuant to Section 4.4 hereof or a substituted Member or Members are admitted with respect to any such person’s entire Interest as a Member pursuant to Section 4.3 hereof.

“MEMBER NONRECOURSE DEBT” has the meaning set forth in Treasury Regulation §1.704-2(b)(4).

“MEMBER NONRECOURSE DEBT MINIMUM GAIN” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation §1.704-2(i)(3).

“MEMBER NONRECOURSE DEDUCTIONS” has the meaning set forth in Treasury Regulations §1.704-2(i)(1) and §1.704-2(i)(2).

“MEMBER-TO-MEMBER SALE” has the meaning set forth in Section 4.3(b) hereof.

“NET ASSET VALUE” means the total value of all assets of the Fund as valued pursuant to Section 8.3, less an amount equal to all accrued debts, liabilities, and obligations of the Fund, calculated before giving effect to any repurchase of Units.

“1940 ACT” means the Investment Company Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

“NONRECOURSE DEDUCTIONS” has the meaning set forth in Treasury Regulations §1.704-2(b)(1) and §1.704-2(c).

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“NONRECOURSE LIABILITY” has the meaning set forth in Treasury Regulation § 1.704-2(b)(3).

“OFFERING PERIOD” means the period beginning when the Fund commences the sale of Units.

“PERSON” means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, or unincorporated organization.

“PROFITS” and “LOSSES” mean, for each Fiscal Year, an amount equal to the Fund’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

Any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

(q)           Any expenditures of the Fund described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation §1.704-1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be subtracted from such taxable income or loss;

(r)           In the event the Gross Asset Value of any the Fund asset is adjusted pursuant to sub-paragraph (a) or (b) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(s)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(t)            In lieu of the Depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation hereof;

(u)           To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulation §1.704- 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(v)           Notwithstanding any other provision of this Definition of Profits and Losses, any items which are specially allocated pursuant to Section 6.2 (other than Section 6.2(a)) or Section 6.3 hereof, shall not be taken into account in computing Profits or Losses. The amounts of the items of Fund income, gain, loss, or deduction available to be specially allocated pursuant to Sections 6.2 and 6.3 hereof shall be determined by applying rules analogous to those set forth in sub-paragraphs (a) through (f) above.

“REPURCHASE VALUATION DATE” shall have the meaning set forth in Section 4.4.

“SECURITIES” means securities (including, without limitation, equities, debt obligations, securities of other investment companies, options, and other “securities” as that term is defined in Section 2(a) (36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies, or commodities, and any options thereon. The term “securities” shall also include investments in receivables (i) that are direct obligations of settlement counterparties or funded or secured by certain annuity contracts, each arising in connection with structured settlements of tort claims and subject to a transfer order, or (ii) due under annuities purchased by a broker directly from the owners thereof.

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“SERIES” means any series of limited liability company interests established by the Board relating to a distinct portfolio and having separate rights and powers with respect to the assets of the Fund allocated to such Series.

“TAX MATTERS MEMBER” means the Member designated as “Tax Matters Member” of the Fund pursuant to Section 8.5 hereof.

“TRANSFER” means the assignment, transfer, sale, or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

“TREASURY REGULATIONS” shall include proposed, temporary, and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.

“UNIT” or “UNITS” means an Interest of a Member in the Fund represented by a Contribution, with a Net Asset Value determined from time to time thereafter as provided in Section 8.3.

“VALUATION DATE” means any date in which the Net Asset Value of the Fund is computed, as determined by the Board.

ARTICLE 2

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1          FORMATION AND CONTINUATION. The Fund was formed as a limited liability company under the Delaware Act, by the filing of the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act on November 5, 2009 and the parties hereto hereby agree to continue to carry on the Fund pursuant to the terms of this Operating Agreement and the Delaware Act.

2.2          NAME. The name of the Fund shall be “City National Rochdale Structured Claims Fixed Income Fund, LLC” or such other name as the Board hereafter may adopt upon: (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act; and (ii) sending notice thereof to each Member.

2.3          PRINCIPAL AND REGISTERED OFFICE. The Fund shall have its principal office at 570 Lexington Avenue, New York, New York 10022-6837, or at such other place designated from time to time by the Board. The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808 and its registered agent for service of process at such address is Corporation Service Company, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4          DURATION. The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue perpetually unless and until the Fund is dissolved pursuant to Section 7.1 hereof.

2.5          BUSINESS OF THE FUND. The business of the Fund is, without limitation, to purchase, sell, invest, and trade in Securities and to engage in any financial or derivative transactions relating thereto or otherwise and to engage in such other activities and to exercise such rights and powers as permitted by limited liability companies under the Delaware Act. On behalf of the Fund, the officers of the Fund may execute, deliver, and perform all contracts, agreements, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out the Fund’s business and any amendments to any such contracts, agreements, and other undertakings, all without any further act, vote, or approval of any other person, notwithstanding any other provision of this Agreement.

2.6          THE BOARD.

(a)         Those persons listed on Schedule I who have agreed to be bound by all of the terms of this Agreement shall serve as Managers on the Board. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund. The number of Managers shall be fixed from time to time by a written instrument signed by, or by resolution approved at a duly constituted meeting by vote of, a majority of the Board, provided however that the number of Managers shall at all times be at least one and no more than ten as determined, from time to time, by the Managers pursuant to this Agreement.

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(b)           Each Manager shall serve as a Manager for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 hereof. If any vacancy in the position of a Manager occurs, the remaining Managers may appoint a person to serve in such capacity, provided such appointment is in accordance with the 1940 Act. The Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so when required by the 1940 Act.

(c)           In the event that no Manager remains to continue the business of the Fund, the Members shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 7.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 7.2 hereof.

2.7           MEMBERS.

(a)           The Fund may admit one or more Members at such times as the Board may determine. Members may be admitted to the Fund subject to the condition that each such Member execute an appropriate signature page of this Agreement, application, subscription agreement, or without such execution, if such Member orally, in writing, or by other action, including, but not limited to payment for Units, complies with the conditions for becoming a Member and pursuant to which such Member agrees to be bound by all the terms and provisions hereof. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member. Subject to Section 4.3 hereof, the Board, in its sole and absolute discretion, may reject applications or subscription agreements for Units in the Fund. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member. Such record of Members shall also set forth the number of Units that each Member holds.

(b)           If a Member is admitted to the Fund prior to the initial Closing, the Capital Account of such Member shall be adjusted by any Profit or Loss allocable to such Member for the period through the initial Closing.

2.8           BOTH MANAGERS AND MEMBERS. A Member may at the same time be a Manager, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act and the 1940 Act. Except for the Manager who serves as the Tax Matters Member, a Manager need not be a Member.

2.9           ORGANIZATIONAL MEMBER AND THE INITIAL MANAGER. Rochdale Investment Management LLC shall be the Organizational Member of the Fund and Kurt Hawkesworth shall be the Initial Manager of the Fund.

2.10         LIMITED LIABILITY. To the fullest extent permitted under applicable law, a Member shall not be liable for the Fund’s debts, obligations, or liabilities in any amount in excess of the Capital Account balance of such Member. To the fullest extent permitted under applicable law, the Initial Manager of the Fund and the Managers shall not be liable for the Fund’s debts, obligations, and liabilities.

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2.11        SERIES. The Fund may create one or more Series and/or classes from time to time. With respect to any Series established by the Fund, the following provisions shall apply:

(a)          separate and distinct records shall be maintained for each Series, and the assets associated with any such Series shall be held and accounted for separately from the other assets of the Fund or any other Series;

(b)          the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Fund generally or any other Series;

(c)          the Board, in its sole and absolute discretion, shall have authority to restrict allocations or transfers of Member Capital Accounts to or from any Series; and

(d)          notwithstanding Section 18-215 of the Delaware Act, the failure of a Series to have any Member associated with it shall not be the basis for the dissolution of the Series and the winding up of its affairs unless in accordance with the provisions of Article VI.

ARTICLE 3

MANAGEMENT

3.1           MANAGEMENT AND CONTROL.

(a)          Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein: (i) each Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation; and (ii) each Independent Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation and who is not an “interested person” of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Managers, the Organizational Member shall have the authority to manage the business and affairs of the Fund. The Managers may make contributions and own Units in the Fund, but are not required to do so; except that, the Manager who serves as the Tax Matters Member is required to be a Member and own Units in the Fund.

(b)          Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction, or credit in a manner inconsistent with the treatment of such item by the Fund. The Board and the Tax Matters Member shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c)          Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business, except to the extent specifically provided herein, and shall have no right, power, or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d)          The Board may delegate to any person, including officers of the Fund, any rights, power, and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2          ACTIONS BY THE BOARD.

(a)          Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Managers (which majority shall include any requisite number of Independent Managers required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person, which may include any means of communication that allows all Managers participating to hear each other simultaneously during the meeting, as permitted by the SEC and/or the 1940 Act, or, if in person attendance is not required by the 1940 Act, in person or by telephone); or (ii) without a meeting, if permissible under the 1940 Act, by the written consent of the Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted.

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(b)          The Board may designate from time to time a Chairperson who shall preside at all meetings. Meetings of the Board may be called by the Chairperson or any two Managers, and may be held on such date and at such time and place, as the Board shall determine. Each Manager shall be entitled to receive written notice of the date, time, and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers then in office shall constitute a quorum at any meeting.

(c)          The Board may designate from time to time agents and employees of the Fund, who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund ) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Fund.

3.3           MEETINGS OF MEMBERS.

(a)          Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date, and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefore, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act: (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers; and (ii) all other actions of the Members taken at a meeting shall require the lesser of (1) at least 67% of the votes present, provided that the holders of more than 50% of the eligible votes are present or represented by proxy at such meeting, or (2) more than 50% of the outstanding votes.

(b)          Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Units as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)          A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4          CUSTODY OF ASSETS OF THE FUND. The physical possession of all funds, Securities, or other property of the Fund shall at all times, be held, controlled, and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act.

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3.5          OTHER ACTIVITIES OF MEMBERS AND MANAGERS.

(a)          The Managers shall not be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)          Any Member, Manager, or Affiliate of the foregoing may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers, or agents of other companies, partners of any partnership, Members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

3.6          DUTY OF CARE.

(a)          A Manager shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Manager’s services under this Agreement, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Manager’s office or as otherwise required by law.

(b)          A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to the Fund, any other Member, or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

3.7          INDEMNIFICATION.

(a)          To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify the Initial Manager, each Manager and the Tax Matters Member and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Initial Manager, Manager, or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Initial Manager, a Manager, or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)          Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking; or (iii) a majority of the Managers (excluding any Manager who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

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(c)          As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of the Fund by vote of a majority of the Managers (excluding any Manager who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office; or (ii) the Managers secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)          Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)          An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)          The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other person.

3.8          FEES, EXPENSES, AND REIMBURSEMENT.

(a)           The Board may cause the Fund to compensate each Independent Manager for his or her services hereunder. In addition, the Fund shall reimburse the Managers for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

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(b)         The Fund shall bear all of its own operating expenses incurred in the business of the Fund other than those specifically required to be borne by another party pursuant to a separate written agreement with the Fund. Expenses to be borne by the Fund include, but are not limited to, the following:

(i)            all fees payable to any investment adviser or sub-adviser employed by the Fund to supervise the assets of the Fund;

(ii)           all costs and expenses related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, and taxes withheld on foreign dividends;

(iii)          all costs and expenses associated with the organization, operation, and registration of the Fund, offering costs, and the costs of compliance with any applicable federal or state laws;

(iv)          the costs and expenses of holding meetings of the Board and any meetings of Members that are regularly scheduled, permitted, or are required to be held by this Agreement, the 1940 Act, or other applicable law;

(v)           fees and disbursements of any attorneys, accountants (including tax preparation fees), auditors, and other consultants and professionals engaged on behalf of the Fund to assist in connection with its operations;

(vi)          the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Managers;

(vii)         all costs and expenses associated with the organization of any subsidiary vehicle deemed necessary for the investment operations of the Fund, or with the operation of the Fund as a master-feeder structure as contemplated by Section 9.10 hereof;

(viii)        all costs and expenses of preparing, printing, and distributing reports and other communications to Members;

(ix)          the fees of custodians, transfer agents, and other persons providing administrative services to the Fund;

(x)           all expenses in computing the Net Asset Value of the Fund and the Units, including any equipment or services obtained for such purposes;

(xi)          administrative and Member service fees incurred by the Fund will be allocated among its various classes based on the Net Asset Value of the Fund attributable to each such class; and

(xii)         such other types of expenses as may be approved from time to time by the Board.

ARTICLE 4

TERMINATION OF STATUS OF MANAGERS;
TRANSFERS, REPURCHASES, AND REDEMPTIONS

4.1          TERMINATION OF STATUS OF A MANAGER. The status of a Manager shall terminate if the Manager: (a) shall die; (b) shall be adjudicated incompetent; (c) shall voluntarily withdraw as a Manager (upon not less than 90 days’ prior written notice to the other Managers, unless the other Managers waive such notice); (d) shall be removed; (e) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (f) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law, or make an assignment for the benefit of creditors; or (g) shall have a receiver appointed to administer the property or affairs of such Manager.

4.2          REMOVAL OF THE MANAGERS. Any Manager may be removed by: (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal or vote; or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

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4.3            TRANSFER OF UNITS OF MEMBER.

(a)           Units held by a Member may be transferred only: (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld for any reason in its sole and absolute discretion). If any transferee does not meet such investor eligibility requirements, the Fund reserves the right to redeem its Units. If the Board does not consent to a transfer by operation of law, the Fund shall redeem the Units from the Member’s successor. Any transfer must comply with the Securities Act of 1933, as amended. The Board generally will not consent to a transfer unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities); or (ii) to members of the transferring Member’s immediate family (e.g., siblings, spouse, parents, and children). If any Unit is transferred during any Fiscal Year in compliance with the provisions of this Section 4.3, Profits, Losses, each item thereof, and all other items attributable to the Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board. All distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board, which may be withheld in its sole and absolute discretion. Each transferring Member and transferee agrees to pay all expenses, including, but not limited, to attorneys’ and accountants’ fees, incurred by the Fund in connection with any transfer.

(b)           Notwithstanding any of the foregoing, the Manager may coordinate direct sales of a Member’s Interest to other clients of the Manager (a “Member-to-Member Sale”), who are qualified to invest in the Fund. Subject to the approval of the Manager, such Member-to-Member Sales shall not require the consent of the Board; provided that a periodic report of such Member-to-Member Sales shall be made to the Board.  Members may also sell their Interests to a third party if they are able to find a qualified investor willing to purchase the Interests, subject to the terms and conditions set forth above with respect to transfers.  In the event of a direct sale of a Member’s Interest, including a Member-to-Member Sale, the selling Member must bear the costs and expenses incurred by the Fund in connection with such transfer.

(c)           By subscribing for Units, each Member agrees to indemnify and hold harmless the Fund, the Managers, or each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of this Section 4.3 or any misrepresentation made by that Member in connection with any such transfer.

(d)           Each transferring Member shall indemnify and hold harmless the Fund, the Managers, or each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from: (i) any transfer made by such Member in violation of this Section 4.3; and (ii) any misrepresentation by such Member in connection with any such transfer.

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4.4           REPURCHASE OF UNITS.

(a)          General. Except as otherwise provided in this Agreement, no Member or other person holding Units or portion thereof shall have the right to require the Fund to redeem its Units. The Board of the Fund, from time to time, and in its sole and absolute discretion, may determine to cause the Fund to offer to repurchase Units from Members, on such terms and conditions as set forth in this Agreement. However, (i) any repurchase shall not occur until at least 60 calendar days after the Member has notified the Fund, in writing of the Member’s desire to have the Fund redeem its Units, (ii) the Fund shall not offer to repurchase Units on more than four occasions during any Fiscal Year, and (iii) the percentage interests in capital or profits repurchased (other than in private transactions described in Treasury Regulation Section 1.7704- 1(e)) in any Fiscal Year shall not exceed 10% of the total interests in capital or profits. In accordance with the terms and conditions as are set forth in this Agreement, in determining whether to cause the Fund to repurchase Units pursuant to written requests by Members, the Board shall consider the following factors, among others, in making such determination:

(i)           whether any Members have requested that the Fund repurchase their Units;

(ii)           the liquidity of the Fund’s assets;

(iii)         the investment plans and working capital requirements of the Fund;

(iv)         the relative economies of scale with respect to the size of the Fund;

(v)          the history of the Fund in repurchasing Units;

(vi)         the economic condition of the securities markets; or

(vii)        the anticipated tax consequences of any proposed repurchases of Units.

(b)          Discretionary Repurchases. Subject to Section 4.4(a) above, the Board, in its sole discretion may cause the Fund to repurchase Units on terms fair to the Fund and to all Members or one or more classes of Members (including persons holding Units acquired from Members), as applicable, in the following manner:

(i)          The Board will provide written notice to Members when it has determined, in its sole and absolute discretion that the Fund will repurchase Units. Such notice will describe the terms of the repurchase offer, including:

(i)            the commencement date of the repurchase offer;

(ii)          the date on which repurchase requests must be received by the Fund (the “Repurchase Request Deadline”); and

(iii)         other information that Members should consider in deciding whether and how to participate in such repurchase opportunity.

(ii)         Members must submit, in writing, requests for repurchase to the Fund or its designated agent. The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion. The Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

(iii)        Promptly after the Repurchase Request Deadline, the Fund will give to each Member whose Units have been accepted for repurchase a payment consisting of: (1) cash or a Promissory Note entitling the Member to be paid an amount equal to such percentage of the estimated value of the repurchased Units as may be determined by the Board as of the Repurchase Valuation Date (the “Initial Payment”); and, if determined to be appropriate by the Board or if the Initial Payment is less than 100% of the “estimated value of the repurchased Units,” (2) a Promissory Note based upon the results of the annual audit of the Fund’s financial statements, i.e., the “Post-Audit Payment,” as set forth below.

(iv)        The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Units, and shall be determined as of the effective date of the repurchase (the “Repurchase Valuation Date”) when the “estimated value of the repurchased Units” is determined to equal the value of the Member’s Capital Account or portion thereof based on the Net Asset Value of the Fund’s assets after giving effect to all allocations to be made to the Member’s Capital Account as of such date. The Repurchase Valuation Date is the last business day of the quarter in which the Repurchase Request Deadline occurs, which shall be approximately 65 days after the Repurchase Request Deadline. Initial Payment amounts generally shall be calculated within 10 business days after the Repurchase Valuation Date in accordance with the Fund’s valuation procedures as adopted by the Fund’s Board. The Initial Payment will be made as of a date approximately, but no earlier than, 30 days after the Repurchase Valuation Date.

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(v)          In the event that it is determined to be appropriate by the Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of the Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Board anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

(vi)         The Promissory Note shall be non-interest bearing and non-transferable.

(vii)        Payment for Units accepted by the Fund for repurchase will be made in whole or in part in cash or securities of equivalent value.

(viii)       The Fund may suspend or postpone any repurchase offer, by vote of a majority of the Board, including a majority of the Independent Managers, including but not limited to:

(i)            which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund’s nets assets;

(ii)           for any other periods that the SEC permits by order for the protection of Members; or

(iii)          under such other unusual circumstances as the Board deems advisable for the benefit of the Fund and its Members.

(ix)         The Board, in its sole and absolute discretion, shall determine the amount of Units to be repurchased, if any. If a greater number of Units is submitted for repurchase by Members as of the Repurchase Request Deadline than the repurchase offer amount, as determined by the Board in its sole and absolute discretion, subsequent to the repurchase in Section 4.4(a) above, the Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the Repurchase Request Deadline. If the Board determines not to repurchase more than the repurchase offer amount or if Members submit for repurchase Units in an amount exceeding the repurchase offer amount plus 2% of the Units outstanding on the Repurchase Request Deadline, the Fund shall repurchase the Units submitted for repurchase on a pro rata basis, disregarding fractions, according to the number of Units submitted for repurchase by each Member as of the Repurchase Request Deadline; provided, however, that this provision shall not prohibit the Fund from:

(i)            accepting all Units submitted for repurchase by Members who own, beneficially or of record, an aggregate of not more than a specified percentage of such Units and who submit for repurchase all their Units, before prorating Units submitted for repurchase by other Members; or

(ii)           accepting by lot Units submitted for repurchase by Members who offer all Units held by them or who, when submitting for repurchase their Units, elect to have either all or none or at least a minimum amount or none accepted, if the Fund first accepts all Units submitted for repurchase by Members who do not so elect.

(x)          The Board may, in its sole and absolute discretion, elect to impose charges on Members or other persons who submit their Units for repurchase.

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(xi)          A Member who submits for repurchase only a portion of such Member’s Units shall be required to maintain a Capital Account balance at least equal to $25,000.

(xii)         A Manager may submit for repurchase its Units as a Member under Section 4.4 hereof; except that, if the Manager is serving as the Tax Matters Partner, it shall be required to own Units in the Fund.

(c)           Mandatory Redemptions. The Board may cause the Fund to redeem Units of a Member or any person acquiring Units thereof from or through a Member in the event that the Board determines or has reason to believe that, among other things:

(i)           such Units have been transferred or such Units have vested in any person by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Member;

(ii)           ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Units, or subject the Fund to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

(iii)          continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;

(iv)          any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

(v)           it would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to redeem such Units.

ARTICLE 5

CAPITAL

5.1          CONTRIBUTIONS TO CAPITAL.

(a)          The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. Except for the Tax Matters Member, the Managers shall not be entitled to make contributions of capital to the Fund as Managers of the Fund, but may make contributions to the capital of the Fund as Members. The Manager who serves as the Tax Matters Member is required to make a contribution and own Units in the Fund.

(b)          Members may make additional contributions to the capital of the Fund effective as of such times as the Board, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Fund. The minimum initial capital contribution of a Member to the capital of the Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

(c)          Initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, payable in readily available funds at the date of the proposed acceptance of the contribution.

5.2          RIGHTS OF MEMBERS TO CAPITAL. No Member shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except as otherwise specifically provided herein, for example: (a) upon the repurchase by the Fund of a part or all of such Member’s Units pursuant to Section 4.4 hereof, (b) pursuant to the provisions of Section 6.6 hereof, or (c) upon the liquidation of the Fund’s assets pursuant to Section 7.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

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5.3           CAPITAL ACCOUNTS. The Fund shall maintain a separate Capital Account for each Member.

ARTICLE 6

ALLOCATION OF PROFITS AND LOSSES

6.1           PROFITS. After giving effect to the special allocation set forth in Sections 6.2 and 6.3, Profits and Losses for each Fiscal Year shall be allocated among the Members pro rata in proportion to Units held.

6.2           SPECIAL ALLOCATIONS. The following special allocations shall apply:

(a)           Limitation on Losses. The Losses allocated pursuant to Section 6.1 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have a Deficit Capital Account at the end of any Fiscal Year. In the event some but not all of the Members would have Deficit Capital Accounts as a consequence of an allocation of Losses pursuant to Section 6.1 hereof, the limitation set forth in this Section 6.2 shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treasury Regulation § 1.704-1(b)(2)(ii)(d).

(b)           Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation §1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in the Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of the Fund income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in the Company Minimum Gain, determined in accordance with Treasury Regulation §1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations §1.704-2(f)(6) and §1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in § 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(c)           Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation §1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation §1.704-2(i)(5), shall be specially allocated items of the Fund income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations §1.704-2(i)(4) and §1.704-2(j)(2). This Section 6.2(c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation §1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)           Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in §1704-1(b)(2)(ii)(d)(4), §1.704- 1(b)(2)(ii)(d)(5), or §1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations, items of the Fund income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a Deficit Capital Account after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.2(d) were not in this Agreement.

(e)           Gross Income Allocation. In the event any Member has a Deficit Capital Account at the end of any Fiscal Year, each such Member shall be specially allocated items of the Fund income and gain in the amount of such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.2(e) shall be made only if and to the extent that such Member would have a Deficit Capital Account after all other allocations provided for in this Agreement have been made as if Section 6.2(d) hereof and this Section 6.2(e) were not in this Agreement.

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(f)           Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with the general allocation of Losses set forth in Section 6.1(a) above.

(g)           Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation §1.704-2(i)(1).

(h)           Code §754 Adjustment. To the extent an adjustment to the adjusted tax basis of any the Fund asset pursuant to Code §734(b) or Code §743(b) is required, pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m)(2) or §1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Fund, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Units in the Fund in the event Treasury Regulation §1.704- 1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Treasury Regulation §1.704-1(b)(2)(iv)(m)(4) applies.

6.3           CURATIVE ALLOCATIONS. The allocations set forth in Sections 6.2(b), 6.2(c), 6.2(d), 6.2(e), 6.2(f), 6.2(g) and 6.2(h) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 6.3.

6.4           OTHER ALLOCATION RULES.

(a)           Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article VI as of the last day of each Fiscal Year, provided that Profits, Losses, and such other items shall also be allocated at such times as the Gross Asset Values of property are adjusted pursuant to sub-paragraph (b) of the definition of “Gross Asset Value” in Article I.

(b)           For purposes of determining the Profits, Losses, or any other items allocable to any Fiscal Period within a Fiscal Year, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code §706 and the Treasury Regulations thereunder, which takes into account the varying interests of the Members during each Fiscal Year.

(c)           The Members are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions hereof in reporting their shares of income and loss for income tax purposes.

(d)           “Excess Nonrecourse Liabilities” of the Partnership, within the meaning of Treasury Regulation §1.752-3(a)(3) shall be allocated among the Members in proportion to Units held.

(e)           To the extent permitted by Treasury Regulation §1.704-2(h)(3), the Board shall endeavor not to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt, but only to the extent that such distributions would cause or increase a Deficit Capital Account for any Member.

(f)           In the event the Fund has taxable income that is characterized as ordinary income under the recapture provisions of the Code, each Member’s distributive share of taxable gain or loss from the sale of depreciable assets (to the extent possible) shall include a proportionate share of the recapture income equal to the Member’s share of prior cumulative depreciation deductions with respect to the assets that gave rise to the recapture income.

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6.5           TAX ALLOCATIONS; CODE SECTION 704(C). Except as otherwise provided in this Section 6.5, each item of income, gain, loss and deduction of the Fund for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article VI. In accordance with Code Section 704(c), and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Fund shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Fund for federal income tax purposes and its Initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Article I) using the traditional method, pursuant to the Treasury Regulations under Code §704(c). In the event the Gross Asset Value of any asset is adjusted pursuant to sub-paragraph (b) of the definition of Gross Asset Value in Article I, subsequent allocations of income, gain, loss and depreciation with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code §704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purposes and intention of this Agreement; provided that, any item of loss or deduction attributable to property contributed by a Member shall, to the extent of an amount equal to the excess of (a) the federal income tax basis of such property at the time of its contribution over (b) the Gross Asset Value of such property at such time, be allocated in its entirety to such contributing Member and the tax basis of such property for the purposes of computing the amounts of all items allocated to any other Members (including a transferee of the contributing Member) shall be equal to its Gross Asset Value upon its contribution to the Fund. Allocations pursuant to this Section 6.5 are solely for the purposes of federal, state and local taxes and shall not effect, or in any way be taken into account in computing any Member’s Capital Account or share of profits, losses or other items or distributions pursuant to any provisions of this Agreement.

6.6           DISTRIBUTIONS. The Board, in its sole discretion, may authorize the Fund to make distributions in cash or in kind at any time to all of the Members pro rata in proportion to Units held.

6.7           AMOUNT WITHHELD. All amounts withheld pursuant to the Code or any provision of any state, local, or foreign tax law with respect to any payment, distribution, or allocation to the Fund or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members for all purposes under this Agreement. The Fund is authorized to withhold from payments and distributions, or with respect to allocations, to the Members, and to pay over to any federal, state, and local government, or any foreign government, any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state, or local law, or any foreign law, and shall so allocate any such amounts to the Members with respect to which such amount was withheld.

ARTICLE 7

DISSOLUTION AND LIQUIDATION

7.1           DISSOLUTION.

(a)          The Fund shall be dissolved at any time there are no Members, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(i)            upon the affirmative vote to dissolve the Fund by: (1) the Board; or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

(ii)           upon the failure of Members to elect a successor Board at a meeting called by the Members in accordance with this Agreement, when no Board member remains to continue the business of the Fund;

(iii)          the entry of a decree of judicial dissolution under § 18-802 of the Delaware Act; or

(iv)          as required by operation of law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board and Members may elect to continue the business of the Fund as provided herein, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 7.2 hereof and the Certificate has been canceled.

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7.2           LIQUIDATION OF ASSETS.

(a)          Upon the dissolution of the Fund as provided in Section 7.1 hereof, the Board, acting directly or through a liquidator it selects, shall promptly liquidate the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall, subject to the Delaware Act, be distributed in the following manner:

(i)            in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(ii)           such debts, liabilities, or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(iii)          the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 7.2(a)(iii).

(b)          Anything in this Section 7.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 7.2(a) above, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made: (i) the assets distributed in kind shall be valued pursuant to Section 8.3 as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 7.2(a) above; and (ii) any Profit or Loss attributable to property distributed in-kind shall be included in the Profits or Losses for the Fiscal Year ending on the date of such distribution.

ARTICLE 8

ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

8.1           ACCOUNTING, REPORTS AND PRINCIPLES.

(a)          The Fund shall adopt for tax accounting purposes any accounting method permitted by the Code that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U. S. currency.

(b)          After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Units as is necessary for Members to complete federal and state income tax or information returns and any other tax information required by federal, state, or local law.

(c)           Except as otherwise required by the 1940 Act or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 8.1(c) is being made, the Fund shall furnish to each Member a semi-annual report containing the information required by the 1940 Act and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent registered public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may also furnish to each Member such other periodic reports, as it deems necessary or appropriate in its discretion.

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(d)           The Fund is a closed-end management investment company registered under the 1940 Act and it intends to be treated as a partnership for federal income tax purposes under the Code. Therefore, the Board shall be guided: (i) by the applicable recommendations and standards for financial statements, accounting and reporting relating to such a company contained in the current audit and accounting guide that is incorporated herein by reference and entitled “Audits of Investment Companies,” as changed and published from time to time, by the American Institute of Certified Public Accountants; and (ii) by the Fund’s independent registered public accountants.

8.2           DETERMINATIONS BY THE BOARD.

(a)           All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to this Agreement, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b)           The Board may make such adjustments to the computation of Profits or Losses or any components (withholding any items of income, gain, loss, or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

(c)           Appropriate reserves may be created for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board, such reserves to be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole discretion, deems necessary or appropriate.

8.3           VALUATION OF ASSETS.

(a)           Valuation of Securities and other assets shall be made by the Board in accordance with the requirements of the 1940 Act and the valuation procedures adopted by the Board.

(b)           The Net Asset Value of each Unit as of any date shall equal the Net Asset Value of the Fund, determined as provided in Section 8.3(a), divided by the number of Units outstanding.

(c)           The value of Securities and other assets of the Fund and the net worth of the Fund as a whole and the Units determined pursuant to this Section 8.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

8.4           FILING OF TAX RETURNS. The Tax Matters Member or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a U. S. federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each Fiscal Year of the Fund.

8.5           TAX MATTERS MEMBER.

(a)           A Manager who is a Member shall be designated on the Fund’s annual federal income tax return, and have full powers and responsibilities, as the “Tax Matters Member” of the Fund for purposes of Section 6231(a)(7) of the Code. Any Member designated as the Tax Matters Member for the Fund under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

(b)           Each person (for purposes of this Section 8.5(b), called a “Pass-Thru Partner”) that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Member of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Fund holding such interests through such Pass-Thru Partner. In the event the Fund shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof. All expenses incurred by the Fund or the Tax Matters Member in connection with any such audit, investigation, settlement or review shall be borne by the Fund.

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8.6           SECTION 754 ELECTION; BASIS ADJUSTMENTS.

(a)           In the event of a distribution of the Fund property to a Member or an assignment or other Transfer of all or part of the Units of a Member in the Fund, at the request of a Member, the Tax Matter Member, in its sole discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund property as provided by Sections 734 and 743 of the Code.

(b)           In connection with a repurchase of a Member’s Units or a distribution to a Member, such Member shall, at the request of the Tax Matters Member, provide the Fund with any information necessary to enable the Fund to determine the adjusted U. S. federal income tax basis of such Member’s Units immediately prior to such repurchase or distribution.

(c)           In connection with any Transfer of a Unit, the transferee shall provide the Fund, within 30 days after such Transfer, with the written notice described in Treasury Regulation §1.743-1(k)(2).

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1           AMENDMENT OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

(a)           Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with the approval of: (i) the Board (including the vote of a majority of the Independent Managers, if required by the 1940 Act); or (ii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

(b)           Any amendment that would: (i) increase the obligation of a Member to make any contribution to the capital of the Fund; (ii) reduce the Capital Account of a Member; or (iii) modify the events causing the dissolution of the Fund may be made only if:

(i)            the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof; or

(ii)           such amendment does not become effective until: (A) each Member has received written notice of such amendment; and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to offer his or her entire Interest for repurchase by the Fund.

(c)           The power of the Board to amend this Agreement at any time without the consent of the Members may include, but is not limited to:

(i)            restate this Agreement together with any amendments hereto that have been duly adopted in accordance with this Agreement to incorporate such amendments in a single, integrated document;

(ii)           amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

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(iii)          amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund’s continuing eligibility to be classified for U. S. federal income tax purposes as a partnership.

(d)           The Board shall give written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (ii) of Section 9.1(a) hereof) to each Member, which notice shall set forth: (i) the text of the proposed amendment; or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

9.2           SPECIAL POWER OF ATTORNEY.

(a)           Each Member hereby irrevocably makes, constitutes, and appoints each Manager, acting severally, and any liquidator of the Fund’s assets appointed pursuant to Section 7.2 with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place, and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

(i)            any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 9.1 hereof);

(ii)           any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(iii)          all other such instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each Manager, acting severally, and any liquidator of the Fund’s assets, appointed pursuant to Section 7.2 hereof, and as such:

(i)            shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Board, or any liquidator shall have had notice thereof; and

(ii)           shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge, and file any instrument necessary to effect such substitution.

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9.3          NOTICES. Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, or, if to the Fund, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund ). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopy, telegraphic, electronic, or other means of written communication. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

If any notice addressed to a Member at the address of that Member appearing on the books and records of the Fund is returned to the Fund marked to indicate that such notice is unable to be delivered to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Member, upon written demand of the Member, at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

9.4          AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

9.5          APPLICABILITY OF 1940 ACT AND FORM N-2. The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2 subject to any exemptive relief obtained thereunder relating to the Fund.

9.6          CHOICE OF LAW; ARBITRATION.

(a)          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b)          Unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of this or any other agreement, whether entered into prior to, on, or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(i)            arbitration is final and binding on the parties;

(ii)           the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(iii)           pre-arbitration discovery is generally more limited than and different from court proceedings;

(iv)          the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(v)           a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

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(c)           All controversies that may arise among Members and one or more Members and the Fund concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of the Financial Industry Regulatory Authority (“FINRA”) as the Member or entity instituting the arbitration may elect. If FINRA does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon the Member.

(d)           No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a Member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

9.7           NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among past, present, and future Members, Managers, and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

9.8           CONSENTS. Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

9.9           MERGER AND CONSOLIDATION.

(a)           The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18- 209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act: (i) effect any amendment to this Agreement; (ii) effect the adoption of a new limited liability company operating agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation; or (iii) provide that the limited liability company operating agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company operating agreement of the surviving or resulting limited liability company.

9.10        MASTER-FEEDER STRUCTURE. The Fund may, at the discretion of the Board, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Managers, operate as a master-feeder structure or change an existing master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing or created Series of the Fund may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

9.11        PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm, or corporation may require in the context thereof.

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9.12         CONFIDENTIALITY.

(a)           A Member may obtain from the Fund, for any purpose reasonably related to the Member’s Interest, certain confidential information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board (the “Confidential Information”).

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name or address (whether business, residence, or mailing) of any Member or any other Confidential Information without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c)           Each Member recognizes that in the event that this Section 9.12 is breached by any Member or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, trustees, officers, directors, employees, or agents, irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Fund determines that any of the other Members or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, Members, directors, officers, employees, or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

(d)           The Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information that the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

9.13         CERTIFICATION OF NON-FOREIGN STATUS. Each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

9.14         SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

9.15        ENTIRE AGREEMENT. This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

9.16        DISCRETION. To the fullest extent permitted by law, whenever in this Agreement, a person is permitted or required to make a decision: (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members; or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

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9.17        COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 9.6 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 9.12.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Name:	Irwin G. Barnet
Title:	Chairman and on behalf of each existing Member

Name:	Daniel A. Hanwacker
Title:	Manager

Name:	Jon C. Hunt
Title:	Manager

Name:	Vernon C. Kozlen
Title:	Manager

Name:	Jay C. Nadel
Title:	Manager

Name:	William R. Sweet
Title:	Manager

Name:	James Wolford
Title:	Manager

Name:	Andrew Clare
Title:	Manager

ADDITIONAL MEMBERS:
Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

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SCHEDULE I
The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Managers.

Signed:
(Name & address)
Date:

Signed:
(Name & address)
Date:

Signed:
(Name & address)
Date:

Signed:
(Name & address)
Date:

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FORM OF
CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC
AMENDMENT TO THE
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amendment (“Amendment”) to the Second Amended and Restated Limited Liability Company Operating Agreement of City National Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”), as the same may be amended or restated from time to time (the “Agreement”), is made effective as of March 31, 2015, by the Board of Managers (as defined in the Agreement) and on behalf of each person reflected on the books of the Fund as a Member (as defined in the Agreement).  Unless otherwise specified herein, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Board of Managers of the Fund wishes to amend the Agreement to permit the Board to appoint one or more former Managers of the Fund as Manager(s) Emeritus of the Fund,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is amended as follows:

1.	The following provision shall be added to the Agreement as new Section 2.6(d):

MANAGERS EMERITUS.  The Board of Managers may appoint one or more former Managers to serve as Manager(s) Emeritus at the pleasure of the Board of Managers, for a term specified by the Board of Managers.  Any Manager Emeritus may attend meetings of the Board of Managers or any of its committees, but shall have no duties, powers or responsibilities with respect to the Fund.  No person shall receive any compensation from the Fund for serving as a Manager Emeritus, but any Manager Emeritus shall be entitled to reimbursement of expenses related to attendance at any meetings of the Board of Managers or its committees.

2.	Except as modified hereby, all other provisions of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the party set forth below has executed this Agreement effective as of the day and year first above written.

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

Name:	Irwin G. Barnet
Title:	Chairman and on behalf of each existing Member

Name:	Daniel A. Hanwacker
Title:	Manager

Name:	Jon C. Hunt
Title:	Manager

Name:	Vernon C. Kozlen
Title:	Manager

Name:	Jay C. Nadel
Title:	Manager

Name:	William R. Sweet
Title:	Manager

Name:	James Wolford
Title:	Manager

Name:	Andrew Clare
Title:	Manager

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This Offering Memorandum incorporates by reference the SAI of the Fund.

Topic headings in the SAI are listed below.

GENERAL
INFORMATION ABOUT THE PORTFOLIO NOTES
INFORMATION ABOUT THE COLLATERAL
ADDITIONAL INFORMATION REGARDING INVESTMENT PRACTICES
ADDITIONAL INFORMATION ON INVESTMENT MATTERS
CODE OF ETHICS
MANAGEMENT OF THE FUND
INVESTMENT ADVISORY AND OTHER SERVICES
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
PORTFOLIO MANAGERS
BROKERAGE ALLOCATION AND OTHER PRACTICES
TAX STATUS
CALCULATION OF FEES
LEGAL COUNSEL
FINANCIAL STATEMENTS

A copy of the SAI may be obtained from the Fund’s distributor by calling 1-212-702-3500.

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CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC (the “Fund”)

STATEMENT OF ADDITIONAL INFORMATION

The investment objective and principal investment strategies of City National Rochdale Structured Claims Fixed Income Fund, LLC (formerly, Rochdale Structured Claims Fixed Income Fund, LLC) (the “Fund”), a Delaware limited liability company, are set forth in the Offering Memorandum.  The Fund invests all or substantially all of its investable assets in the Portfolio Notes issued by Crescit Eundo Finance I, LLC (the “SPE”), as set forth in the Offering Memorandum for the Fund.

Units of the Fund are sold by RIM Securities LLC (the “Distributor”), the Fund’s distributor, to clients and customers (including affiliates and correspondents) of City National Rochdale, LLC (formerly, Rochdale Investment Management LLC) (“Rochdale” or the “Advisor”), the Fund’s investment adviser, and to clients and customers of other organizations.

The Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are offered in accordance with an exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Accordingly, the Units are available only to investors who are “accredited investors” within the meaning of such regulation.  No investor is permitted to purchase Units unless a completed and executed subscription agreement is submitted to, and approved by, the Fund.  Additionally, investors that purchase Units of the Fund are bound by the terms and conditions of the Operating Agreement, including limits on transferability of the Units.

The Fund’s Offering Memorandum, which is dated of even date herewith, provides the basic information investors should know before investing.  This Statement of Additional Information (“SAI”), which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Fund.  The SAI should be read in conjunction with the Offering Memorandum.  You may request a copy of the Offering Memorandum or a paper copy of this SAI, if you have received it electronically, free of charge by writing to the Fund’s Distributor: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837; or by calling the Distributor at 1-212-702-3500.  This SAI is not an offer of the Fund for which an investor has not received the Offering Memorandum.  Capitalized terms not otherwise defined in this SAI have meanings accorded to them in the Fund’s Offering Memorandum.  The financial statements for the Fund are included in this SAI.

The date of this SAI and the related Offering Memorandum is December 18, 2015.

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GENERAL

City Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund was organized on November 5, 2009 as the “Rochdale Structured Claims Income Fund, LLC.”  On November 24, 2009, the Fund changed its name to “Rochdale Structured Claims Fixed Income Fund, LLC,” and in September 2013, the Fund changed its name to “City National Rochdale Structured Claims Fixed Income Fund, LLC.”  The Fund’s investment objective is to seek a steady level of current income with low volatility through investment in notes secured by certain interests related to structured legal settlements.  This Statement of Additional Information and the Offering Memorandum to which it relates describes the offering of units of interest (“Units”) of the Fund.  All such Units, when issued and paid in full, will be validly issued and fully paid and no Unitholders are subject to any obligation to make any additional contribution to the capital of the Fund.  Unitholders will have no preemptive or other rights to subscribe to any additional units or other securities.  The Units are offered at net asset value plus a sales charge as described herein.  No Unitholder will have the right to require the Fund to redeem any Units.  Unitholders (sometimes referred to herein as “Members”) will be bound by the terms and conditions of the Fund’s Operating Agreement.

The Fund invests substantially all of its investable assets in one or more secured notes (the “Portfolio Notes”) issued by a special purpose entity, Crescit Eundo Finance I, LLC (the “SPE”).  The SPE is wholly-owned by Peach Holdings, LLC.   Dividends paid to the Unitholders are expected to normally consist of both interest and return of capital due to the fact that the Portfolio Notes are repaid on an amortized basis.  Although a market may develop for the Portfolio Notes in the future, these instruments, as well as the Receivables securing them, are generally considered illiquid.  Valuation of such instruments is difficult and requires that a good faith “fair value” be assigned to each instrument after careful examination of a range of tangible and intangible inputs and, even when appropriate valuation methodologies are fully carried out, there can be no assurance that such instruments can be sold at the values at which they may be carried.

Notwithstanding the foregoing, the Fund is authorized to sell some or all of the Portfolio Notes if, in the judgment of the Fund’s investment adviser, City National Rochdale, LLC (formerly, Rochdale Investment Management LLC) (the “Advisor”), such a sale would be in the interests of the Fund or the Unitholders.

Investment in the Portfolio Notes involves special risks.  The Units are neither listed on any securities exchange nor traded in a secondary market.  The Units are also subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the limited liability company agreement (“Operating Agreement”) of the Fund.  The Units are not redeemable at an investor’s option nor are they exchangeable for interests of any other fund, as the Fund is a closed-end investment company.  As a result, an investor generally will not be able to sell or otherwise liquidate his or her Units.  Investors that purchase Units of the Fund are bound by the terms and conditions of the Operating Agreement, including limits on transferability of the Units.  A copy of a form of the Operating Agreement is attached as Appendix A to the Offering Memorandum.

INFORMATION ABOUT THE PORTFOLIO NOTES

The Portfolio Notes represent obligations of the SPE, a limited liability company organized under Delaware law and wholly-owned by Peach Holdings, LLC.  The SPE has been organized for limited purposes, which include, without limitation, issuing debt secured by rights to Receivables (including the Portfolio Notes) conveyed to the SPE by its affiliated companies, entering into financing transactions with respect thereto, and any activities incidental to and necessary or convenient for the accomplishment of such purposes.  The address of the SPE and its parent, Peach Holdings, LLC, is 201 King of Prussia Road, suite 501, Radnor, Pennsylvania 19087.  The telephone number of such office is 215-567-7660.

Collateral Underlying the Portfolio Notes.  The Portfolio Notes are secured by the right of certain companies wholly-owned by Peach Holdings, LLC to receive certain cash payments (previously defined in the Offering Memorandum as the “Receivables”) related to a designated portfolio of structured legal settlements (previously defined in the Offering Memorandum as  the “Underlying Settlements”).  Such payments are required to be made by certain insurance companies under the terms of certain structured settlement receivables payable pursuant to annuity contracts associated with structured legal settlements.  It is important to note that neither the Receivables nor the Underlying Settlements are being conveyed to the Fund.  The SUBI holds the Receivables and issues the SUBI Certificate to the SPE.  The SPE pledges the SUBI Certificate to the Fund under the terms of the Note Purchase Agreement.  The Portfolio Notes themselves are “sole recourse” obligations.  This means that the Fund, absent an event of default, will be relying exclusively on the SPE to satisfy its obligations under Portfolio Notes; the Fund will not own the Underlying Settlements or have any direct right to the cash flows generated by them.  If an event of default occurs, the Fund may exercise other remedies.  See, “About the Collateral, Receivables and the Underlying Settlements,” in the Offering Memorandum.

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The value of the collateral underlying the Portfolio Notes depends on a number of factors unique to the structured settlement industry.  These include, but are not limited to, the nature and quality of the Underlying Settlements; the ratings and creditworthiness of the Annuity Providers who are obligated under the terms of the Underlying Settlements, the terms which are, in turn, subject to court orders (or acknowledgment letters in the case of Owned Annuities) to remit payments to entities, including Peachtree Settlement Funding, LLC, that are wholly-owned by Peach Holdings, LLC; the physical security of the documents that evidence the Underlying Settlements; and the extent to which the Fund may be assured that the Fund’s security interest in the collateral is properly perfected in accordance with the protections afforded secured creditors under Article 9 of the Uniform Commercial Code (“UCC Article 9”).  Additionally, neither Peachtree Settlement Funding, LLC nor any of its affiliates have any obligation to replace any Receivable included in the designated Collateral Pool that experiences a default, the physical documentation for which is inadequate or otherwise becomes compromised, except under very limited circumstances.  Accordingly, it is possible that the value of the Receivables may, over time, generate insufficient cash flows and, in the event that the Fund takes possession of the Receivables following an event of default, interest received by the Fund will be reduced.

INFORMATION ABOUT THE COLLATERAL

The following information supplements information included in the Offering Memorandum under the heading “About the Collateral, Receivables and the Underlying Settlements” in the Offering Memorandum.

Before entering into any Purchase Agreement and accepting transfer of the right to Settlement Payments, Peachtree Settlement Funding, LLC applies a detailed screening process to ensure that potential Claimants (and Settlement Counterparties) satisfy qualification criteria.  Peachtree Settlement Funding, LLC’s basic screening process is outlined below.

Screening and Underwriting.  Peachtree Settlement Funding, LLC’s origination function is effected through five departments: Account Executives/Purchasers, Contract Production, Contract Processing, Legal/Court Order Group and Underwriting/Funding.

(i)
“Account Executives/Purchasers” receives inbound telephone calls from Claimants who want to sell all or part of his or her structured settlement payments.  A preliminary assessment of eligibility is made and details relating to the Claimants and proposed transactions that qualify are forwarded to Contract Production.

(ii)	“Contract Production” reviews the underlying documents, including the Settlement Agreement and annuity contract and/or benefits letter, and prepares the settlement purchase agreement.

(iii)
“Contract Processing” conducts a detailed review of the settlement documents provided by the Claimant, including the executed settlement purchase agreement.  When Contract Processing is satisfied that all guidelines and requirements for purchasing the structured settlement payments are met, the settlement documents are forwarded to the Legal/Court Order Group.

(iv)
“Legal/Court Order Group” reviews and advises on legal issues and statutory compliance matters that arise during the due diligence process.  In addition, the Legal/Court Order Group manages the Transfer Order process and, in conjunction with its outside counsel reviews and negotiates stipulations with Settlement Counterparties and monitors the development of legislation relating to the assignment of Settlement Payments.

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3

(v)
“Underwriting/Funding” conducts a final review of the Settlement Documents to ensure compliance with the eligibility criteria and guidelines and gives final approval for Peachtree Settlement Funding, LLC to purchase the Settlement Payments.

The due diligence process conducted by these five departments is designed to ensure that potential Claimants satisfy the qualification criteria in three general areas: Claimant eligibility; structured settlement size/characteristics; and creditworthiness of any person or entity obligated to make payments in connection with any structured settlement arrangements including but not limited to any Settlement Counterparty, Annuity Provider or guarantor of same (“Payor”).  These are outlined below.  (Note that all of these criteria may not be applied to Owned Annuities.)

(a)
Claimant Eligibility: Each Claimant is required to meet certain criteria in order to enter into a settlement purchase agreement with Peachtree Settlement Funding, LLC.  The following factors are typically taken into consideration to assess each prospective Claimant’s eligibility:

(i)
Capacity to Contract: Claimants with obvious legal impediments to their capacity to contract are eliminated (including minors and persons who are legally incapable to contract) absent special circumstances (e.g., a legal guardian) that are legally effective in removing such impediment.

(ii)
Income: Claimants with incomes of less than $10,000 per year are subject to limitations in the sale of their Settlement Payments.  The limitations require the Claimant to provide evidence of other sources of household income, including spousal income, investment income, social security or disability insurance.

(iii)
Employability and Physical Disabilities: A physically disabled or unemployed Claimant who relies on his Settlement Payments as his primary source of income is limited to selling only 50% of his Settlement Payments.  Exceptions may be made if the Claimant can satisfactorily prove that he is able to meet his daily living expenses and medical bills from other sources of income or that the Claimant is likely to become employed in the near future.  Other sources of income include spouse’s income or household income, investments, social security, or other forms of disability insurance and income, including non-assigned structured settlement payments.

(iv)
Bankruptcy and Liens: Peachtree Settlement Funding, LLC will not purchase Settlement Payments from Claimants if the Claimant is the subject of a currently pending bankruptcy proceeding, unless the bankruptcy court has approved the transaction or the proceeds are used to pay (through a Chapter 13 Trustee) all bankruptcy obligations to creditors.  In certain circumstances, Peachtree Settlement Funding, LLC will purchase Settlement Payments from Claimants who have previously filed for bankruptcy if a discharge has been obtained.  Upon determination that a Claimant has previously filed for bankruptcy, the relevant bankruptcy documents are obtained from the bankruptcy court.  Underwriting/Funding, with assistance from the Legal/Court Order Group, will examine the discharge and any other documents relevant to the closing of the bankruptcy proceedings to determine whether or not a Transfer is appropriate.  Peachtree Settlement Funding, LLC will satisfy any outstanding liens that would attach to the Claimant’s Settlement Payments including federal and state tax liens.  Although child and spousal support liens do not attach as a matter of right to the Settlement Payments after a judgment has been obtained but prior to the commencement of a separate execution proceeding to levy upon the Settlement Payments, Peachtree Settlement Funding, LLC nonetheless requires that such liens be satisfied as well.

(v)
Interest Rate Limit: Peachtree Settlement Funding, LLC will not purchase Settlement Payments at a discount rate in excess of 25% per annum calculated as of the date the terms of the related settlement purchase agreement are agreed, exclusive of fees and costs.  However, as funding for such settlement purchase agreement occurs at a later date, the actual discount rate may be higher than 25% at such time.

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(vi)
NASP Fraud Prevention Database: Through a designated representative, Peachtree Settlement Funding, LLC is a board member of the National Association of Settlement Purchasers (“NASP”) and conducts fraud searches as part of the screening process utilizing the NASP fraud prevention system and database in order to determine whether a Claimant has previously sold the relevant Settlement Payments to another NASP member.  Upon approval for funding, the Claimant and the specific Settlement Payments purchased by Peachtree Settlement Funding, LLC are recorded on the NASP fraud prevention database as having been assigned to Peachtree Settlement Funding, LLC.

(b)	Transaction Size and Characteristics: The following factors relating to transaction size or characteristics are taken into consideration in evaluating a Claimant’s application:

(i)
Large Transactions: A heightened level of scrutiny is applied to the purchase of Settlement Payments in which the Claimant seeks to sell a lump sum payment in excess of $100,000.  Prior approval by the structured settlement program manager (the “Program Manager”) or Peachtree Settlement Funding, LLC’s in-house counsel, Operations Manager or Senior Operations Manager is required for the purchase of such Settlement Payments by Peachtree Settlement Funding, LLC.

(ii)
Review Cases: Structured settlements, which would normally be excluded as ineligible, may in certain circumstances be approved following a review (A) by the Program Manager or the in-house counsel, Operations Manager or Senior Operations Manager in cases in which the lump sum payment does not exceed $250,000, and (B) by the Chief Executive Officer or General Counsel for lump sum payments of $250,000 and greater.

(iii)
Review of Independent Advisor: Peachtree Settlement Funding, LLC requires (subject to waivers by the Program Manager or the in-house counsel, Operations Manager or Senior Operations Manager) that the Claimant retain an independent professional advisor to review the proposed transaction when the purchase price of the proposed transfer equals or exceeds $50,000.

(c)
Payor Creditworthiness:  In order to be eligible for certain financing arrangements with Peachtree Settlement Funding, LLC, Peachtree Settlement Funding, LLC must determine that the Annuity Provider and/or the Settlement Counterparty relating to each transfer has a credit rating of at least Baa by Moody’s Investor’s Service, BBB by Fitch, Inc., or BBB by Standard & Poors’s Corporation.  In cases in which the Payor is an unrated subsidiary of a rated parent, Peachtree Settlement Funding, LLC will accept the rating of the parent.

Purchase Agreements. Each Claimant is required to execute a Purchase Agreement.  Pursuant to such agreement, the Claimant sells and assigns his or her interest in the Settlement Payments to be purchased and agrees to cooperate and to take all actions necessary to effectuate the sale and provide Peachtree Settlement Funding, LLC with the benefits intended under the purchase agreement.  As part of the Purchase Agreement, the Claimant executes a limited power of attorney authorizing Peachtree Settlement Funding, LLC to act as attorney in fact on behalf of the Claimant with respect to the Settlement Payments in question.

In the purchase agreement, the Claimant is required to make the following specific representations:

(a)	No one other than the Claimant has any interest or claim of any kind or nature in, to or under the Settlement Payments being assigned thereunder.

(b)	The Claimant is not indebted to anyone that would affect in any way either the assignment of the Settlement Payments under the purchase agreement or assignee’s absolute rights to receive same.

(c)	The Claimant agrees to conduct its affairs so as to ensure that assignee obtains all of the benefits of the assignment contemplated under the purchase agreement.

Conditions Precedent to Funding.  Prior to funding the purchase of Settlement Payments, Peachtree Settlement Funding, LLC must obtain the following documents and comply with the following procedures:

(1)	Purchase agreement with all applicable statutory disclosure statements;

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(2)	Receivable file to include the following:

(a)	Copy of Identification (government issued or other identification deemed satisfactory by Peachtree Settlement Funding, LLC);

(b)	Marriage Certificate/Divorce Agreement/Death Certificate (if applicable);

(c)	State UCC searches, as required (other than with respect to Owned Annuities);

(d)	Federal & State Tax Lien searches;

(e)	Bankruptcy search;

(f)	Transfer Order approving sale and confirmation of service on the Payors (other than Owned Annuities); and

(g)	Life insurance in the case of life contingent structured settlements.

(3)
Peachtree Settlement Funding, LLC may conduct recorded telephone interview with Claimants to verify certain pertinent personal information and to confirm the terms of the purchase of the Settlement Payments when the funding amount exceeds $50,000.  A transcript of the any such telephone interview is retained for the file.

(4)
The Transfer Order obtained pursuant to the terms of the various state transfer acts provides assurance that the payments will continue after the death of the Claimant as it identifies Peachtree Settlement Funding, LLC and its successors and/or assigns as the absolute owner of the assigned payments.  Under the terms of various state transfer acts, all interested parties must be served with notice of the transfer.  The definition of “interested parties” includes, but is not limited to, any person(s) who has/have a beneficial interest in the settlement payments.  Assuming appropriate notice of the petition is given and no objection is filed, the payments will continue to be made to Peachtree Settlement Funding, LLC or its successors and assignees, despite the death of the Claimant.

The Servicing Process.  Peachtree Settlement Funding, LLC’s servicing functions and methodology described below will be substantially similar to the servicing of Receivables contemplated under the Transaction Related Contracts.

Peachtree Settlement Funding, LLC staff members generally do not deposit any of the payment receipts relating to the Receivables.  Collections on the Receivables, as well as other receivables serviced by Peachtree Settlement Funding, LLC, are generally mailed directly to a lockbox maintained at a bank.  Once payments are processed by the applicable bank they too are deposited into a blocked concentration account maintained at the lockbox bank.

Servicing Functions.  Servicing files are created following approval of a transaction by the Underwriting/Funding Groups.  A copy of a funding form containing all relevant payment information is then forwarded to the Servicing Department (as defined herein).  Using the information contained in the funding form and the closing report, the Servicing Department will prepare a servicing record on Peachtree Settlement Funding, LLC’s electronic servicing database.

Through its servicing department (the “Servicing Department”), Peachtree Settlement Funding, LLC acts as primary servicer of all Settlement Payments that Peachtree Settlement Funding, LLC purchases.  Peachtree Settlement Funding, LLC’s servicing procedures permit the determination of the status of any Receivable and the production of reports with current information as of the date such report is generated.  The ability to obtain servicing information permits Peachtree Settlement Funding, LLC to enforce rights on each of the Receivables it services.

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The “Servicing Administrator” manages the Servicing Department.  The Servicing Department is responsible for various functions ranging from determining which Receivables are to be serviced to preparing periodic reports.  Specifically, the servicing function can be categorized as follows:

(i)	Determining all new accounts to be serviced;

(ii)	Establishing and maintaining electronic and paper files for all Receivables;

(iii)	Processing payments;

(iv)	Proactive notifications and large payment surveillance;

(v)	Collection reconciliation and delinquency/default procedures; and

(vi)	Preparing monthly reports.

(i)	Determining all new accounts to be serviced.

The Servicing Department receives, for each funded deal, a funding form from the Accounting Department.  This form is used to input all new accounts into the servicing database and to identify the appropriate owner of the assigned payments.  A servicing file is created at this time that contains the (i) funding form, (ii) Claimant method of payment for servicing remittances (if applicable) and (iii) Transfer Order and insurance company acknowledgement (if available).

(ii)	Establishing and maintaining electronic and paper files for all Receivables.

Files on each Claimant are kept both in electronic and in paper form.  Electronic files are kept in the Wentworth Advanced Integrated Data Environment (the “WAIDE”).  The WAIDE database will contain a record of all interaction with each Claimant, a list of the documents received or outstanding, relevant Payor information, purchase price, present values of the Settlement Payments, payments due and relevant funding information.  Using the WAIDE database, Peachtree Settlement Funding, LLC is able to track cash flows in respect of each Receivable and perform financial calculations such as Claimant yield and adequacy and value of collateral.  Peachtree Settlement Funding, LLC’s servicing database records all payments due under a Claimant’s Court Order and/or Purchase Agreement in addition to summarizing the Claimant’s payments due to them under their Settlement Agreement and/or Annuity Contract.

Receivable files are also kept in paper form.  Each Claimant’s file will contain a checklist of documents received, a completed application, and all relevant documents.  In particular, each receivable file will contain the settlement documents.  The settlement documents generally include: (i) a copy of the Settlement Agreement, (ii) any assignment of the Settlement Agreement or the payment obligations thereunder, (iii) a copy of the annuity contract, if applicable, and (iv) copies of any related judgments or Transfer Orders.  Each receivable file will also contain all transfer related documents.  The transfer related documents generally include (a) fully executed copies of all documentation relating to Peachtree Settlement Funding, LLC’s purchase of the Settlement Payments including, without limitation, the original settlement purchase agreement, any change of beneficiary form, any notifications or acknowledgements received by Peachtree Settlement Funding, LLC, including acknowledgements of release and payment obligations, divorce decree, property settlement agreement, birth certificates, death certificates, bankruptcy documents, a photocopy of the notice of Transfer Order to the related insurance carrier and any correspondence with Claimant or Claimant’s counsel (all of which shall collectively constitute “Settlement Records”), (b) copies of the Transfer Order, stipulations and acknowledgements, (c) originals or copies of UCC searches, tax lien searches, bankruptcy searches, divorce decrees, UCC filing confirmations and any lien payoff documentation, and (d) copies of checks/wires paid and pre-funding interview transcripts, if any. The receivable file for an Owned Annuity will contain the related annuity contract, purchase agreement and change of ownership form (or other documents certified by Peachtree Settlement Funding, LLC as being sufficient to evidence the terms of the annuity contract and the change of ownership thereof).  A servicing file is kept for each Claimant, which will contain a paper or electronic record of each Settlement Payment due and received, any correspondence in respect of late payments or delinquent payments and the information noted in item (i).

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A copy of each receivable file containing certain original documents (including an original of the purchase agreement) is forwarded to the third-party document custodian for the applicable lender.  The document custodian reviews the files for completeness of documentation and appropriate execution and will issue a certificate listing each individual file held by the custodian.

(iii)	Proactive notifications and large payment surveillance.

Approximately 90 days before the due date of a Settlement Payment of $5,000.00 or more; a transaction will appear in the Bump Payment Review Queue in the WAIDE database.  At that time, a customer service representative will reach out to the Annuity Provider via email and confirm that the annuity payment due in 90 days is set up for the lockbox as designated in the Court Order.  For all court ordered payments, once this confirmation is received from the Annuity Provider and noted in the WAIDE database, that transaction is removed from further due diligence.  For all annuity payments that are not secured by a court order, this process will repeat at 30 days and then again at 14 days.

(iv)	Processing payments.

Each business day, the Servicing Administrator receives a notification from the lockbox banks of the items delivered to the lockboxes on the prior business day.  The lockbox banks generally deposit all items into the lockbox on the same day as delivery to the respective lockbox.  Certain of the payments are sent electronically directly to the lockbox.  The Servicing Administrator reconciles all items delivered to the lockboxes with all items due that day, as indicated in Peachtree Settlement Funding, LLC’s servicing records and electronic database.  Any payments due but not received are listed on a daily basis in an exception report (an “Outstanding Payments Report”).

(v)	Collection reconciliation and delinquency/default procedures.

A Settlement Payment is deemed delinquent if it is not received on the date it is due.  If a Settlement Payment is listed on the Outstanding Payments Report for three consecutive days following the scheduled due date, the Annuity Provider is contacted by email.  The Annuity Provider is asked to confirm the date the check was sent, the check number, the address to which the check was sent, and whether the check was cashed.  An email correspondence is gathered and saved as a memorialized note in the WAIDE database.  Peachtree Settlement Funding, LLC manages delinquent payments by following specific protocols based upon classification and status.  If a purchased Settlement Payment is listed on the Outstanding Payments Report and deemed to be a result of a default, the transaction is reclassified to “Legal Status” and a legal packet is provided to the Legal Department, which will review the file and direct collection activities from that point forward.

Classifications.  Each delinquency is categorized and managed in accordance with the specific procedures detailed below.  With respect to all delinquent payments (or exceptions), the Servicing Administrator will contact the Claimant, the Annuity Provider and/or the Settlement Counterparty are contacted to determine the reasons for the delinquent payment.  Because Peachtree Settlement Funding, LLC services receivables other than the Receivables, it must use classifications to cover various situations, many of which do not (and are not likely to) apply to the Receivables.  The Servicing Administrator classifies delinquent payments as either: (1) Under Investigation, (2) Administrative Error, (3) Settlement Counterparty/Issuer Challenge, (4) Bankruptcy, (5) Deceased, (6) Attempted Resale, (7) Diverted, (8) Competing Creditor Claims, or (9) Fraud.  Peachtree Settlement Funding, LLC uses a servicing exceptions database to record and manage each delinquency, including correspondence and status of matters handled by outside legal counsel.

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Status.  Once the delinquency has been classified, the Servicing Administrator assigns the delinquency a status.  The three categories of delinquent payments are:

(1)	Delinquency: All payments not received on the scheduled due date which remain unpaid for 90 days are assigned a delinquent status.

(2)
Default: The Servicing Administrator will conduct a detailed review of the related account file in respect of payments which are more than 90 days past due.  If a delinquent payment is classified as either Attempted Resale, Diverted, or Fraud, it is assigned a default status at the time of such classification.  Accounts which fall within other classifications will be assigned a default status after 90 days past due.

(3)	Resolved: If the delinquent or defaulted payments due on an account are collected and the next payment due is received, the Receivable is given a “Current” status.

Protocols.  The Servicing Administrator is required to apply certain protocols which detail the actions to be taken for each classification of delinquency.  Such protocols include various processes of investigation, administration and litigation, if necessary.

History.  No receivable purchased by Peachtree Settlement Funding, LLC which is subject to a Transfer Order or that constitutes an Owned Annuity has become a “Defaulted Receivable” (as defined in the facility under which such receivable is financed).  There have, however, been short-term delinquencies caused by administrative errors or disputed payment rights from time to time.

The management of litigation is primarily performed by legal staff under the supervision of Peachtree Settlement Funding, LLC’s General Counsel or referred to outside counsel chosen by the Office of the General Counsel.  Transfers completed before the adoption of state transfer acts (i.e., without Transfer Orders or those not involving Owned Annuities) frequently resulted in diversions that led to litigation, including collection matters and Settlement Counterparty/Annuity Provider challenges.  The enactment of the Federal Act and state transfer acts has substantially decreased the occurrence of such litigation.

ADDITIONAL INFORMATION REGARDING INVESTMENT PRACTICES

The Fund’s Offering Memorandum describes the principal strategies and risks of investing in the Fund.  This provides additional information about the non-principal strategies and risks of the Fund.

The equity and debt capital markets in the United States and internationally experienced unprecedented volatility from 2008 through 2012.  These conditions caused a significant decline in the value and liquidity of many securities and other instruments.  It is impossible to predict whether such conditions will recur.  Because such situations may be widespread, it may be difficult to identify both risks and opportunities using past models of the interplay of market forces, or to predict the duration of such events.

Fixed Income Securities.  The Fund may invest in fixed income securities.  Fixed income securities are debt obligations issued by the U.S. Government and its agencies, corporations, municipalities and other borrowers.  The market values of the Fund’s fixed income investments will change in response to interest rate changes and other factors.  During periods of falling interest rates, the values of outstanding fixed income securities generally rise.  Conversely, during periods of rising interest rates, the values of such securities generally decline.  These fluctuations will generally be greater for longer-term securities than for shorter-term securities.  Investors should recognize that, in periods of declining interest rates, the returns on fixed income securities will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the returns on fixed income securities will tend to be somewhat lower.  Changes in the ability of an issuer to make payments of interest and principal when due, in the market’s perception of the issuer’s creditworthiness, and in the rating of any fixed income security by nationally recognized statistical rating organizations (“NRSROs”) also affect the market value of that issuer’s debt securities.  Changes in the value of portfolio securities will not necessarily affect cash income derived from these securities, but will affect the Fund’s net asset value.

Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased.  As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size.  Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets.  Such issues may be exacerbated during periods of economic uncertainty.

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Liquidity risk may result from the lack of an active market, reduced number and capacity of traditional market participants to make a market in fixed income securities, and may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed income mutual funds may be higher than normal, causing increased supply in the market due to selling activity.  In such cases, the Fund, due to the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.  To the extent that the Fund’s principal investment strategies involve investments in illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk.  Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity.  It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

The Fund’s performance also may be affected by changes in market or economic conditions and other circumstances affecting the financial services industry.  Government regulation of banks, savings and loan associations, and finance companies may limit both the amounts and types of loans and other financial commitments these entities can make and the interest rates and fees they can charge.  The profitability of the financial services industry, which is largely dependent on the availability and cost of capital funds, has fluctuated in response to volatility in interest rate levels. In addition, the financial services industry is subject to risks resulting from general economic conditions and the potential exposure to credit losses.

Following the financial crisis that began in 2007, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has attempted to stabilize the U.S. economy and support the U.S. economic recovery by keeping the federal funds rate at a low level. In addition, the Federal Reserve has purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities on the open market (“Quantitative Easing”).  As the Federal Reserve “tapers” or reduces Quantitative Easing, and when the Federal Reserve raises the federal funds rate, interest rates across the U.S. financial system may rise.  These policy changes may expose fixed-income and related markets to heightened volatility and may reduce liquidity for certain Fund investments, which could cause the value of the Fund’s investments and share price to decline.  In addition, decreases since 2007 in fixed income dealer market-making capacity may persist in the future, potentially leading to decreased liquidity and increased volatility in the fixed income markets.

A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, general economic conditions, etc.).  This is especially true under current economic conditions because interest rates are at historically low levels. Thus, an investment in fixed income securities currently face a heightened level of interest rate risk, especially since the Federal Reserve Board has begun tapering its quantitative easing program.

Corporate Bonds. The Fund may invest in corporate bonds.  Corporations issue bonds and notes to raise money for working capital or for capital expenditures such as plant construction, equipment purchases and expansion.  In return for the money loaned to the corporation by shareholders, the corporation promises to pay bondholders interest and to repay the principal amount of the bond or note.

Low Grade, High Yield Debt. The Fund may invest in low grade, high yield debt. There is no bottom limit on the ratings of high yield securities that may be purchased or held by the Fund. In addition, the Fund may invest in unrated securities. Lower rated securities are defined as securities below the fourth highest rating category by an NRSRO.  Such obligations are speculative and may be in default.

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Fixed income securities are subject to the risk of an issuer’s ability to meet principal and interest payments on the obligation (credit risk), and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which primarily react to movements in the general level of interest rates. Like all fixed income securities, the market values of high yield securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but the market’s perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. The risk of loss because of default by issuers of high yield securities is generally greater because medium and lower rated securities generally are unsecured and frequently subordinated to the prior payment of senior indebtedness. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.

Adverse economic developments can disrupt the market for high yield securities and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities.  In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities.  As a result, the Advisor could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Furthermore, the Fund may experience difficulty in valuing certain securities at certain times.  Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Fund’s net asset value.

Prices for high yield securities may be affected by legislative and regulatory developments.  These laws could adversely affect the Fund’s net asset value and investment practices, the secondary market value for high yield securities, the financial condition of issuers of these securities and the value of outstanding high yield securities.

Lower rated or unrated debt obligations also present risks based on payment expectations.  If an issuer calls the obligations for redemption, the Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors.  If the Fund experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Fund’s investment portfolio and increasing the exposure of the Fund to the risks of high yield securities.

Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither such event will require sale of the securities by the Fund, although the Investment Manager (or the relevant Sub-adviser) will consider the event in determining whether the Fund should continue to hold the security.

Variable and Floating Rate Instruments. The Fund may invest in variable and floating rate instruments.  Certain of the obligations purchased by the Fund may carry variable or floating rates of interest and may involve a conditional or unconditional demand feature.  Such obligations may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate.

Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or at some other interval, and may have a floor or ceiling on interest rate changes.  There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates.  While such instruments may provide the Fund with a certain degree of protection against rising interest rates, the Fund will participate in any declines in interest rates as well.  A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.  The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for the Fund to dispose of a variable or floating rate note if the issuer defaults on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights.

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Commercial Paper and Other Short-Term Corporate Obligations.  The Fund may invest in commercial paper.  Commercial paper is a short-term, unsecured promissory note issued to finance short-term credit needs.  Other short-term corporate obligations include variable amount master demand notes, which are obligations that permit the Fund to invest at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower.  These notes permit daily changes in the amounts borrowed.  Because they are direct lending arrangements between the lender and borrower, such instruments generally will not be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value, plus accrued interest, at any time.  If these obligations are not secured by letters of credit or other credit support arrangements, the Fund’s right to redeem its investment depends on the ability of the borrower to pay principal and interest on demand.  The value of commercial paper and other securities in the Fund’s portfolios may be adversely affected by the inability of the issuers (or related supporting institutions) to make principal or interest payments on the obligations in a timely manner. Such obligations frequently are not rated by credit rating agencies.

Section 4(2) Commercial Paper.  The Fund may invest in Section 4(2) commercial paper.  Section 4(2) commercial paper is issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.  Any resale of such commercial paper must be in an exempt transaction, usually to an institutional investor through the issuer or investment dealers who make a market in such commercial paper.

Commercial paper and short-term notes will consist of issues rated at the time of purchase “A-2” or higher by Standard & Poor’s Ratings Services, “Prime-1” or “Prime-2” by Moody’s Investors Service, Inc., or similarly rated by another NRSRO or if unrated, will be determined by the Advisor to be of comparable quality.

Asset-Backed Securities.  The Fund may invest in asset-backed securities.  These types of securities represent a direct or indirect participation in, or are secured by and payable from, cash flows from pools of assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (e.g., credit card) agreements.

Payment of principal and interest on asset-back securities may largely depend upon the cash flows generated by the assets backing the securities.  In an effort to lessen the effect of failures by obligors on these underlying assets to make payments, such securities may contain elements of credit support.  Credit support for asset-backed securities may be based on the underlying assets or credit enhancements provided by a third party.  Credit support falls into two classes: liquidity protection and protection against ultimate default on the underlying assets.  Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion.  Protection against ultimate default ensures payment on at least a portion of the assets in the pool.  This protection may be provided through guarantees, insurance policies, letters of credit obtained from third parties, various means of structuring the transaction, or a combination of such approaches.  The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with such payments.  Delinquency or loss in excess of that anticipated could adversely affect the return on an investment in an asset-backed security.

Asset-backed securities are subject to the risk of prepayment.  Prepayments of principal of asset-backed securities affect the average life of the asset-backed securities in the Fund’s portfolio.  Prepayments are affected by the level of interest rates and other factors, including general economic conditions.  In periods of rising interest rates, the prepayment rate tends to decrease, lengthening the average life of a pool of asset-backed securities.  In periods of falling interest rates, the prepayment rate tends to increase, shortening the average life of a pool.  Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, affecting the Fund’s yield.  Thus, asset-backed securities may have less potential for capital appreciation in periods of falling interest rates than other fixed income securities of comparable duration, although they may have a comparable risk of decline in market value in periods of rising interest rates.

The values of asset-backed securities are affected by, among other things, changes in the market’s perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and the exhaustion of any credit enhancement.  In its capacity as purchaser of an asset-backed security, a fund would generally have no recourse to the entity that originated the loans in the event of default by the borrower.  Asset backed securities may present certain risks not relevant to mortgage-backed securities.  Assets underlying asset-backed securities such as credit card receivables are generally unsecured, and debtors are entitled to the protection of various state and federal consumer protection laws, some of which provide a right of set-off that may reduce the balance owed.

Asset-backed securities are relatively new and untested instruments and may be subject to greater risk of default during periods of economic downturn than other securities.  In addition, the secondary market for asset-backed securities may not be as liquid as the market for other securities, which may result in difficulty in valuing asset-backed securities.

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Investment Company Shares. The Fund may invest in shares of other open-end investment companies (i.e., money market funds), including affiliated funds, to the extent permitted by applicable law.  The other investment companies in which the Fund may invest typically incur fees that are separate from those fees incurred directly by the Fund.  The Fund’s purchase of such investment company securities results in the layering of expenses, such that Unitholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees, in addition to paying Fund expenses. The Fund limits investments in securities issued by other investment companies in accordance with the 1940 Act and SEC rules.

Zero Coupon Bonds.  The Fund may invest in zero coupon securities, which are debt securities issued or sold at a discount from their face value and do not entitle the holder to any periodic payment of interest prior to maturity, a specified redemption date or a cash payment date.  The securities are redeemed at face value on the specified maturity date.  The amount of the discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and perceived credit quality of the issuer.  Zero coupon securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons.  The market prices of zero coupon securities are generally more volatile than the market prices of interest-bearing securities and respond more to changes in interest rates than interest-bearing securities with similar maturities and credit qualities.  The “original issue discount” on the zero coupon bonds must be included ratably in the income of the Fund as the income accrues even though payment has not been received.

Pay-In-Kind Bonds. The Fund may invest in pay-in-kind bonds as a non-principal investment strategy.  These are securities which, at the issuer’s option, pay interest in either cash or additional securities for a specified period.  Pay-in-kind bonds, like zero coupon bonds, are designed to give an issuer flexibility in managing cash flow.  Pay-in-kind bonds are usually less volatile than zero coupon bonds, but more volatile than cash pay securities.

Municipal Securities.  The Fund may invest in municipal securities.  Municipal securities consist of (1) debt obligations issued by state and local governments or by public authorities to obtain funds to be used for a wide variety of public facilities, for refunding outstanding obligations, for general operating expenses, for lending such funds to other public institutions and facilities, and in anticipation of the receipt of revenue or the issuance of other obligations, and (2) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities.

The two principal classifications of municipal securities are “general obligation” securities and “limited obligation” or “revenue” securities.  General debt obligation securities are backed by the taxing power of the issuing municipality.  Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer’s maintenance of its tax base.  Revenue obligations are backed by the revenue of a project or facility (for example, tolls from a toll bridge) or class of facilities, or in some cases from the proceeds of a special excise tax or other specific revenue source.

Accordingly, the timely payment of interest and the repayment of principal in accordance with the terms of the revenue security is a function of the economic viability of the facility or revenue source.  Revenue securities include private activity bonds (“PABs”) and industrial development obligations which are not payable from the unrestricted revenues of the issuer.  The payment of principal and interest on PABs and industrial development obligations generally depends solely on the ability of the revenues generated by the use of the specified facilities. Municipal securities may also include “moral obligation” bonds, which are normally issued by special purpose public authorities.  If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

Repurchase Agreements.  The Fund may enter into repurchase agreements involving the types of securities which are eligible for purchase by the Fund. The Fund expects that there will be no limitation upon the maturity of the securities underlying the repurchase agreements.

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Repurchase agreements, which may be viewed as a type of secured lending, typically involve the acquisition by the Fund of government securities or other securities from a selling financial institution such as a bank, savings and loan association or broker-dealer.  The agreement provides that the Fund will sell back to the institution, and that the institution will repurchase, the underlying security (“collateral”) at a specified price and at a fixed time in the future, usually not more than seven days from the date of purchase.  The Fund will receive interest from the institution until the time when the repurchase is to occur.  Although such date is deemed to be the maturity date of a repurchase agreement, the maturities of securities subject to repurchase agreements are not subject to any limits and may exceed one year.

Under all repurchase agreements entered into by the Fund, the custodian or its agent must take possession of the underlying collateral.  However, if the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent the proceeds of the sale are less than the resale price.  In addition, even though the U.S. Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delays and costs in selling the security and may suffer a loss of principal and interest if the Fund is treated as unsecured creditors.  Repurchase agreements, in some circumstances, may not be tax-exempt.

Bank Obligations.  The Fund may invest in all types of bank obligations, including bank notes, bank loans, bankers’ acceptances, certificates of deposit, and interest-bearing time or other interest-bearing deposits in commercial or savings banks.  Bank notes are unsecured promissory notes representing debt obligations that are issued by banks in large denominations.  Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by commercial banks.  Bankers’ acceptances are issued by corporations to finance the shipment and storage of goods.  Maturities are generally six months or less.  A certificate of deposit (a “CD”) is an interest-bearing instrument with a specific maturity.  CDs are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.  Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.  Certificates of deposit and time deposits with penalties for early withdrawal will be considered illiquid.

U.S. commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the “FDIC”).  U.S. banks organized under state law are supervised and examined by state banking authorities, but are members of the Federal Reserve System only if they elect to join.  Most state banks are insured by the FDIC (although such insurance may not be of material benefit to a fund, depending upon the principal amount of CDs of each held by the fund) and are subject to the federal examination and to a substantial body of federal law and regulation.  As a result of federal and state laws and regulations, U.S. branches of U.S. banks are, among other things, generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

Obligations of foreign branches of U.S. banks, such as CDs and time deposits, may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation.  Such obligations are subject to different risks than are those of U.S. banks or U.S. branches of foreign banks.  These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income.  Foreign branches of U.S. banks and foreign branches of foreign banks are not necessarily subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial recordkeeping requirements.  In addition, less information may be publicly available about a foreign branch of a U.S. bank or about a foreign bank than about a U.S. bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank, in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as governmental action in the country in which the foreign bank has its head office.  A U.S. branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state. In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states (“State Branches”) may or may not be required to: (a) pledge to the regulator, by depositing assets with a designated bank within the state; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of State Branches may not necessarily be insured by the FDIC.  In addition, there may be less publicly available information about a U.S. branch of a foreign bank than about a U.S. bank.

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The purchase and sale of bank loans are subject to the terms and conditions of the underlying credit agreements, which may substantially limit the number of purchasers that may be eligible to purchase such bank loans.  Bank loans are not traded on an exchange and purchasers and sellers of bank loans generally rely on market makers, typically the administrative agent under a bank loan, to effect private sales transactions.  As a result of these limitations, the bank loans may have relatively less liquidity than other types of fixed income assets, and the Fund may be more likely to incur losses on the sale of bank loans than on other, more liquid, investments.

U.S. Government Agency and Instrumentality Obligations.  The Fund may invest in U.S. Government agency and instrumentality obligations.  Various agencies of the U.S. Government issue obligations, including but not limited to the Federal Home Loan Bank (“FHLB”), the Student Loan Marketing Association, the Private Export Funding Corporation (an entity established by the U.S. Treasury and the Export/Import Bank of the United States), Farmers Home Administration, Federal Farm Credit Bank, Federal Housing Administration, Ginnie Mae, Maritime Administration, Small Business Administration, and the Tennessee Valley Authority.  The Fund may purchase securities guaranteed by Ginnie Mae which represent participation in Veterans Administration and Federal Housing Administration backed mortgage pools.  Obligations of instrumentalities of the U.S. Government include securities issued by, among others, FHLB, Freddie Mac, Federal Intermediate Credit Banks, Federal Land Banks, Fannie Mae and the U.S. Postal Service.  These obligations include securities supported by the full faith and credit of the U.S. Treasury (i.e., Ginnie Mae), securities supported by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks), securities supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency (such as securities issued by Fannie Mae), and securities supported only by the credit of the instrumentality (such as securities issued by Freddie Mac).

U.S. government securities include issues by non-governmental entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to market crises or otherwise.  In the case of obligations not backed by the full faith and credit of the Unites States, the Fund must look principally to the agency or instrumentality issuing or guaranteed the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments.  No government agencies or instrumentalities guarantees the market value of the securities it issues, and the market value such securities will fluctuate in response to changes in interest rates.  Guarantees of principal by agencies or instrumentalities of the U.S. Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing the value of the obligation prior to maturity.

U.S. Treasury Obligations. The Fund may invest in U.S. Treasury obligations, which consist of bills (maturity of one year or less), notes (maturity of one to ten years) and bonds (maturities generally greater than ten years) issued by the U.S. Treasury.  The U.S. government does not guarantee the market value of Treasury securities, which fluctuate in response to changes in interest rates.  The Fund may also invest in separately traded interest and principal component parts of such obligations, known as Separately Traded Registered Interest and Principal Securities (“STRIPS”), that are transferable through the federal book-entry system. STRIPS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal.  This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes.  Because of these features, such securities may be subject to greater interest rate volatility than interest paying investments.

Bank Loans. The Fund may invest in bank loans.  Fixed income assets, including bank loans, pay fixed, variable or floating rates of interest.  The value of such assets will change in response to fluctuations in market spreads and interest rates.  In particular, a decline in the level of LIBOR or any other applicable floating rate index could reduce the interest payments that the Fund receives with respect to such investments.  In addition, the value of certain fixed-income assets can decrease in response to changes or perceptions of changes in issuers’ creditworthiness, foreign exchange rates, political stability or soundness of economic policies, among other considerations.

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The purchase and sale of bank loans are subject to the terms and conditions of the underlying credit agreements, which may substantially limit the number of purchasers that may be eligible to purchase such bank loans.  Bank loans are not traded on an exchange and purchasers and sellers of bank loans generally rely on market makers, typically the administrative agent under a bank loan, to effect private sales transactions.  As a result of these limitations, bank loans may have relatively less liquidity than other types of fixed income assets, and the Fund may be more likely to incur losses on the sale of bank loans than on other, more liquid, investments.

Securities Ratings.  Credit ratings evaluate the safety of principal and interest payments of securities, not their market values.  The rating of an issuer is also heavily weighted by past developments and does not necessarily reflect probable future conditions.  There is frequently a lag between the time a rating is assigned and the time it is updated.  As NRSROs may fail to timely change credit ratings of securities to reflect subsequent events, the Advisor will also monitor issuers of such securities.

In general, the ratings of NRSROs represent the opinions of these agencies as to the quality of securities that they rate.  Such ratings, however, are relative and subjective, are not absolute standards of quality and do not evaluate the market value risk of the securities.  These ratings will be used by the Fund as initial criteria for the selection of portfolio securities, but the Fund also will rely upon the independent advice of the advisers to evaluate potential investments.  Among the factors that will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends.

If, after purchase, the credit rating on a security is downgraded or the credit quality deteriorates, or if the maturity is extended, the Fund’s portfolio managers will decide whether the security should be held or sold.  Upon the occurrence of certain triggering events or defaults, the investors in a security held by the Fund may become the holders of underlying assets.  In that case, the Fund may become the holder of securities that it could not otherwise purchase at a time when those assets may be difficult to sell or can be sold only at a loss.

Cybersecurity Risk.  Investment companies, such as the Fund, and its service providers may be prone to operational and information security risks resulting from cyber-attacks.  Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cybersecurity breaches.  Cyber-attacks affecting the Fund or its service providers, including the Advisor, the Distributor, the Fund’s custodian, the Fund’s administrator, and any other third-party service providers may adversely impact the Fund.  For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private shareholder information or confidential company information, impede trading, subject the Fund to regulatory fines or financial losses, and cause reputational damage.  The Fund may also incur additional costs for cybersecurity risk management purposes.  Similar types of cybersecurity risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

Technology Risk. The Advisor may use various technology in managing the Fund, consistent with its investment objective and strategies described in the Fund’s Offering Memorandum and this SAI.  For example, proprietary and third-party data and systems may be utilized to support decision making for the Fund.  Data imprecision, software or other technology malfunctions, programming inaccuracies and similar circumstances may impair the performance of these systems, which may negatively affect Fund performance.

ADDITIONAL INFORMATION ON INVESTMENT MATTERS

Investment Restrictions.  The Fund’s fundamental investment policies may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the 1940 Act means the lesser of (i) 67% of the common shares represented at a meeting at which more than 50% of the outstanding common shares are represented or (ii) more than 50% of the outstanding common shares).

As a matter of fundamental investment policy, the Fund:

(1)	Will not issue senior securities, except as permitted by the 1940 Act and the rules and interpretive positions of the SEC thereunder.

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(2)	Will not borrow money, except as permitted by the 1940 Act and the rules and interpretive positions of the SEC thereunder.

(3)
Will not invest in real estate, except that the Fund may invest in securities of issuers that invest in real estate or interests therein, securities that are secured by real estate or interests therein, securities of real estate investment funds and mortgage-backed securities.

(4)
Will not make loans, except by the purchase of debt obligations, by entering into repurchase agreements or through the lending of portfolio securities and as otherwise permitted by the 1940 Act and the rules and interpretive positions of the SEC thereunder.

(5)	Will not invest in physical commodities or contracts relating to physical commodities.

(6)	Will not act as an underwriter, except as it may be deemed to be an underwriter in a sale of securities held in its portfolio.

(7)
Will not make short sales of securities, maintain a short position, or purchase securities on margin, provided that this restriction shall not preclude the Fund from obtaining such short-term credits as may be necessary for the clearance of purchases and sales of its portfolio securities, and provided further that this restriction will not be applied to limit the use by the Fund of options, futures contracts and similar derivative financial instruments in the manner described in the Fund’s Offering Memorandum.

(8)
Will concentrate its investment in the factoring and structured settlement industry, except in the event that the Portfolio Notes are sold and/or the Fund is liquidated.  For this purpose, the Portfolio Notes are deemed to be investments in such industry.

All other investment policies of the Fund, as well as the Fund’s investment objective, are not fundamental and may be changed by the Board of Managers without prior approval of the Fund’s outstanding voting Units.

An investment restriction applicable to the Fund shall not be deemed violated as a result of a change in the market value of an investment, the net or total assets of the Fund, or any other later change provided that the restriction was satisfied at the time the relevant action was taken.  In order to permit the sale of its Units in certain states, the Fund may make commitments more restrictive than those described above.  Should the Fund determine that any such commitment may no longer be appropriate, the Board will consider whether to revoke the commitment and terminate sales of its Units in the state involved.

Asset Coverage Requirements Under The 1940 Act.  As indicated above, the Fund is permitted to use leverage, including borrowing from a bank and issuing senior securities, although it does not presently intend to do so.  Under the 1940 Act, the Fund would have to have asset coverage (as defined in the 1940 Act) of at least 300% with respect to indebtedness or less than 200% with respect to preferred stock issued.  Other restrictions will also apply.  The Fund’s willingness to use leverage, and any amount it will borrow, will depend on many factors, the most important of which are the Advisor’s investment outlook, market conditions, and interest rates.  Successful use of leverage will depend on the ability of the Advisor to analyze interest rates and market movements, and there is no assurance that a leverage strategy will be successful during any period in which it is employed.

Subject to the maximum limits on borrowing under the 1940 Act mentioned above, the Board may modify its leverage/borrowing policies, including the percentage limitations, the purposes of leverage/borrowings, and the length of time that it may hold portfolio securities purchased with borrowed money.  The rights of lenders, if any, to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any use of leverage/borrowings may contain provisions that limit certain activities of the Fund.  The Fund does not expect to issue debt or preferred shares.

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CODE OF ETHICS

The Fund, the Advisor and the Distributor each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Fund, the Advisor, and the Distributor from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund (which may also be held by persons subject to a code of ethics).  The Advisor’s codes of ethics allow personnel to invest in securities for their own account, but require compliance with each code’s pre-clearance requirements and other restrictions including, disclosure of holdings and transaction reports, quarterly trading limits, “blackout periods” and minimum holding periods, subject to limited exceptions.  The Advisor’s code of ethics prohibits purchases of securities in initial public offerings (the prohibitions is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements.  There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov.  In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090.  Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

MANAGEMENT OF THE FUND

The Board of Managers exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company.  Six of the seven individuals who serve on the Board are individuals who are not “interested persons” of the Fund, as that term is defined in the 1940 Act.  These individuals are referred to as “Independent Board Members.”  Individual members of the Board are not required to contribute to the capital of the Fund or to hold Units of the Fund.  The identity of the members of the Board and brief biographical information regarding each such individual during the past five years is set forth below.

Interested Board Members and Officers

Name, Address and Age	Position(s) Held with the Fund	Term of Office4 and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Funds in Fund Complex Overseen by Board Member*	Other Directorships Held by Manager2
Andrew Clare3 570 Lexington Avenue New York, NY 10022 Age: 69	Board Member	Board Member since March 2013	Attorney and Partner, Loeb & Loeb, a law firm (1972-present).	21	None

Garrett R. D’Alessandro 570 Lexington Avenue New York, NY 10022 Age: 57	President and Chief Executive Officer	Indefinite term; Since inception	Chief Executive Officer, City National Rochdale (1986-present).	N/A	N/A

Kurt Hawkesworth 570 Lexington Avenue New York, NY 10022 Age: 43	Secretary	Indefinite term; Since inception	Chief Operating Officer, City National Rochdale (2003-present).	N/A	N/A

Greg Francoeur 570 Lexington Avenue New York, NY 10022 Age: 44	Treasurer	Indefinite term; Since 2015	Senior Vice President, Segment Finance Manager, Wealth Management Segment, City National Bank (2009 – present); Chief Financial Officer, Convergent Capital Management (2003 – 2009).	N/A	N/A

F. Michael Gozzillo 570 Lexington Avenue New York, NY 10022 Age: 50	Chief Compliance Officer and Anti-Money Laundering Officer	Indefinite term; Since 2013
Senior Vice President and Chief Compliance Officer, City National Rochdale (2012-present); Chief Compliance Officer, Symphonic Financial Advisers LLC (2013-present); Director & Compliance Officer, TIAA-CREF (2008-2012); Chief Compliance Officer, TIAA, CREF Life Insurance Separate Accounts (2009-2012).
				N/A	N/A

2	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.

3	Mr. Clare is an “interested person” of the Fund, as defined in the 1940 Act, by virtue of the provision of significant legal services by him and his law firm to City National Bank.

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Independent Board Members
Name, Address and Age	Position(s) Held with the Fund	Term of Office4 and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held by Board Member5
Irwin G. Barnet, Esq.6 570 Lexington Avenue New York, NY 10022 Age: 76	Board Member, Chairman	Board Member since March 2013 and Chairman since March 2013	Retired (May 2014 – present); Attorney and of counsel, Reed Smith LLP, a law firm (2009 – April 2014); Partner, Reed Smith LLP (2003-2008); Attorney and principal, Crosby, Heafey, Roach & May P.C., a law firm (2000-2002); Attorney and principal, Sanders, Barnet, Goldman, Simons & Mosk, a law firm (1980-2000).	21	None

Daniel A. Hanwacker, Sr. 570 Lexington Avenue New York, NY 10022 Age: 63	Board Member	Board Member since June 2011	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services) (2001-present); Managing Director-Asset Management, Putnam Lovell Securities (2000-2001); Co-Founding Partner, Constellation Financial Management, Co., LLC (1995-2000).	21	Rochdale Investment Trust (2011-2013)
Jon C. Hunt 570 Lexington Avenue New York, NY 10022 Age: 63	Board Member	Board Member since March 2013	Retired (March 2013 – present); Consultant to Management, Convergent Capital Management, LLC (“CCM”) (July 2012 – March 2013); Managing Director and Chief Operating Officer, CCM (1998- 2012).	21
Nuveen Commodities Asset Management, member of Independent Committee (February 2012 - present); Advisor’s Inner Circle Fund III (February 2014 – present); O’Connor EQUUS (May 2014 - present); Winton Series Trust and Winton Diversified Opportunities
Fund, Lead Independent Trustee (January 2015 - present)

Vernon C. Kozlen7 570 Lexington Avenue New York, NY 10022 Age: 71	Board Member	Board Member since March 2013	Retired (2007-present); President and Chief Executive Officer, City National Rochdale Funds (2000-2007); Executive Vice President and Director of Asset Management Development, City National Bank (1996-2007); Director, Reed, Conner & Birdwell LLC (2000-2007) and Convergent Capital Management, LLC (2003-2007); Chairman of the Board, City National Asset Management, Inc. (2001-2005); Chairman of the Board, City National Securities, Inc. (1999-2005) Director, City National Asset Management, Inc. (2001-2006), and City National Securities, Inc. (1999-2006).	21	Windermere Jupiter Fund, LLC. CMS/Ironwood Multi Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC8
Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Age: 56	Board Member	Board Member since June 2011	Financial Services Consultant (2005 - present); Executive Vice President, Bank of New York Broker-Dealer and Member of the Operating Committee (2002-2004); Weiss, Peck & Greer, Partner, Managing Director and Chair of the Operations Committee (1986-2001).	21	Lapolla Industries, Inc. (2007-present); Rochdale Investment Trust (2011-2013).
James Wolford 570 Lexington Avenue New York, NY 10022 Age: 60	Board Member	Board Member since March 2013
Chief Executive Officer of Corinthian Development Company (December 2013 – present); President, Chief Operating Officer and Chief Financial Officer, Thompson National Properties (March 2011-December 2013); Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-March 2011); Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010); Regional Financial Officer, AIMCO, a real estate investment trust (2004); Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004); Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001); Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).
				21	None

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4	The Board Members serve for terms of office as follows:

Name of Manager	End of Term of Office
Andrew S. Clare	December 31, 2020*
Irwin G. Barnet, Esq.	December 31, 2015
Daniel A. Hanwacker, Sr.	March 29, 2023
Jon C. Hunt	March 29, 2023
Vernon C. Kozlen	December 31, 2018*
Jay C. Nadel	March 29, 2023
James Wolford	March 29, 2023
*  Subject to extension by the Board for up to two years.

5	The information in this column relates only to directorships in companies required to file certain reports with the SEC under the various federal securities laws.

6
Irwin G. Barnet’s term as Chairman of the Board of Managers and Independent Board Member of the Fund ends on December 31, 2015.  Effective January 1, 2016, Mr. Barnet will serve as a Manager Emeritus of the Fund for a period of one year.  As a Manager Emeritus, Mr. Barnet will be able to attend the meetings of the Board of Managers or any of its committees, but will have no duties, powers or responsibilities with respect to the Fund.

7	Effective January 1, 2016, Vernon C. Kozlen will serve as Chairman of the Board of Managers of the Fund.

8
Convergent Wealth Advisors, LLC, which is under common control with City National Bank, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

*
Includes City National Rochdale Funds (f/k/a CNI Charter Funds), City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale International Trade Fixed Income Fund and Rochdale Royalty Rights Fund.

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The Board of Managers has responsibility for the overall management and operations of the Fund, including oversight of the valuation of the Fund’s portfolio securities.  The Board establishes the Fund’s policies and meets regularly to review the activities of the officers, who are responsible for day-to-day operations of the Fund.

The Managers were selected with a view towards establishing a board that would have the broad experience needed to oversee a registered investment company.  As a group, the Board has extensive experience in many different aspects of the financial services and asset management industries.

The Managers were selected to join the Board based upon the following factors, among others: character and integrity; willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Manager; and with respect to certain persons, satisfying the criteria for not being classified as an “interested person” of the Fund as defined in the 1940 Act.  In addition, the following specific experience, qualifications, attributes and/or skills apply as to each Manager:

●	Mr. Clare, legal background and experience as a corporate and litigation lawyer.
●	Mr. Barnet, legal background, experience as a corporate and securities lawyer, and experience as a member of the Board of the City National Rochdale Funds (f/k/a CNI Charter Funds).
●	Mr. Hanwacker, experience in the asset management industry and as a trustee of Rochdale Investment Trust, a registered investment company.
●	Mr. Hunt, executive investment management experience and experience in management of the City National Rochdale Funds and affiliated entities of City National Bank.
●
Mr. Kozlen, investment management experience as an executive in leadership roles within City National Bank and affiliated entities, and as past President and Chief Executive Officer of the City National Rochdale Funds, and as a member of the Board of the City National Rochdale Funds.

●	Mr. Nadel, experience in the financial services field and as a trustee of Rochdale Investment Trust.
●	Mr. Wolford, experience as a chief financial officer of various companies and a member of the Board of the City National Rochdale Funds.

In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Managers primarily in the broader context of the Board’s overall composition, seeking to ensure that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the series of the Fund.  The summaries set forth above as to the qualifications, attributes and skills of the Managers are required by the registration form adopted by the Securities and Exchange Commission and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

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Irwin Barnet, an Independent Board Member, serves as Chairman of the Board. The Chairman serves as a key point person for dealings between the Fund’s management and the other Independent Board Members.  Through the committees of the Board the Independent Board Members consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest.  The Independent Board Members also regularly meet outside the presence of management and are advised by independent legal counsel.  The Board has determined that its organization and leadership structure are appropriate in light of its fiduciary and oversight obligations and the special obligations of the Independent Board Members.  The Board believes that its structure facilitates the orderly and efficient flow of information to the Independent Board Members from management.

Effective April 1, 2015, William R. Sweet, who served as an Independent Board Member of the Fund from 2013 to March 31, 2015, serves as a Manager Emeritus of the Fund for a period of one year.  As a Manager Emeritus, Mr. Sweet may attend the meetings of the Board of Managers or any of its committees, but has no duties, powers or responsibilities with respect to the Fund.

Committees of the Board.  The Board has three standing committees as described below.

Audit Committee.  The Audit Committee, which is comprised solely of the Independent Board Members, is responsible for making recommendations to the full Board with respect to the engagement of the Fund’s independent registered public accounting firm, approving all audit and other services provided to the Fund by the independent registered public accounting firm, and reviewing with the independent registered public accounting firm the plan and results of the audit engagement and matters having a material effect on the Fund’s financial operations.  The Audit Committee meets on at least a semi-annual basis.  The Board has designated Jay C. Nadel and Daniel A. Hanwacker as the Fund’s “audit committee financial experts” and are considered to be “independent,” as each term is defined in Item 3 of Form N-CSR, based on the Board’s review of their qualifications.

Investment Committee.  The Investment Committee, which is comprised of all of the Board Members, is responsible for monitoring, on an ongoing basis, the investment operations of the Fund, including matters such as the Fund’s adherence to its investment mandates, historical performance of the Advisor, changes in investment process and personnel, appropriate benchmarks, and proposed changes in investment objectives and strategies.  During the fiscal year ended September 30, 2015, the Investment Committee held four meetings.

Nominating Committee.  The Nominating Committee, which is comprised solely of the Independent Board Members, is responsible for periodically reviewing such issues as the Board’s composition, responsibilities, committees, compensation and other relevant issues, and recommending any appropriate changes to the Board of Managers.  The Nominating Committee meets only as necessary and did not hold any meetings during the fiscal year ended September 30, 2015.

The Board has adopted the following procedures by which Members may recommend nominees to the Board of Managers.  While the Nominating Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board, so long as the Member or member group submitting a proposed nominee beneficially owns more than 5% of the Fund’s voting securities and has held such securities continuously for two years, and is not an adverse holder (i.e., the Member or member group has acquired such securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the Fund).  No eligible Member or member group may submit more than one independent Board member nominee each year.  Such suggestions must be sent in writing to the Fund’s Secretary, and must be accompanied by the Member’s contact information, the nominee’s contact information and number of Fund securities owned by the nominee, all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notarized letter from the nominee stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if so designated by the Nominating Committee and the Board of Managers.

Risk Management.  Consistent with its responsibility for oversight of the Fund in the interests of Unitholders, the Board among other things oversees risk management of the Fund’s investment programs and business affairs directly and through the Audit Committee.  The Board has emphasized to the Advisor the importance of maintaining vigorous risk management programs and procedures.

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The Fund faces a number of risks, such as investment risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk.  Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Fund.  Under the overall supervision of the Board, the Advisor and other service providers to the Fund employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to ensure such risks are appropriate, and where appropriate to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.  Different processes, procedures and controls are employed with respect to different types of risks.  Various personnel, including the Fund’s Chief Compliance Officer, management at the Advisor, and other service providers (such as the Fund’s independent registered public accounting firm) make periodic reports to the Board or to the Audit Committee with respect to various aspects of risk management.  The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s investment objectives, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.  Moreover, reports received by the Managers as to risk management matters are typically summaries of the relevant information.  As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Board Member Ownership of Securities.  The dollar range of equity securities owned by each Board Member is set forth below.9

Name	Dollar Range of Equity Securities Owned in the Fund as of December 31, 2014	Aggregate Dollar Range of Equity Securities Owned in all Registered Investment Companies Overseen by Board Members in Family of Investment Companies as of December 31, 2014
Independent Board Members

Irwin G. Barnet, Esq.	None	Over $100,000
Daniel A. Hanwacker, Sr.	None	None
Jon C. Hunt	None	$50,001-$100,000
Vernon C. Kozlen	None	Over $100,000
Jay C. Nadel	None	Over $100,000
James Wolford	None	None

Board Members Who Are “Interested Persons”

Andrew Clare	None	None

Independent Board Member Ownership of Securities.  The table below provides information regarding the ownership by each Independent Board Member (and his/her immediate family members) of securities of the Advisor or the Distributor, and the ownership of securities in an entity controlling, controlled by or under common control with the Advisor or the Distributor (not including registered investment companies), as of December 31, 2014.

9
The term “owned” used in the table above means beneficial ownership as determined in accordance with Rule 16a–1(a)(2) under the Exchange Act.  The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

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Name of Board Member	Name of Owner(s) and Relationship to Board Member	Company	Title of Class	Value of Securities	Percentage of Class
Irwin G. Barnet, Esq.	None	N/A	N/A	$0	0%
Daniel A. Hanwacker, Sr.	None	N/A	N/A	$0	0%
Jon C. Hunt	None	N/A	N/A	$0	0%
Vernon C. Kozlen	None	N/A	N/A	$0	0%
Jay C. Nadel	None	N/A	N/A	$0	0%
James Wolford	None	N/A	N/A	$0	0%

Compensation.  The Fund pays a portion of the fees incurred by each Independent Board Member with respect to all of the investment funds the Independent Board Members oversee in the City National Rochdale Funds complex.  In addition, the Fund reimburses each of the Independent Board Members for travel and other expenses incurred in connection with attendance at such meetings.  Other officers and Board Members of the Fund receive no compensation from the Fund.  No other compensation or retirement benefits are received by any Board Member or officer from the Fund.  No other entity affiliated with the Fund pays any compensation to the Independent Board Members.

The following table summarizes compensation paid by the Fund to Independent Board Members, including Committee fees, for the fiscal year ending September 30, 2015.

Name of Board Member	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Compensation from the Fund, and Fund Complex Paid to Board Member
Irwin G. Barnet, Esq.	$180.50	N/A	N/A	$80,375.00
Daniel A. Hanwacker, Sr.	$180.50	N/A	N/A	$68,375.00
Jon C. Hunt	$180.50	N/A	N/A	$64,375.00
Vernon C. Kozlen	$180.50	N/A	N/A	$77,875.00
Jay C. Nadel	$180.50	N/A	N/A	$67,875.00
James Wolford	$180.50	N/A	N/A	$67,375.00

INVESTMENT ADVISORY AND OTHER SERVICES

The Advisor. Under an investment management agreement (“Investment Management Agreement”) with the Fund, the Advisor, a registered investment adviser, provides supervisory advisory services to the Fund, including supervision of the Fund’s investment program. The Advisor’s address is 570 Lexington Avenue, New York, New York 10022-6837.  Subject to general supervision of the Fund’s Board and in accordance with the investment objective, policies, and restrictions of the Fund, the Advisor provides the Fund with ongoing investment guidance, policy direction and monitoring of the Fund pursuant to the Investment Management Agreement.

The Advisor provided the initial capital of $100,000 for the Fund and, as a result holds 100 Units of the Fund.

The Advisor acts as investment advisor to the Fund and supervises investments of the Fund on behalf of the Fund in accordance with the investment objectives, policies and restrictions of the Fund.  Without limiting the generality of the foregoing, the Advisor: (i) furnishes the Fund with advice and recommendations with respect to the investment of the Fund’s assets and the purchase and sale of portfolio securities for the Fund including the taking of such steps as may be necessary to implement such advice and recommendations (i.e., placing the orders); (ii) manages and oversees the investments of the Fund, subject to the ultimate supervision and direction of the Fund’s Board of Managers; (iii) votes proxies for the Fund (if applicable), files Section 13 ownership reports for the Fund, and takes other actions on behalf of the Fund; (iv) maintains the books and records required to be maintained by the Fund except to the extent arrangements have been made for such books and records to be maintained by the administrator or another agent of the Fund; (v) furnishes such reports, statements and other data on securities, economic conditions and other matters related to the investment of the Fund’s assets as may be reasonably requested by the Fund; and (vi) renders to the Fund’s Boards of Managers such periodic and special reports with respect to the Fund’s investment activities as the Board may reasonably request, including at least one in-person appearance annually before the Boards of Managers.

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Under the Investment Management Agreement, the Fund is responsible for other expenses, including fees payable to the Advisor and to any consultants; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage, and other communications expenses; taxes and governmental fees; fees, dues, and expenses incurred by the Fund or with respect to the Fund in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Fund’s officers and employees; fees and expenses of the Fund’s administrator and any custodian, sub custodian, transfer agent, and registrar, or distribution disbursing agent or any other agent of the Fund; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers, and other specialists, if any; expenses of preparing certificates and other expenses in connection with the issuance, offering, distribution, sale, or underwriting of securities issued by the Fund; expenses of registering or qualifying its issued securities for sale; expenses relating to investor and public relations; freight, insurance, and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of preparing and distributing prospectuses, SAIs, reports, notices, and distributions to Members; costs of stationery; costs of Members’ and other meetings; and litigation expenses.

With respect to the operation of the Fund, the Advisor is responsible for (i) providing the personnel, office space and equipment reasonably necessary for the maintenance of the Fund’s principal office, (ii) the expenses associated with the performance of its services hereunder, other than the expenses assumed by other service providers to the Fund (including affiliates of the Advisor); and (iii) the costs of any special Board of Managers meetings or shareholder meetings convened for the primary benefit of the Advisor.  If the Advisor has agreed to limit the operating expenses of the Fund, the Advisor shall also be responsible on a monthly basis for any operating expenses that exceed the agreed upon expense limit.

The Investment Management Agreement further provides that the Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under such agreement. The Investment Management Agreement also provides that the Advisor will allocate purchase and sale opportunities, which are suitable for more than one client of the Advisor, in an equitable manner.

Services Fees. The Advisor also provides certain oversight and other services to the Fund pursuant to a separate services agreement.  The Fund pays the Advisor a servicing fee at an annual rate equal to 0.25% of the Fund’s month-end net asset value, before giving effect to any repurchases of Units by the Fund, for providing these services.  The Fund pays the Advisor these servicing fees on a monthly basis, in arrears, on or before the tenth (10th) day of each calendar month, calculated on the total net asset value of the Fund as of the last business day of the preceding month.

Under the servicing agreement, services provided include, but are not limited to: (i) coordinating the activities of the Fund and of all other service providers; (ii) making available appropriate individuals to serve as executive officers of the Fund, upon designation as such by the Board, including a Chief Executive Officer and Chief Financial Officer; (iii) subject to board approval and as contemplated under Rule 38a-1 of the 1940 Act, furnishing to the Fund the services of an individual qualified to serve as the Fund’s Chief Compliance Officer and provide to such individual with all such staff support and other resources as may be necessary to such Chief Compliance Officer in carrying out the duties of such office; and (iv) performing such other services for the Fund as may be mutually agreed upon by the parties from time to time.

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Independent Registered Public Accounting Firm, EisnerAmper LLP, located at One Logan Square, Suite 3000, 130 North 18th Street, Philadelphia, Pennsylvania 19103, is the independent registered public accounting firm for the Fund and in such capacity audits the Fund’s annual financial statements and financial highlights. The Board of Managers approved EisnerAmper LLP as the Fund’s independent registered public accounting firm on August 27, 2015 for the fiscal year ending September 30, 2015. Prior to that date, KPMG LLP was the Fund’s independent registered public accounting firm. The Fund will furnish, without charge, a copy of its annual and semi-annual reports to Members upon request to the Fund. Members may write to the Fund’s Distributor: RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837, or call 1-212-702-3500

Custodian and Administrator.  U.S. Bank, N.A., located at 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin, 53212, is the Fund’s Custodian.  U.S. Bancorp Fund Services LLC provides administrative, transfer agent and fund accounting services.  As transfer agent, U.S. Bancorp Fund Services LLC has agreed to provide the following services, among others:  maintain the register of Unitholder and enter on such register all issues, transfers, and repurchases of Units for active and closed accounts according to the 1940 Act; assist the Fund’s accountants in the preparation of, and mailing of, tax forms; handle telephone calls and correspondence of Unitholders; control and reconcile Units; mail and tabulate proxies for Unitholder meetings; mail prospectuses; process payments; and confirm account activity.

The Administration Servicing Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Board Unitholders; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Unitholder reports and other regulatory reports or filings required of the Fund; prepare all required filings necessary to maintain the Fund’s ability to sell Units in all states where it intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to Unitholders; coordinate the preparation and payment of Fund related expenses; monitor and oversee the activities of the Fund’s servicing agents (i.e., custodian, fund accountants, etc.); review and adjust as necessary the Fund’s expense accruals; maintain and preserve certain books and records; calculate the net asset value of the Fund; and perform such additional services as may be agreed upon by the Fund  and the Administrator.

For its services, the Administrator is entitled to receive a fee from the Fund at the annual rate of:  0.08% on the first $150 million of the Fund’s month-end net asset value; 0.06% on the next $150 million of the Fund’s month-end net asset value; and 0.04% of the Fund’s month-end net asset value on assets above $300 million.  The Fund pays the Administrator these fees on a monthly basis, in arrears, calculated on the total net asset value of the Fund as of the last business day of the preceding month before giving effect to any repurchases of Units by the Fund.

U.S. Bank, N.A. serves as custodian (sometimes referred to as the “Custodian”) for the Fund pursuant to a Custodian Agreement between the Custodian and the Fund.  The Fund pays the Custodian an annual fee of $3,000.  The Custodian holds such of the Transaction Related Contracts as is necessary to evidence the Fund’s ownership of the Portfolio Notes and the Fund’s security interest in the Receivables.

Documents relating to the Underlying Settlements, however, are not be held by the Custodian but are held by Wells Fargo National Bank.

Distributor.  The Distributor, RIM Securities LLC., acts as distributor of the Units during any offering of the Units pursuant to the Distribution Agreement. Pursuant to the Distribution Agreement, the Distributor bears all of its expenses of providing distribution services as described under that agreement. The Fund assumes and pays all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Distributor under the Distribution Agreement.  The Fund pays (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of the Fund and the Units under federal securities laws and the registration and qualification of Units for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such Units for sale; and (ii) the cost of preparing and printing of sufficient copies of the Fund’s prospectus, SAI, and any other sales material (and any supplements or amendments thereto) for existing Members.  Notwithstanding the foregoing, investors purchasing Units of the Fund may be charged a sales load.

The Distribution Agreement continues in effect for two years and from year to year thereafter, so long as such continuance is approved at least annually either (a) by a vote of the Board, including the Independent Board Members who have no direct or indirect financial interest in the Distribution Agreement, or (b) by a “majority of the outstanding voting securities” of the Fund, as defined under the 1940 Act. The Distribution Agreement automatically terminates in the event of its assignment and may be terminated at any time without penalty by the Fund or by the Distributor upon 60 days’ written notice.  Termination by the Fund may be by vote of a majority of the Board, and a majority of the Independent Board Members who have no direct or indirect financial interest in the Distribution Agreement, or a “majority of the outstanding voting securities” of the Fund, as defined under the 1940 Act.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of November 30, 2015, 39,004.18 Units of the Fund were outstanding.

As of November 30, 2015, no person possessed “control” (as defined in Item 9.3 of Form N-2) of the Fund.

As of November 30, 2015, Robert J. Guttag, with an address of c/o Peggy Casper, 45 East 89th Street #35E, New York, New York 10128, owned 5.13% of the outstanding Units of the Fund.

As of November 30, 2015, RMC Investments, Ltd., with an address of 255 Hedwig Road, Houston, Texas 77024, owned 5.13% of the outstanding Units of the Fund.

As of November 30, 2015, the Managers and officer of the Fund, as a group, owned less than one percent of the Units of the Fund.

PORTFOLIO MANAGERS

The following information supplements the information included in the Offering Memorandum regarding the individual portfolio managers of the Advisor for the Fund.

Garrett D’Alessandro, CFA is one of the two portfolio managers primarily responsible for the Fund.  As of September 30, 2015, Mr. D’Alessandro manages the following accounts (including the Fund):

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts with Performance-Based Advisory Fee	Total Assets with Performance Based Advisory Fee (millions)
Registered Investment Companies:	2	$434.8 million	0	$0

Other Pooled Investment Companies:	1	$4.0 million	0	$0

Other Accounts:	114	$261.2 million	0	$0

William C. Miller, Jr., CFA is the other portfolio manager primarily responsible for the Fund.  As of September 30, 2015, Mr. Miller manages the following accounts (including the Fund):

Type of Accounts	Total # of Accounts Managed	Total Assets (millions)	# of Accounts with Performance-Based Advisory Fee	Total Assets with Performance Based Advisory Fee (millions)
Registered Investment Companies:	7	$7,947.6 million	0	$0

Other Pooled Investment Companies:	0	$0	0	$0

Other Accounts:	28	$323.5 million	0	$0

Messrs. D’Alessandro and Miller each receive an annual salary established by the Advisor.  Salary levels are based on the overall performance of the Advisor and not on the investment performance of the Fund.  Like the Advisor’s other employees, Messrs. D’Alessandro and Miller are each eligible for a bonus annually.  Such bonuses are also based on the performance of the Advisor as a whole and not on the investment performance of the Fund.

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BROKERAGE ALLOCATION AND OTHER PRACTICES

The Fund invests substantially all of its assets in the Portfolio Notes.  Accordingly, the Fund expects minimal, if any, portfolio turnover.  To the extent transactions are effected for the Fund, the Advisor intends to follow the policies below.

Pursuant to the Advisory Agreement, the Advisor will determine which securities are to be purchased and sold and which broker-dealers are eligible to execute its transactions.  Purchases and sales of securities in the over-the-counter market will generally be executed directly with a “market-maker” unless, in the opinion of the Advisor, a better price and execution can otherwise be obtained by using a broker for the transaction.

Purchases of securities also may be made directly from issuers or from underwriters.  Where possible, purchase and sale transactions will be made through dealers (including banks), which specialize in the types of securities that the Fund will be holding, unless better executions are available elsewhere.  Dealers and underwriters usually act as principal for their own account.  Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price.  If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter that has provided research or other services as discussed below.

In placing Fund transactions, the Advisor will use its best efforts to choose a broker-dealer capable of providing the services necessary to obtain the most favorable price and execution available.  The full range and quality of services available will be considered in making these determinations, such as the size of the order, the difficulty of execution, the operational facilities of the firm involved, the firm’s risk in positioning a block of securities, and other factors.  In those instances where it is reasonably determined that more than one broker-dealer can offer the services needed to obtain the most favorable price and execution available, consideration may be given to those broker-dealers which furnish or supply research and statistical information to the Advisor that it may lawfully and appropriately use in its investment advisory capacities.  the Advisor considers such information, which is in addition to and not in lieu of the services required to be performed by it under its Advisory Agreement with the Fund, to be useful in varying degrees, but of indeterminable value.  Fund transactions may be placed with broker-dealers who sell shares of a portfolio subject to applicable regulations adopted by the Financial Industry Regulatory Authority.

Investment decisions for the Fund will be made independently from those of other client accounts or mutual funds managed or advised by the Advisor.  Nevertheless, it is possible that at times identical securities will be acceptable for both the Fund and one or more of such client accounts or other of the Advisor’s funds.  In such event, the position of the Fund and such client account(s) or other funds in the same issuer may vary and the length of time that each may choose to hold its investment in the same issuer may likewise vary.  However, to the extent any of these client accounts or other funds seek to acquire the same security as the Fund at the same time, the Fund may not be able to acquire as large a portion of such security as is desired, or may have to pay a higher price or obtain a lower yield for such security.  Similarly, the Fund may not be able to obtain as high a price for, or as large an execution of, an order to sell any particular security at the same time.  If one or more of such client accounts or other funds simultaneously purchases or sells the same security that the Fund is purchasing or selling, each day’s transactions in such security will be allocated between such fund and all such client accounts or other funds in a manner deemed equitable by the Advisor, taking into account the respective sizes of the accounts and the amount being purchased or sold.  It is recognized that in some cases this system could have a detrimental effect on the price or value of the security insofar as the Fund is concerned.  In other cases, however, it is believed that the ability of the Fund to participate in volume transactions may produce better executions for the Fund.

Subject to overall requirements of obtaining the best combination of price, execution, and research services on a particular transaction, the Fund may place eligible Fund transactions through their affiliated broker-dealer, Rochdale Securities LLC (formerly, Rochdale Securities Corporation), under procedures adopted by the Board pursuant to the 1940 Act and related rules.

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TAX STATUS

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund, and its Members, that should be considered by a prospective Member.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any federal, state, local or foreign authority with respect to any of the tax issues affecting the Fund.  This discussion does not take into account any considerations that may be relevant to investors acquiring Interests other than pursuant to the offering described in this Memorandum.  The Fund has not obtained an opinion of counsel with respect to any U.S. federal income tax issues or characterization of the Fund as a partnership for U.S. federal income tax purposes or with respect to any other federal, state, local or foreign tax issues.

The following discussion is, except as set forth herein, limited to an investor that is (i) an individual citizen or resident of the United States, (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (a) if a United States court is able to exercise primary supervision over the administration thereof and if one or more “United States persons” (as defined in the Code) has the authority to control all substantial decisions thereof or (b) that has in effect a valid election under applicable Regulations to be treated as a United States person.

This summary of certain aspects of the U.S. federal income tax treatment of the Fund is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, Treasury Regulations (the “Regulations”), and rulings in existence on the date hereof, all of which are subject to change including retroactively.  This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund.  This summary also does not discuss all tax consequences that may be relevant to a particular investor or to investors that are subject to special treatment under the Federal Income Tax laws, including, among others, dealers in securities (or other persons not holding Interests as capital assets or that have elected mark-to-market treatment), investors receiving Interests as compensation, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, S corporations, investors that are subject to the alternative minimum tax, investors that hold, directly or indirectly, a ten percent (10%) or greater interest in any entity in which the Fund holds a direct or indirect interest, investors whose functional currency is not the U.S. dollar, investors who hold Interests as part of a straddle, hedge, conversion or other integrated transaction, investors classified as partnerships or other pass-through entities for U.S. federal income tax purposes (or persons holding indirect interests in the Fund through such investors), non-U.S. investors (including, without limitation, non-U.S. investors subject to tax as U.S. expatriates and non-U.S. investors holding Interests in connection with a U.S. trade or business), governments or agencies or instrumentalities thereof, or, except as expressly discussed below, tax-exempt entities.

Prospective Members should consult with, and rely solely upon, their own tax advisors in order to fully understand the federal, state, local and foreign tax consequences of an investment in the Fund.

Tax Treatment of the Fund.  The Fund is a Delaware limited liability company that, absent an entity classification election to the contrary and absent Code §7704, expects to be classified for U.S. tax purposes as a “partnership.”

It is the intention of the Fund that under the provisions of the Code and the Regulations, as in effect on the date of the Offering Memorandum, as well as under relevant authority interpreting the Code and Regulations, that the Fund both be treated as a partnership for federal income tax purposes and not as an association or publicly-traded partnership taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof).  Interests in the Fund will not be traded on an established market.  Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership would not be considered readily tradable on a secondary market (or the substantial equivalent thereof).  The Fund will attempt to be eligible for those safe harbors.

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Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable.  The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interest for purchase by the partnership, another partner or a person related to another partner.”  The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interest in partnership capital or profits transferred during the taxable year of the partnership does not exceed 10% of the total interest in partnership capital or profits, excluding certain transactions.

The Operating Agreement for the Fund establishes a redemption procedure designed to conform to the requirements of the “redemption or repurchase agreement” safe harbor.  It is possible that in operation the Fund will not conform to the safe harbor.  The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbor is disregarded for the purposes of determining whether an interest in a partnership is readily tradable on a secondary market (or the substantial equivalent thereof).  Rather, in such event, the partnership’s status is examined to determine whether, taking into account all the facts and circumstances, the partners are able to buy, sell or exchange their partnership interest in a manner that is comparable, economically, to trading on an established securities market.

If it were determined that the Fund should be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code or the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the Fund would be subject to U.S. federal corporate income tax on its taxable income.  Distributions, other than certain redemptions of interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Fund, and the Members would not be entitled to report profits or losses realized by the Fund.

As an entity treated as a partnership for income tax purposes, the Fund is not subject to U.S. federal income tax.  The Fund will file annual U.S. federal partnership information returns with the Service that will report the results of the Fund’s operations.  Each Member of the Fund will be required to report separately on his U.S. federal income tax return his distributive share of the Fund’s income, gain, loss and deductions as determined for U.S. federal income tax purposes.  The amount and time of distributions, if any, will be determined in the sole discretion of the Board.  Except to the extent such Member is exempt from tax, each Member will be taxed on his distributive share of the Fund’s taxable income, regardless of whether he has received distributions from the Fund.

Tax Character of Portfolio Notes as Debt in Hands of Fund.  The issuer and the Fund expect the Portfolio Notes to be treated as debt for federal, state and local income tax purposes.  Except as described below under the heading “Possible Alternative Treatment of the Portfolio Notes” the remainder of the following discussion below assumes that the characterization of the Portfolio Notes as debt federal income tax purposes is correct.

Subject to the discussion below, stated interest on the Portfolio Notes held by the Fund will be taxable as ordinary income when received or accrued by the Fund in accordance with the Fund’s usual method of accounting for U.S. federal income tax purposes.  In general, when debt instruments have more than a de minimus amount of original issue discount (“OID”), Sections 1271-1275 of the Code require the holder of the debt instrument to include the OID in income on an accrual basis under the constant yield method prescribed by Treasury Regulations (the “OID Regulations”).  OID is generally the excess of the “stated redemption price at maturity” of a debt instrument over the “issue price” of the debt instrument.  The “issue price” of the debt instrument is generally the amount paid for it.  The “stated redemption price at maturity” is generally the sum of all payments to be made under the debt instrument other than payment of interest which constitutes “qualified stated interest”.  As long as the interest under the Portfolio Notes held by the Fund constitute qualified stated interest, it is likely that both the stated redemption price at maturity and the issue price of the Portfolio Notes in the hands of the Fund will be equal to the principal amount of the Portfolio Notes and that the Portfolio Notes will not have any OID.

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Under the OID Regulations “qualified stated interest” means stated interest that is unconditionally payable at intervals of one year or less during the entire term of the Portfolio Note at a single fixed rate.  The OID Regulations state that interest payments are unconditionally payable only if (i) reasonable remedies exist to compel timely payment, or (ii) the debt instrument otherwise provide terms and conditions that make the likelihood of late payment, other than a late payment that occurs within a reasonable grace period, or non-payment a remote contingency.

The issuer of the Portfolio Note and the Fund intend to take the position that the stated interest on the Portfolio Notes constitutes qualified stated interest under the OID Regulations.  This position is based on the view that reasonable remedies exist to compel payment on the Portfolio Notes and the non-payment thereof is a remote contingency.  If the Service successfully asserted that the stated interest under the Portfolio Notes does not constitute “qualified stated interest,” such interest would be included in the Portfolio Notes stated redemption price at maturity and taxed as OID.  This could impact the tax year in which interest income is reported.

If the Fund sells a Portfolio Note, the Fund will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Fund’s adjusted basis in the Portfolio Note.  The adjusted tax basis of a Portfolio Note to the Fund will equal the Fund’s cost of the Portfolio Note increased by any OID previously included in income, and reduced by any payments on the Portfolio Note other than payments of qualified stated interest.  Any such gain or loss will be a capital gain or loss except for gain representing accrued interest.  Capital gain or loss will be long term if the Portfolio Note was held by the Fund for more than one year and otherwise would be short term.  In general, any capital losses realized may be used by a corporate taxpayer only to offset capital gain, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Possible Alternative Treatment of the Portfolio Notes.  If the Service successfully asserted that one or more of the Portfolio Notes held by the Fund do not represent debt for federal income tax purposes, the Portfolio Notes might be treated as an equity interest in the issuer.  If so treated, the issuer might be treated as a publicly traded partnership taxable as corporation with its income subject to corporate income tax without the ability to reduce its taxable income by deductions for interest expense on the Portfolio Notes recharacterized as equity.  It is possible that even if the issuer is treated as a publicly traded partnership, it might not be taxable as a corporation and taxable as a partnership.  The tax treatment of the Portfolio Notes as equity interests in a partnership could have adverse tax consequences to the Fund and to the Members of the Fund.  This could impact both the timing and character of the income recognized in respect of the Portfolio Notes.

Taxable U.S. Investors in Fund.  For U.S. federal income tax purposes, taxable income of the Fund will generally be allocated to the Members pro rata in proportion to their Units held.  It is possible that the Service will seek to reallocate certain items of income in a manner different than the manner in which such items are allocated by the Fund.  The Fund will invest virtually all of its assets in the Portfolio Notes and the Fund’s income will consist almost entirely of interest on the Portfolio Notes.

Various limitations apply to restrict a Member’s ability to deduct its share of expenses incurred by the Fund.  A Member’s share of any loss will be allowed only to the extent of the adjusted basis of the Member’s interest in the Fund.  Code §163(d) limits a non-corporate taxpayer’s deduction for “investment interest” to the amount of the taxpayer’s “net investment income” as defined therein.  This limitation could apply to limited deductibility of a non-corporate Member’s share of any interest deduction of the Fund, as well as the deductibility of interest paid by a non-corporate Member on indebtedness incurred to finance his investment in the Fund.

The Fund’s expenses generally will be considered investment expenses deductible only under Code §212.  The ability of a Member who is an individual to deduct his share of these investment expenses will be subject to limitations.  Investment expenses will be deductible by a Member who is an individual for regular U.S. income tax purposes, only to the extent that the Member’s share of such expenses, when combined with other “miscellaneous itemized deductions” exceed 2% of the Member’s adjusted gross income for the particular year and are not deductible by the Member for U.S. federal alternative minimum tax purposes.  Expenses that are attributable to the offering and sale of interests in the Fund must be capitalized and cannot be deducted or amortized.  Other organizational expenses of the Fund must be capitalized, but may be amortized.  The amortization period is generally 180 months.  In general, the income and deductions of the Fund will not be deemed to be derived from a “passive activity” within the meaning of Code §469.  Consequently, a Member’s share of the Fund losses and deductions will not generally be subject to the limitation on “passive activity losses” imposed by Code §469, and a Member generally will not be able to offset his “passive activity losses” against his allocable share of income from the Fund.

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A 3.8% Medicare contribution tax will generally apply to all or a portion of the net investment income of a Member that is an individual, that is not a nonresident alien for U.S. federal income tax purposes, and that has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases).  This 3.8% tax will also apply to all or a portion of the undistributed net investment income of certain Members that are estates and trusts.  For these purposes, a Member’s distributive share of income characterized as interest from the Fund will generally be taken into account in computing such Member’s net investment income.

In general, if the Fund repurchases a Member’s interest in whole or in part, the Member will recognize gain to the extent that cash received upon the redemption exceeds the Member’s adjusted basis in his interest.  If the Member receives only cash, he could recognize a loss to the extent that the adjusted federal income tax basis of his interest exceeds the cash.  If the Fund repurchases less than a Member’s entire interest, the Member will not be able to recognize the loss, if any, until his interest is completely liquidated.  A Member’s adjusted federal income tax basis in his interest will be increased by his share of the Fund’s income and gain as determined for U.S. tax purposes and decreased, but not below zero, by his share of the Fund’s losses and deductions as determined for U.S. federal income tax purposes, and by distributions.  Upon a repurchase of a Member’s interest, in whole or in part, a Member may recognize ordinary income attributable to the Member’s share of certain assets described in Code §751.  This would include accrued interest on the Portfolio Notes not yet taken into income by the Fund.

The Fund will file a U.S. federal information return on IRS Form 1065 and will provide a Schedule K-1 to each Member as promptly as practicable following the close of the Fund’s taxable year.  It is possible that in any taxable year the Members will need to file for an extension of time to file their U.S. federal income tax returns due to a delay in receipt of the Schedule K-1.

A member of the Board will be designated as the Fund’s tax matters partner.  Upon an audit by the Service, the tax treatment of income and deduction of the Fund generally would be determined at the Fund level in a single proceeding, which the tax matters partner of the Fund will control, rather than by individual audits of Members of the Fund.  If the Service audits the Fund’s tax return, however, an audit of the Member’s own tax return may result.  The legal and accounting costs incurred in connection with any audit of the Fund will be borne by the Fund.  However, a Member will bear the cost of audit of his own return.

A direct or indirect participant in any “reportable transaction” must disclose its participation to the Service on IRS Form 8886.  For the purposes of the disclosure rules, a Member is treated as a participant in a reportable transaction in which the Fund participates.  It is possible that the Fund will participate in one or more reportable transactions that the Fund will be required to report.  In addition, a repurchase of an interest will be a reportable transaction by the withdrawing Member if the Member recognizes a loss on the repurchase that equals or exceeds an applicable threshold amount.  The applicable threshold amount for individual taxpayers is generally $2 million in a single taxable year or $4 million in any combination of taxable years.  Failure to comply with the disclosure requirement may give rise to substantial penalties.  Certain states have similar disclosure requirements.  Members should consult their tax advisor to determine whether they are required to file Form 8886 or any similar state form in accordance with the disclosure rules.

In addition to U.S. federal income tax consequences, prospective investors should consider the potential state and local tax consequences of an investment in the Fund.  Members could be subject to state and local taxes in jurisdictions in which the Fund operates and may be required to file tax returns in those jurisdictions.  In certain jurisdictions, the Fund may be required to withhold certain state and local taxes on behalf of Members.  State and local tax laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss or deduction.  Prospective investors should consult their own tax advisors with respect to state and local tax consequences of an investment in the Fund.

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Foreign Investors.  Although U.S. source interest income allocated to a foreign person would normally be subject to U.S. tax at a flat 30%, there is an exemption for portfolio interest received by a non-resident individual or foreign corporation.  In determining taxable income each Member of an entity classified as partnership takes into account separately his distributive share of any item which if separately taken into account by the Member would result in an income tax liability for that Member different from that which would result if the Member did not take the item into account separately.  A foreign Member is entitled to exclude his pro rata share of portfolio interest.

Portfolio interest is generally defined as interest, including OID, received by a person who is not a 10% or more equity owner of the debtor, which, but for the portfolio interest exception would be subject to tax at a flat rate and that is either paid with respect to certain bearer instruments or paid with respect to obligations in registered form and with respect to which the issuer has received certain information.  Portfolio interest does not include interest which is determined by reference to receipts, sales or other cash flow of the debtor or a related person, the income or profit of the debtor or a related person, any change in the value of property of the debtor or a related person or the dividends, distributions or similar payments by the debtor or a related person.  Portfolio interest does not include any interest which is effectively connected with a U.S. trade or business.

The interest on the Notes is expected to be portfolio interest.  A foreign Member is expected to be able to exclude his pro rata share of such interest from taxable income.  A foreign person may be subject to U.S. tax on other income of the Fund from sources within the U.S.  To confirm the availability of the exemption from U.S. tax, the foreign investor must provide the Fund with a statement regarding his foreign status on IRS Form W-BEN or its equivalent.  In the event the interest on the Portfolio Notes is not portfolio interest under the applicable federal tax laws, the foreign Member would be required to pay U.S. tax at a flat rate of 30%.  The Fund would be required to withhold income tax with respect to the income allocated to the foreign member.

Unless a foreign investor timely agrees to collect and disclose to the U.S. Treasury (or, potentially, to its home jurisdiction, if an intergovernmental agreement is reached between the U.S. and such jurisdiction) certain information with respect to its investors and its investors’ investments and meets certain other conditions, payments made to such investor on or after July 1, 2014 (or, in certain cases, after later dates) of interest and certain other categories of income from sources within the U.S., and payments made on or after January 1, 2017 of proceeds from the sale of property that can produce interest or certain other categories of income from sources within the U.S., will generally (subject to certain grandfathering rules) be subject to a 30% U.S. federal withholding tax. If the foreign investor timely agrees to collect and disclose such information, then the foreign investor may not be subject to such withholding; however, 30% withholding may then apply to certain payments by such investor to its own investors that fail to comply with reasonable requests for such information and to investors that are “foreign financial institutions” and that fail to agree to provide similar information to the U.S. Treasury, or, in certain circumstances, to a non-U.S. government, with respect to their own (and possibly certain of their affiliates’) account holders.

Tax Exempt Investors.  The Fund is not expected to have any tax-exempt investors.  The tax-exempt investors generally are exempt from U.S. federal income tax, except to the extent they have unrelated business taxable income (“UBTI”).  Because the Fund may in the future have debt financing, the income may be UBTI to a tax-exempt investor.

The foregoing statements are not intended as tax advice or as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Fund may not be the same for all taxpayers.  In addition, the foregoing does not discuss state and local tax, estate tax, gift tax or other estate planning aspects of the investment.  There can be no assurance that the Fund’s, or a Member’s tax returns will not be audited by the IRS, or that no adjustments to the returns will be made as a result of such an audit.  Accordingly, prospective investors in the Fund are urged to consult their tax advisors with specific reference to their own tax situations under federal law and the provisions of applicable state laws before subscribing for Interests.

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CALCULATION OF FEES

If, consistent with the provisions of the Operating Agreement and the Fund’s currently effective registration statement, the determination of net asset value is suspended or net asset value is otherwise not calculated on a particular day, then for purposes of calculating and accruing any fee payable by the Fund that is based on the Fund’s net asset value, such fee will be computed on the basis of the value of the Fund’s net assets as last calculated.

LEGAL COUNSEL

Morgan, Lewis & Bockius, LLP, One Federal Street, Boston, Massachusetts 02110, acts as counsel to the Fund.

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FINANCIAL STATEMENTS

City National Rochdale Structured Claims
Fixed Income Fund, LLC

Annual Report

September 30, 2015

TABLE OF CONTENTS	Page

Report of Independent Registered Public Accounting Firm	1
Financial Statements

Statement of Net Assets	2
Statement of Operations	3
Statement of Changes in Members' Capital	4
Statement of Cash Flows	5
Notes to Financial Statements	6 - 13
Financial Highlights	14
Investment Breakdown	15

Manager and Officer Information

Additional Information

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members of
City National Rochdale Structured Claims Fixed Income Fund, LLC

We have audited the accompanying statement of net assets of City National Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”) as of September 30, 2015, and the related statements of operations and cash flows, changes in members’ capital and financial highlights for the year then ended.  The financial statements and financial highlights are the responsibility of the Fund’s management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.  The statement of changes in members’ capital for the year ended September 30, 2014 and the financial highlights for the years ended September 30, 2014 and 2013 were audited by other auditors whose report dated November 26, 2014 expressed an unqualified opinion on that statement of changes in members’ capital and those financial highlights.  The financial highlights for the years ended September 30, 2012 and 2011 were audited by other auditors whose report dated November 29, 2012 expressed an unqualified opinion on those highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  Our procedures included confirmation of investments as of September 30, 2015 by correspondence with the custodian.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of City National Rochdale Structured Claims Fixed Income Fund, LLC as of September 30, 2015, and the results of its operations, its cash flows, the statement of changes in members’ capital and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Philadelphia, Pennsylvania
November 24, 2015

1

City National Rochdale Structured Claims Fixed Income Fund, LLC

STATEMENT OF NET ASSETS

September 30, 2015

ASSETS:

Investments in Securities: 100.9%

Promissory Note: 99.3%
Crescit Eundo Finance I, LLC Note, 8.10%, Series 2009-A,	$29,671,556
due February 15, 2040; (1) (2) at fair value (cost $28,416,656)

Short-Term Investments: 1.6%
First American Government Obligations Fund, 0.01% (3) (cost $466,598)	466,598

Total Investments in Securities (cost $28,883,254) (4)	30,138,154

Interest receivable	102,303
Prepaid expenses	2,649
Total assets	30,243,106

LIABILITIES:

Distribution payable	306,720
Payable to Adviser	12,518
Payable to directors	500
Accrued expenses and other liabilities	63,434
Total liabilities	383,172

NET ASSETS	$29,859,934

ANALYSIS OF NET ASSETS

Paid in Capital	28,605,034
Unrealized Appreciation	1,254,900

TOTAL MEMBERS' CAPITAL	$29,859,934

Capital Units outstanding
(Unlimited number of Units authorized, no par value)	39,004

Net asset value price per Unit (net assets/Units outstanding)	$765.56

(1)	Illiquid restricted security.
(2)	Fair valued by Valuation Committee as delegated by the Fund's Board of Managers.
(3)	7-day yield.
(4)	Tax cost of investments is the same.

The accompanying notes are an integral part of these financial statements.

2

City National Rochdale Structured Claims Fixed Income Fund, LLC

STATEMENT OF OPERATIONS

For the Year Ended September 30, 2015

INVESTMENT INCOME:

Interest Income	$2,386,209

EXPENSES:

Advisory fees	77,638
Affiliated service fees	77,638
Fund accounting and fund administration fees	77,249
Legal fees	83,140
Audit and tax fees	50,674
Board of managers fees	2,852
Insurance expense	2,064
Custody fees	3,000
Other	3,149

Total Expenses	377,404

Net Investment Income	2,008,805

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS

Net change to fair value of promissory note	(161,283)

Net Increase in Members' Capital Resulting From Operations	$1,847,522

The accompanying notes are an integral part of these financial statements.

3

City National Rochdale Structured Claims Fixed Income Fund, LLC

STATEMENT OF CHANGES IN MEMBERS' CAPITAL

	Year Ended	Year Ended
	September 30, 2015	September 30, 2014

FROM OPERATIONS

Net investment income	$2,008,805	$2,230,128

Net change in fair value of promissory note	(161,283)	(174,638)

Net Increase in Members' Capital Resulting From Operations	1,847,522	2,055,490

DISTRIBUTIONS TO SHAREHOLDERS

From net investment income	(2,005,558)	(2,190,349)

From return of capital	(2,246,254)	(3,019,959)

Total Distributions to Members	(4,251,812)	(5,210,308)

Net Decrease in Members' Capital	(2,404,290)	(3,154,818)

MEMBERS' CAPITAL

Beginning of year	32,264,224	35,419,042

End of year	$29,859,934	$32,264,224

The accompanying notes are an integral part of these financial statements.

4

City National Rochdale Structured Claims Fixed Income Fund, LLC

STATEMENT OF CASH FLOWS

For the Year Ended September 30, 2015

CASH FLOW FROM OPERATING ACTIVITIES

Net increase in members' capital resulting from operations	$1,847,522

Adjustments to reconcile net increase in members' capital resulting from operations to net cash provided by operating activities:

Net change in fair value of promissory note	161,283
Principal repayment of note receivable	2,246,254
Purchases of money market investments	(5,151,893)
Redemptions of money market investments	5,300,191

Change in operating assets and liabilities:

Interest receivable	8,086
Prepaid expenses	(1,185)
Payable to member	(150,000)
Payable to Adviser	(1,004)
Payable to directors	(75)
Accrued expenses and other liabilities	18,787

Net cash provided by operating activities	4,277,966

CASH FLOWS FROM FINANCING ACTIVITIES

Distributions	(4,277,966)

Net cash used in financing activities	(4,277,966)

Net change in cash and cash equivalents	-

CASH AND CASH EQUIVALENTS

Beginning of year	-

End of year	$-

Supplemental disclosure of non cash financing activities:

Decrease in distributions payable	26,154

The accompanying notes are an integral part of these financial statements.

5

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

1.	Organization

City National Rochdale Structured Claims Fixed Income Fund, LLC (the "Fund") is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified, management investment company. The Fund’s investment objective is to seek a steady level of current income with low volatility through investment in promissory notes secured by interests in receivables from insurance companies related to structured settlements.

The Fund’s Board of Managers (the “Board”) is responsible for the Fund’s management, including supervision of the duties performed by City National Rochdale LLC, which serves as investment adviser (the “Adviser” of the Fund).

Each Shareholder (“Member”) must certify that they are a qualified investor or “accredited investor” under Federal securities law and subscribe for a minimum initial investment in the Fund of $25,000. Brokers selling units may establish higher minimum investment requirements than the Fund and may independently charge transaction fees and additional amounts in return for their services in addition to receiving a portion of the sales charge. The Fund is an illiquid investment and no Member will have the right to require the Fund to redeem its units. The fund commenced operations on February 24, 2010. The existence of the Fund is not expected to be perpetual, but will instead be self-liquidating over time or sold, with an expected life of between seven and fifteen years from inception.

2.	Significant Accounting Policies

The following accounting policies are in accordance with accounting principles generally accepted in the United States and are consistently followed by the Fund as an investment company.

Security Valuation

All investments are carried at fair value. The Fund invested substantially all of its investable assets in the 8.10% Fixed Rate Note, Series 2009-A, which is represented by one certificate (“Note”) issued by a special purpose entity, Crescit Eundo Finance I, LLC. The equity in Crescit Eundo Finance I, LLC is held by non-affiliated party. The Board has delegated fair value determinations to the Adviser. The Adviser has formed an internal Fair Value Committee (the “Committee”) to monitor and implement the fair valuation process with respect to the Fund.

6

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

Market quotations are not readily available for the Note. The Note is issued by a Special Purpose Entity, which holds interests in a trust that owns a pool of receivables from various insurance companies (the “Annuity Providers”). The receivables are based on and secured by rights to payments pursuant to underlying settlement agreements of legal claims. Except in certain instances of misrepresentations and warranties by the seller of the underlying settlement agreements, the Fund’s right to payment of the Note is secured by the Fund’s interests in the trust and right to receivable payments.

A discounted cash flow analysis is used to determine the fair value of the Note on a monthly basis. All future cash inflows are estimated and discounted to arrive at the Note’s fair value. The inputs into the discounted cash flow model are discussed below.

The cash flow to the Fund generated by the Note is estimated based on the cash flows projected by the Annuity Providers at the time the Notes were purchased by the Fund. The Committee will adjust such estimated cash flows, if necessary, based on the following types of information obtained by the Adviser:

- Information relating to the financial position of the Special Purpose Entity, the trust, and their affiliates.

- Information regarding the Annuity Providers (including the credit ratings of the Annuity Providers).

- Information regarding the cash flows underlying the settlement receivables from the Annuity Providers.

- The occurrence of any significant market or company specific event that may affect any of the foregoing or the structured settlement industry.

The discount rate used in the analysis is computed as the total of (i) the current Barclays Capital US Investment Grade Credit Insurance Index (yield-to-worst) (the “Barclays Index”), plus (ii) a liquidity premium adjustment, plus (iii) a credit adjustment.

The liquidity premium adjustment is a factor meant to reflect the discount from the Barclays Index rate that would be used by the market in determining the value of the receivable payments from the Annuity Providers in connection with the sale or liquidation of the receivable payments. Based on the historical experience, this factor will normally range from 2% to 4%. Upon acquisition of the Note, the initial liquidity premium adjustment was established at 2.25%. The 2.25% factor is adjusted monthly in the same proportion as the current level of the Barclays Index varies from 5.5%, which is the long-term average of the Barclays Index.

7

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

The credit adjustment is a factor meant to reflect the discount that would be used by the market in determining the value of the receivable payments that the Fund is entitled to receive based on the nature and structure of the underlying legal claim settlement agreements. As of September 30, 2015, the Committee has established the adjustment as 0.50%.

To the extent the receivables are not collected in a timely basis, or to the extent the trust is unable to secure collection, the Fund is exposed to credit risk from both the underlying insurance companies and the trust.

Cash and Cash Equivalents

Cash and cash equivalents are stated at face value and comprise cash on hand, deposits held on call with banks, and other short-term highly liquid investments that are readily convertible to cash and subject to an insignificant risk of change in value.

The fair value of the money market fund is the net asset value of the mutual fund investment which is calculated on a daily basis. The money market fund is registered and regulated by the SEC. The money market fund invests in government obligations, exclusively in short term U.S. government securities. The money market fund provides for daily liquidity.

Fair Value Measurements

The Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

8

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

The following is a summary of the inputs used to value the Fund’s investments at September 30, 2015:

Investment	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total
Note	$-	$-	$29,671,556	$29,671,556
Money Market Fund	466,598	-	-	466,598
	$466,598	$-	$29,671,556	$30,138,154

The Fund’s policy is to recognize transfers in and transfers out of each Level as of the beginning of the year. There were no transfers in or out of Level 1, Level 2 or Level 3 of the fair value hierarchy during the reporting period, as compared to their classification from the most recent annual report.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using significant unobservable inputs (Level 3) during the year ended September 30, 2015:

Investment in Note
Balance, September 30, 2014:	$32,079,093

Realized gain/(loss)	-
Change in unrealized fair value	(161,283)
Purchases	-
Principal paydowns	(2,246,254)

Balance, September 30, 2015	$29,671,556

The change in unrealized loss in 2015 related to Level 3 investments still held as of September 30, 2015 amounted to $(161,283).

9

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

Quantitative Information about Level 3 Fair Value Measurements held in the Fund:

Investment Description	Fair Value at September 30, 2015	Valuation Technique	Unobservable Input	Value
Promissory Note	$29,671,556	Discounted Cash Flow	Discount Rate	7.52%

An increase in the discount rate used would result in a lower fair value measurement.

Restricted securities include securities that have not been registered under the Securities Act of 1933, as amended, and securities that are subject to restrictions on resale. The Fund may invest in restricted securities that are consistent with the Fund’s investment objective and investment strategies. In some cases, the issuer of restricted securities has agreed to register such securities for resale, at the issuer’s expense either upon demand by the Fund or in connection with another registered offering of the securities. Investments in restricted securities are valued at fair value as determined in good faith in accordance with procedures adopted by the Board. It is possible that the estimated value may differ significantly from the amount that might ultimately be realized in the near term, and the difference could be material. At September 30, 2015, the Fund was invested in one restricted security: Crescit Eundo Finance I, LLC Note fair valued at $29,671,556 constituting 99.3% of the Fund’s net assets, acquired February 24, 2010 with a cost basis as of September 30, 2015 of $28,416,656.

Investment Risk Factors

Credit Risk: Credit risk is the risk an issuer will be unable to make principal and interest payments when due, or will default on its obligations.

Interest Rate Risk: Interest risk refers to the fluctuations in value of fixed-income securities resulting from the relationship between market price and yield. An increase in interest rates will tend to reduce the market value of previously issued fixed income investments.

Liquidity Risk: Liquidity risk refers to the risk that an investment cannot be bought or sold quickly enough to prevent or minimize loss to the Fund due to the lack of an active market.

Investment Income Recognition

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Realized and unrealized gains and losses are included in the determination of income.

10

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

Fund Expenses

The Fund bears expenses incurred in its business. The expenses of the Fund include, but are not limited to, the following: management fees, legal fees; accounting and auditing fees; custody fees; costs of computing the Fund’s net asset value; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ and Board meetings; Member record keeping and Member account services, fees, and disbursements; insurance premiums; fees for investor services and other types of expenses as may be approved from time to time by the Board.

Federal Income Taxes

The Fund’s tax year end is December 31. The Fund intends to be treated as a partnership for U.S. Federal income tax purposes. Each Member is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss. Therefore, no federal income tax provision is reflected in the accompanying financial statements.

The Fund has adopted accounting standards regarding recognition and measurement of tax positions taken or expected to be taken on a tax return. The Fund recognizes the effect of tax positions when they are more likely than not of being sustained. The Fund has concluded that there is no impact on the Fund’s net assets or results of operations and no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken on its tax returns. These standards require the Fund to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions. During the year ended September 30, 2015, distributions in the amount of $2,005,558 and $2,246,254 were, for tax purposes, ordinary income and return of capital, respectively.

Subsequent Events

The Fund has adopted financial reporting rules regarding subsequent events which require an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the statement of net assets. On November 2, 2015, the Royal Bank of Canada completed its acquisition of City National Bank, the parent company of City National Rochdale, LLC.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

11

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

3.  Investment Management

The Fund has an investment management agreement with City National Rochdale. The Adviser is responsible for providing investment advisory management, certain administrative services and conducts relations with the service providers to the Fund.

The Fund will pay the Adviser an investment management fee at an annual rate equal to 0.25% of the Fund’s month-end net assets. The investment management fee is accrued and paid monthly.

4.  Expense Reimbursement

The Adviser has contractually agreed to waive and/or reimburse the Fund’s expenses to the extent needed to limit the Fund’s annual operating expenses to 1.40% of net assets. To the extent that the Adviser reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. The Fund will make no such payment, however, if its total annual operating expenses exceed the expense limit in effect at the time the expenses were reimbursed or at the time these payments are proposed. At September 30, 2015, there were no outstanding amounts subject to recoupment by the Adviser.

5.  Shareholder Servicing Arrangement

The Fund pays a shareholder servicing fee to the Adviser (or its affiliates) at an annual rate of 0.25% of the Fund’s month-end net assets, including assets attributable to the Adviser (or its affiliates). Services provided include, but are not limited to, handling Member inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; and assisting in the maintenance of Fund records containing Member information.

6.  Distribution to Members

The Fund intends to make distributions to Members on a monthly basis in aggregate amounts representing substantially all of its net investment income, if any, during the year. The Fund also intends to distribute monthly proceeds from any principal paydowns on the Note, which will be designated as a return of capital to Members. Although the Fund does not expect to realize long-term capital gains except under extraordinary circumstances (such as the sale of all or a substantial portion of the Note), if it does earn such gains, they will be paid out once each year (unless otherwise permitted by the 1940 Act). The Fund will make distributions only if authorized by the Board and declared by the Fund out of assets legally available for these distributions.

12

City National Rochdale Structured Claims Fixed Income Fund, LLC

Notes to Financial Statements

September 30, 2015

7.  Investment Transactions

For the year ended September 30, 2015, excluding short-term securities and U.S. Government securities, principal repayments on securities were $2,246,254. There were no purchases or sales of U.S. Government securities during the year ended September 30, 2015.

8.  Change of Independent Registered Public Accounting Firm

On August 27, 2015, the Board of Managers, based on the recommendations and approvals of the Fund’s Audit Committee, approved EisnerAmper LLP as the Fund’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

13

City National Rochdale Structured Claims Fixed Income Fund, LLC

Financial Highlights

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	September 30, 2015	September 30, 2014	September 30, 2013	September 30, 2012	September 30, 2011

Net Asset Value, beginning of year	$827.20	$908.08	$945.63	$969.09	$1,027.43

Income from investment operations:

Net investment income	51.50	57.18	62.98	64.64	66.86

Net unrealized gain/(loss) on	(4.13)	(4.47)	(7.29)	11.05	(10.51)
promissory note

Total from investment operations	47.37	52.71	55.69	75.69	56.35

Less Distributions:

From net investment income	(51.42)	(56.16)	(59.86)	(61.38)	(64.57)

From return on capital	(57.59)	(77.43)	(33.38)	(37.77)	(50.12)

Total distributions	(109.01)	(133.59)	(93.24)	(99.15)	(114.69)

Net asset value, end of year	$765.56	$827.20	$908.08	$945.63	$969.09

TOTAL RETURN - NET	6.12%	6.23%	6.20%	8.22%	5.75%

RATIOS/SUPPLEMENTAL DATA

Members' Capital, end of period ($000's)	$29,605	$32,264	$35,419	$36,883	$37,798

Portfolio Turnover	0.00%	0.00%	0.00%	0.00%	0.00%

Ratio of Net Investment Income
to Average Net Assets:	6.40%	6.60%	6.81%	6.75%	6.67%

Ratio of Gross Expenses
to Average Net Assets:	1.20%	1.11%	0.90%	0.99%	1.02%

Ratio of Net Expenses
to Average Net Assets:	1.20%	1.11%	0.90%	0.99%	1.12%

Total return is calculated for all Members taken as a whole.

The expense ratios are calculated for all Members taken as a whole.

The accompanying notes are an integral part of these financial statements.

14

City National Rochdale Structured Claims Fixed Income Fund, LLC

Investment Breakdown
(as a % of Total Investments)

September 30, 2015

The accompanying notes are an integral part of these financial statements.

15

MANAGERS AND OFFICERS OF THE FUND

The Managers of the Fund, who were elected by the shareholders of the Fund, are responsible for the overall management of the Fund, including, general supervision and review of the investment activities of the Fund. The Managers, in turn, elect the officers of the Fund, who are responsible for administering the day to day operations of the Fund. The current Managers and Officers, their affiliations and principal occupations for the past five years are set forth below. The Statement of Additional Information includes information about the Managers and is available, without charge, by calling 1-866-209-1967.

Independent Board Members

Name Address Age	Position with the Trust	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years	Number of Portfolios in Fund Complex(2) Overseen by Board Member	Other Directorships Held by Board Member
Irwin G. Barnet 570 Lexington Avenue New York, NY 10022 Age: 76	Trustee	Since 1999	Retired (May 2014 – present). Attorney and of counsel, Reed Smith LLP, a law firm (2009- April 2014). Partner, Reed Smith LLP (2003-2008). Attorney and principal, Crosby, Heafey, Roach & May P.C., a law firm (2000-2002). Attorney and principal, Sanders, Barnet, Goldman, Simons & Mosk, a law firm (1980-2000).	21	None
Daniel A. Hanwacker 570 Lexington Avenue New York, NY 10022 Age: 63	Trustee	Since 2013	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services) (2001- present). Managing Director - Asset Management, Putnam Lovell Securities (2000-2001). Co-Founding Partner, Constellation Financial Management, Co., LLC (1995- 2000).	21	Rochdale Investment Trust (2011- 2013)
Jon C. Hunt 570 Lexington Avenue New York, NY 10022 Age: 63	Trustee	Since 2013	Retired (March 2013 to present). Consultant to Management, Convergent Capital Management, LLC (“CCM”) (July 2012 to March 2013). Managing Director and Chief Operating Officer, CCM (1998 - June 2012).	21

Nuveen Commodities Asset Management, member of Independent Committee (February 2012 - present); Advisor’s Inner Circle Fund III (February 2014 – present); O’Connor EQUUS (May
2014- present) ; Winton Series Trust and Winton Diversified Opportunities Fund, Lead Independent Trustee (January 2015 - present)

Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Age: 71	Trustee	Since 2007	Retired (2007- present). President and Chief Executive Officer, City National Rochdale Funds (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996- 2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, City National Asset Management, Inc. (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, City National Asset Management, Inc. (2001-2006), and City National Securities, Inc. (1999-2006).	21	Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC (3)

Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Age: 71	Trustee	Since 2013	Financial Services Consultant (2005 - present). Executive Vice President, Bank of New York Broker-Dealer and Member of the Operating Committee (2002-2004). Weiss, Peck & Greer, Partner, Managing Director and Chair of the Operations Committee (1986-2001).	21	Lapolla Industries, Inc. (2007 – present); Rochdale Investment Trust (2011-2013)
James Wolford 570 Lexington Avenue New York, NY 10022 Age: 60	Trustee	Since 1999

Chief Executive Officer of Corinthian Development Company (December 2013 – present). President, Chief Operating Officer and Chief Financial Officer, Thompson National Properties (March 2011-December 2013). Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-March 2011). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).
				21	None

Interested Board Member

Andrew S Clare (4) 570 Lexington Avenue New York, NY 10022 Age: 69	Trustee	Since 2013	Attorney and partner, Loeb & Loeb LLP, a law firm (1972-present).	21	None

(1)	The Trustees serve for terms of office as follows:

Name of Trustee                                                           End of Term of Office
Irwin G. Barnet	December 31, 2015
Vernon C. Kozlen	December 31, 2018*
James Wolford	March 29, 2023
Andrew S. Clare	December 31, 2020*
Daniel A. Hanwacker	March 29, 2023
Jon C. Hunt	March 29, 2023
Jay C. Nadel	March 29, 2023

    * Subject to extension by the Board for up to two years.

(2)
“Fund complex” is defined as two or more registered investment companies that hold themselves out to investors as related companies or have a common investment adviser or affiliated investment advisers and in this case includes the following registered closed-end funds: City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International  Trade  Fixed Income Fund.

(3)
Convergent Wealth Advisors, LLC, which is under common control with CNB, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

(4)	Mr. Clare is an “interested person” of the Trust, as defined in the 1940 Act, by virtue of the provision of significant legal services by him and his law firm to CNB.

Officers of the Fund

Name Address Age	Position(s) with the Fund	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years
Garrett R. D’Alessandro City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 57	President and Chief Executive Officer	Since Inception	Chief Executive Officer, City National Rochdale (1986- present).
F. Michael Gozzillo City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 50	Vice President; Chief Compliance Officer (“CCO”); Anti-Money Laundering Officer & Identity Theft Program Officer	Since 2013

Senior Vice President & Chief Compliance Officer, City National Rochdale (2012-present). CCO, Symphonic Financial Advisers LLC (2013 to Present). CCO, City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund (2013-present). Director & Compliance Officer, TIAA-CREF  (2008-2012).  CCO,  TIAA-CREF
Life Insurance Co. Separate Accounts (2009- 2012).

Greg Francoeur City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 44	Treasurer and Chief Financial Officer	Since 2015	Senior Vice President, Segment Finance Manager, Wealth Management Segment, City National Bank (2009 – Present), Chief Financial Officer (Convergent Capital Management, (2003 – 2009)
Mitchell Cepler City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 32	Assistant Treasurer and Deputy Chief Financial Officer	Since 2015	Group Finance Manager, City National Rochdale (2011 – present). Manager, Financial Planning and Analysis, ESP Technologies Corporation (2008- 2011).
Kurt Hawkesworth City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 43	Secretary	Since 2010	Chief Operating Officer, City National Rochdale (2003-present).

(1)	Each officer serves until removed by the Board or the principal executive officer of the Trust, or until such officer resigns.

City National Rochdale Structured Claims Fixed Income Fund, LLC

Additional Information

Proxy Voting Policies and Procedures

You may obtain a description of the Fund’s proxy voting policies and procedures and information regarding how the Fund voted proxies relating to portfolio securities without charge, upon request, by contacting the Fund directly at 1-800-245-9888; or on the EDGAR Database on the SEC’s website at www.sec.gov.

Portfolio Holdings Disclosure

The Fund will file its complete schedule of portfolio holdings with the SEC at the end of the first and third fiscal quarters on Form N-Q within sixty days of the end of the quarter to which it relates.  The Fund’s Forms N-Q will be available on the SEC’s website at www.sec.gov, and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-202-942-8090.

BOARD APPROVAL OF ADVISORY AGREEMENT (UNAUDITED)

The Board of Managers of City National Rochdale Structured Claims Fixed Income Fund, LLC (the “Fund”) is comprised of seven Managers, six of whom are independent of the Fund’s investment adviser (the “Independent Managers”).  During the six months ended September 30, 2015, the Board and the Independent Managers approved renewal of the Fund’s advisory agreement (the “Agreement”) with City National Rochdale, LLC (the “Adviser”), as described below.

General Information

The following information summarizes the Board’s considerations associated with its review of the Agreement. In connection with its deliberations, the Board considered such information and factors as the Board members believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. As described below, the Board considered the nature, quality and extent of the various investment advisory and administrative services performed by the Adviser.  In considering these matters, the Independent Managers discussed the approval of the Agreement with management and in private sessions with their independent counsel at which no representatives of the Adviser were present.

The Board reviewed extensive materials regarding investment results of the Fund, advisory fee and expense comparisons, financial information, descriptions of various functions such as compliance monitoring and portfolio trading practices, and information about the personnel providing investment management and administrative services to the Fund. The Board also took into account information it received at its past meetings and meetings of its committees with respect to these matters.

In deciding to renew the Agreement, the Board and the Independent Managers did not identify a single factor as controlling and this summary does not describe all of the matters considered.  In addition, each Board member did not necessarily attribute the same weight to each matter.  However, the Board and the Independent Managers concluded that each of the various factors referred to below favored such approval.

Nature, Extent and Quality of Services

In reviewing the services provided by the Adviser, the Board considered a variety of matters, including the background, education and experience of the Adviser’s key portfolio management and operational personnel; its overall financial strength and stability; its resources and efforts to retain, attract and motivate capable personnel to serve the Fund; and the overall general quality and depth of its organization. The Board also took into account the experience, capability and integrity of the Adviser’s senior management; its investment philosophy and processes; its portfolio trading and soft dollar practices; its commitment to compliance with applicable laws and regulations and the systems in place to ensure compliance with those requirements; and its disaster recovery and contingency planning practices.  The Board found all of these matters to be satisfactory.

Investment Performance

The Board assessed the performance of the Fund compared with its benchmark index for the one- and three-year and since inception periods ended June 30, 2015.   The Board observed that the Fund outperformed the Barclays Intermediate Aggregate Bond Index plus 300 basis points for each period.  The Board concluded that the Adviser continued to provide satisfactory management and oversight services to the Fund.

Advisory Fees and Fund Expenses

The Board reviewed information regarding the advisory fees charged by the Adviser to the Fund and the total expenses of the Fund (as a percentage of its average annual net assets).  The Board noted that it was difficult to gather a peer group for comparison due to the unique investment strategy of the Fund and lack of public information regarding the Fund’s competitors.  The Board reviewed fee and expense information from samples of closed-end funds and private funds with alternative investment strategies compiled by U.S. Bancorp Fund Services, LLC, the Fund’s administrator, in consultation with the Adviser, using data from Morningstar, Inc.

The Board observed that the investment advisory fees paid by the Fund were significantly lower than the median advisory fee of a sample of 449 peer alternative funds.  The Board noted that the Adviser does not manage assets of any other clients using the same strategies as those used by the Fund and therefore it could not compare the fees charged by the Adviser to the Fund to those charged to its other clients.  The Board considered that the total expense ratio of the Fund was below the median total expenses of 18 peer funds that voluntarily report their total expense ratios.  The Board concluded that the advisory fee charged by the Adviser to the Fund was fair and reasonable, and the total expenses of the Fund continued to be reasonable.

Profitability, Benefits to the Adviser and Economies of Scale

The Board considered information prepared by the Adviser relating to its costs and profits with respect to the Fund, noting that the Adviser was waiving a portion of its fees with respect to the Fund pursuant to a reimbursement agreement.  The Board determined that the level of profitability was reasonable. The Board also considered the benefits received by the Adviser and its affiliates as a result of the Adviser’s relationship with the Fund, including investment advisory fees paid to the Adviser; fees paid to the Adviser’s affiliate, RIM Securities, LLC, for providing distribution services to the Fund; benefits to the Adviser’s general wealth management business as a result of the availability of the Fund to its customers; and the intangible benefits of the Adviser’s association with the Fund. The Board noted the Adviser’s representation that no significant economies of scale with respect to the Fund had been realized in the last year. The Board also noted that although there were no advisory fee breakpoints, based on the Adviser’s operations significant economies of scale were not likely to be realized until the asset levels of the Fund were significantly higher than its current levels.

Conclusions

Based on their review, including their consideration of each of the factors referred to above, the Board and the Independent Managers concluded that the compensation payable to the Adviser with respect to the Fund pursuant to the Agreement is fair and reasonable in light of the nature and quality of the services being provided by the Adviser to the Fund and its shareholders, and that renewal of the Agreement was in the best interest of the Fund and its shareholders.

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

PART C

Responses to Items 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)	Financial Statements:

Included in Part A: None

Included in Part B:

(i) Report of Independent Registered Public Accounting Firm, dated November 24, 2015;

(ii) Financial Statements for the fiscal year ending September 30, 2015; and

(iii) Notes to Financial Statements

(2)	Exhibits:

	(a)(1)	Certificate of Formation of Limited Liability Company for the Registrant (1)

	(a)(2)	Certificate of Amendment of the Certificate of Formation of the Registrant (1)

	(a)(3)	Certificate of Amendment of the Certificate of Formation of the Registrant

	(a)(4)	Form of Second Amended and Restated Limited Liability Company Operating Agreement (2)

	(a)(5)	Form of Amendment to Second Amended and Restated Limited Liability Company Agreement (2)

	(b)	Not applicable

	(c)	Not applicable

	(d)	See Item 25(2)(a)(4)

	(e)	Not applicable

	(f)	Not applicable

	(g)	Investment Advisory Agreement between the Advisor and the Registrant

	(h)(1)	Distribution Agreement between the Distributor and the Registrant

	(h)(2)	Form of Selling Dealer Agreement (1)

	(i)	Not applicable

	(j)(1)	Custody Agreement between the Custodian and the Registrant

	(j)(2)	Escrow Agreement between the Custodian and the Distributor

	(k)(1)	Administration Agreement between Administrator and the Registrant

i

(k)(2)	Services Agreement between Advisor and the Registrant

(k)(3)	Reimbursement Agreement between the Advisor and the Registrant

(k)(4)	Form of Note Purchase Agreement (3)

(k)(6)	Form of Note (3)

(k)(7)	Form of SUBI Certificate Pledge Agreement (3)

(l)	Not applicable

(m)	None

(n)	Not applicable

(o)	Not applicable

(p)	Purchase Agreement for Initial Capital between the Advisor and the Registrant (1)

(q)	Not applicable

(r)(1)	Code of Ethics of the Registrant, the Advisor and the Distributor

(1)	Previously included as an exhibit to the Registrant’s initial filing of its Registration Statement on Form N-2 (1940 Act File No. 811-22358), filed on November 27, 2009.

(2)	Included as Appendix A to the Offering Memorandum, which is in Part A of this Registration Statement.

(3)	Previously included as an exhibit to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (1940 Act File No. 811-22358), filed on February 24, 2010.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of October 31, 2015, the Registrant had the following number of record owners of Units:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
Units of Limited Liability Company Interest	177

ITEM 30. INDEMNIFICATION

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering City National Rochdale, LLC, its affiliates, and all of the registered investment companies advised by City National Rochdale, LLC was obtained to insure the Registrant’s Managers and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties.  Article III, Section 3.7 of the Registrant’s Operating Agreement states as follows:

(a)
To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify the Initial Manager, each Manager and the Tax Matters Member and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Initial Manager, Manager, or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Initial Manager, a Manager, or the Tax Matters Member, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)
Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking; or (iii) a majority of the Managers (excluding any Manager who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)
As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of the Fund by vote of a majority of the Managers (excluding any Manager who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office; or (ii) the Managers secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)
Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)
An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)	The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

The Registrant and each Manager of the Registrant have also entered into an indemnification agreement which generally provides that the Registrant shall, with certain exceptions, indemnify each Manager against all liability and expenses reasonably incurred or paid by the Manager in connection with any proceeding in which the Manager is involved by virtue of being a Manager of the Registrant.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

a. City National Rochdale, LLC (the “ Advisor”), a registered investment adviser, serve as investment adviser to CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC and as investment adviser to other registered investment companies and other institutional and privately managed accounts.

b. Business and other connections of the directors and officers of the Advisor are set forth below.

NAME AND CURRENT POSITION WITH THE ADVISOR	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS

Garrett R. D’Alessandro Chief Executive Officer	[See “Management of the Fund” in the Statement of Additional Information.]

Kurt Hawkesworth Chief Operating Officer	[See “Management of the Fund” in the Statement of Additional Information.]

Greg Francoeur Chief Financial Officer, City National Corporation Wealth Management Segment	[See “Management of the Fund” in the Statement of Additional Information.]

F. Michael Gozzillo Senior Vice President & Chief Compliance Officer	[See “Management of the Fund” in the Statement of Additional Information.]

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

1.
City National Rochdale, LLC formerly (Rochdale Investment Management LLC), 570 Lexington Avenue, New York, New York 10022-6837 (records relating to its function as investment advisor and service provider, the Registrant’s Operating Agreement and Minute Books).

2.	RIM Securities LLC, 570 Lexington Avenue, New York, New York 10022-6837 (records relating to its function as principal underwriter and placement agent of the Registrant’s Units).
3.	U. S. Bancorp Fund Services, LLC, 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (records relating to its function as administrator and transfer agent).
4.	U. S. Bank, N.A., 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (records relating to its function as custodian and escrow agent).

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

v

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 18th day of December, 2015.

CITY NATIONAL ROCHDALE STRUCTURED CLAIMS FIXED INCOME FUND, LLC

By:	/s/ Garrett D’Alessandro
Name: Garrett D’Alessandro Title: President & Chief Executive Officer

EXHIBIT LIST

(a)(3)     Certificate of Amendment of the Certificate of Formation of the Registrant

(a)(4)     [See Appendix A of the Offering Memorandum which is included as Part A of this Registration Statement.]

(a)(5)     [See Appendix A of the Offering Memorandum which is included as Part A of this Registration Statement.]

(d)          [See Appendix A of the Offering Memorandum which is included as Part A of this Registration Statement.]

(g)          Investment Advisory Agreement between the Advisor and the Registrant

(h)(1)     Distribution Agreement between the Distributor and the Registrant

(j)(1)      Custody Agreement between the Custodian and the Registrant

(j)(2)      Escrow Agreement between the Custodian and the Distributor

(k)(1)     Administration Agreement between Administrator and the Registrant

(k)(2)     Services Agreement between Advisor and the Registrant

(k)(3)     Reimbursement Agreement between Adviser and the Registrant

(r)(1)      Code of Ethics of the Registrant, the Advisor and the Distributor